                                                                 EXHIBIT 10.23

                                  PARK 'N VIEW

                            STOCK PURCHASE AGREEMENT

               SERIES B 7% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                          DATED AS OF NOVEMBER 13, 1996


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                                TABLE OF CONTENTS


                                                                                                               PAGE


1.   DEFINITIONS..................................................................................................1

2.   AUTHORIZATION AND FORM OF SERIES B STOCK; CLOSING............................................................7
         2.1      Authorization of Series B Stock.................................................................7
         2.2      Closing; Payment................................................................................7
3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................................8
         3.1      Organization and Qualification of the Company...................................................8
         3.2      Capital Stock...................................................................................8
         3.3      Title to Assets; Encumbrances..................................................................10
         3.4      Outstanding Debt...............................................................................10
         3.5      Litigation, Etc................................................................................10
         3.6      Contracts and Commitments......................................................................10
         3.7      Company Authorizations.........................................................................11
         3.8      Compliance with Law; Permits...................................................................11
         3.9      Full Disclosure................................................................................12
         3.10     Required Approvals; No Conflict................................................................12
         3.11     Benefit Plans..................................................................................13
         3.12     Labor Relations................................................................................14
         3.13     No Broker or Finder............................................................................14
         3.14     Dividends......................................................................................15
         3.15     No Obligation to Purchase......................................................................15
         3.16     Other Offerings: Registration Exemptions.......................................................15
         3.17     Illegal Payments...............................................................................15
         3.18     Related Party Transactions.....................................................................15
         3.19     Financial Statements; Liabilities..............................................................16
         3.20     Absence of Specified Changes...................................................................16
         3.21     Taxes..........................................................................................18
         3.22     Proprietary Rights.............................................................................19
         3.23     Insurance......................................................................................20
         3.24     Environmental..................................................................................20
         3.25     Minute Books...................................................................................21
4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTORS.......................................................21
         4.1      Investment Intent, Etc.........................................................................21
         4.2      Sophistication, Financial Strength, Access, Etc................................................21
         4.3      No Broker or Finder............................................................................21
         4.4      Authorization..................................................................................21
         4.5      Binding Effect.................................................................................22
5.  CONDITIONS TO OBLIGATIONS OF INVESTORS.......................................................................22
         5.1      Representations and Warranties True at Closing: Non Occurrence of Default......................22
         5.2      No Injunction..................................................................................22
         5.3      Litigation.....................................................................................22
         5.4      Regulatory Approvals...........................................................................23
         5.5      Other Consents.................................................................................23
         5.6      Good Standing Certificates.....................................................................23
         5.7      Secretary's Certificate........................................................................23
         5.8      Resolutions....................................................................................23
         5.9      Compliance Evidence............................................................................24



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
         5.10     Certificate of Designation.....................................................................24
         5.11     Charter Amendment..............................................................................24
         5.12     Series A Amendment.............................................................................24
         5.13     Securities Restriction Agreement...............................................................24
         5.14     Registration Rights Agreement..................................................................24
         5.15     Amended Securityholders' Agreement and Exchange Agreement......................................24
         5.16     By Laws Amendment..............................................................................25
         5.17     Opinion of Counsel.............................................................................25
         5.18     Board Composition..............................................................................25
         5.19     Proceedings Satisfactory.......................................................................25
6.   CONDITIONS TO THE COMPANY'S OBLIGATIONS.....................................................................25
         6.1      No Injunction..................................................................................25
         6.2      Representations, Warranties and Agreements.....................................................25
         6.3      Purchase Price.................................................................................25
7.  COVENANTS OF THE COMPANY.....................................................................................26
         7.1      Payment of Taxes: Corporate Existence and Licenses; Maintenance of Properties/Assets.  ........26
         7.2      Payment of Indebtedness, Etc...................................................................26
         7.3      Financial Statements and Information...........................................................27
         7.4      Discussion and Inspection Rights; Attendance at Board Meetings.................................29
         7.5      Tax Treatment of Dividends.....................................................................30
         7.6      Notice of Claimed Default or Deficiency........................................................31
         7.7      Blue Sky.......................................................................................31
         7.8      Compliance with Laws.  ........................................................................31
         7.9      Filing of Commission Reports...................................................................31
         7.10     Transactions with Affiliates...................................................................31
         7.11     Subsidiaries...................................................................................31
         7.12     Expenditures...................................................................................32
         7.13     No Registration Rights to Others...............................................................32
         7.14     Use of Proceeds................................................................................32
         7.15     Restrictions on Employee Stock.................................................................32
         7.16     Confidentiality................................................................................32
         7.17     Small Business Information.....................................................................32
         7.18     Reservation of Common Stock....................................................................32
         7.19     Publicity......................................................................................33
8.  TRANSFER OF SECURITIES.......................................................................................33
         8.1      Restrictive Legends............................................................................33
         8.2      Notice of Proposed Transfer....................................................................34
         8.3      Termination of Restrictions....................................................................34
         8.4      Compliance with Rule 144 and Rule 144A.........................................................35
         8.5      Non Applicability of Restrictions on Transfer..................................................35
9.  MISCELLANEOUS................................................................................................35
         9.1      Brokers; Indemnification.......................................................................35
         9.2      Stamp Tax and Delivery Costs...................................................................36
         9.3      Place of Payment...............................................................................36
         9.4      Amendment and Waiver...........................................................................36
         9.5      Lost, Etc. Securities..........................................................................36
         9.6      Representations, Warranties and Covenants to Survive...........................................37
         9.7      Severability...................................................................................37
         9.8      Investigation of the Company...................................................................37
         9.9      Successors and Assigns.........................................................................37
         9.10     Notices........................................................................................38
         9.11     Governing Law..................................................................................38


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
         9.12     Counterparts...................................................................................38
         9.13     Reproduction of Documents......................................................................38
         9.14     Affiliates; Transfers..........................................................................38
         9.15     Table of Contents; Headings....................................................................39
         9.16     Indemnification................................................................................39
         9.17     Expenses.......................................................................................39
         9.18     Entire Agreement; Exhibits and Schedules.......................................................40
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                             EXHIBITS AND SCHEDULES

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Exhibits          Description
--------          ------------
A                 Form of Certificate of Designation
B                 Form of Charter Amendment
C                 Form of Series A Amendment
D                 Form of Securities Restriction Agreement
E                 Form of Registration Rights Agreement
F                 Form of Amended Securityholders' Agreement and Exchange Agreement
G                 Form of Amended By-Laws
H                 Form of Legal Opinion of Petree Stockton, L.L.P.
I                 Financial Statements

Schedules         Description
---------         -----------

2.2(a)            Series B Stock Investment
2.2(b)            Aggregate Shares Received
3.2(a)            Common Stock (Existing Investors)
3.2(b)            Options; Preemptive, Registration and Similar Rights
3.2(c)            Series A Stock (Existing Investors)
3.3               Title to Assets; Encumbrances
3.4               Outstanding Debt
3.6(a)            Contracts
3.6(b)            Truck Stop Agreements
3.8(b)            Permits
3.11              Benefit Plans
3.12              Labor Relations
3.13              No Broker or Finder - Company
3.15              No Obligation to Purchase
3.19              Financial Statements
3.20              Absence of Specified Changes
3.21              Taxes
3.22              Proprietary Rights
3.23              Insurance
4.3               Broker or Finder - Investors



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                               PARK `N VIEW, INC.
                            STOCK PURCHASE AGREEMENT
               SERIES B 7% CUMULATIVE CONVERTIBLE PREFERRED STOCK


                                                         As of November 13, 1996

To The Purchasers
Named in Schedule 2.2(b) Hereto
and appearing on the
signature pages hereto
(collectively referred to herein
as "Investors"; individually, an "Investor")
Executing Their Acceptance Hereof

Gentlemen:

         Park `N View, Inc. hereby confirms its agreement with each of the Investors as follows:

                                 1. DEFINITIONS

         "Affiliate" shall mean any entity controlling, controlled by or under common control with a designated Person. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act. With respect to any Person that is a limited partnership, Affiliate shall also mean any general or limited partner of such limited partnership, or any Person which is a general partner in a general or limited partnership which is a general partner of such limited partnership.

         "Agreement" shall mean, and the words "herein," "hereof," "hereunder" and words of similar import shall refer to this Agreement and any amendment or supplement hereto.

         "Amended By-Laws" shall have the meaning set forth in Section 5.16 hereof.

         "Amended Securityholders' Agreement and Exchange Agreement" shall have the meaning set forth in Section 5.15 hereof.

         "Annual Budget" shall have the meaning set forth in Section 7.3(d) hereof.

         "Assets" shall mean any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

         "Balance Sheet" shall have the meaning set forth in Section 3.19 hereof.

         "Board" shall mean the Board of Directors of the Company.

         "By-Laws" shall have the meaning set forth in Section 3.2 hereof.

         "Certificate of Designation" shall have the meaning set forth in
Section 2.1 hereof.

         "Charter" shall have the meaning set forth in Section 3.2 hereof.

         "Charter Amendment" shall have the meaning set forth in Section 3.2 hereof.

         "Closing" shall have the meaning set forth in Section 2.2 hereof.

         "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Code, together with all rules and regulations promulgated thereunder.

         "Common Stock" shall mean the Company's common stock, $.001 par value, and any Stock into which such Common Stock may hereafter be converted.

         "Company" shall mean Park 'N View, Inc., a Delaware corporation, and all predecessor and successor corporations thereof.

         "Consolidated" shall mean, with respect to the Company, financial statements of the Company including the results of its operations at each truckstop, consolidated in accordance with generally accepted accounting principles consistently applied, whether or not ordinarily consolidated by the Company.

         "Covered Person" shall have the meaning set forth in Section 9.16 hereof.

         "Dividends Received Deduction" shall have the meaning set forth in
Section 7.5 hereof.

         "Environmental Laws" shall mean any applicable federal, state, local or foreign laws, statutes, rules, regulations, orders, consent decrees, judgments, permits or licenses, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including, without limitation, such applicable laws, statutes, rules, regulations, orders, consent decrees, judgments, permits or licenses relating to (a) solid waste and/or Hazardous Materials generation, handling, transportation, use, treatment, storage or disposal, (b) air, water, and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the manufacture, generation, processing, handling, distribution, use, treatment, storage, transportation or release, emission or discharge into the environment of Hazardous Materials, (e) regulation of underground and above ground storage tanks, (f) the obtaining, sale, use, storage, disposal or testing of any medical waste.

         "ERISA" shall have the meaning set forth in Section 3.11(a) hereof.

         "Exchange" shall have the meaning set forth in Section 2.2(b) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

         "Existing Investors" shall mean the investors in the Company immediately preceding the Closing, which investors are listed on Schedule 3.2(a) attached hereto.

         "Financial Statements" shall have the meaning set forth in Section 3.19 hereof.

         "Hazardous Materials" shall mean any flammable or explosive materials, petroleum (including crude oil and its fractions), radioactive materials, hazardous wastes, toxic substances or related hazardous materials, chemicals, pollutants and contaminants, including, without limitation, polychlorinated biphenyls, friable asbestos, and any substances defined as, or included in the definition of toxic or hazardous substances, wastes, or materials under any federal or applicable state, local or foreign laws, ordinances, rules or regulations including Environmental Laws.

         "Holders" shall mean the Persons who shall from time to time, own, of record or beneficially, any Security. The term "Holder" shall mean any one of the Holders.

         "Indebtedness" shall mean the principal of (and premium, if any) and unpaid interest on (i) indebtedness which is for money borrowed from others;
(ii) indebtedness guaranteed, directly or indirectly, in any manner by the Company, or in effect guaranteed, directly or indirectly, by the Company through an agreement, contingent or otherwise, to supply funds to or in any manner invest in the debtor or to purchase indebtedness, or to purchase Assets or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring the owner of the indebtedness against loss; (iii) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon Assets owned by the Company, even if the Company has not in any manner become liable for the payment of such indebtedness; (iv) all indebtedness of the Company created or arising under any conditional sale, lease or other title retention agreement with respect to Assets acquired by the Company even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default are limited to repossession or sale of such Assets and provided, that obligations for the payment of rent under a lease of premises from which the business of the Company will be conducted shall not constitute Indebtedness; and (v) renewals, extensions and refunding of any such indebtedness.

         "IRS" shall mean the United States Internal Revenue Service or any successor to the functions of such agency.

         "Investment" shall have the meaning set forth in Section 2.4 hereof.

         "Investors" shall have the meaning set forth in the preamble hereof, subject to the provisions of Section 9.14 hereof. "Investor" shall mean any one of the Investors.

         "Losses" shall have the meaning set forth in Section 9.16 hereof.

         "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

         "Options" shall have the meaning set forth in Section 3.2(b) hereof.

         "PBGC" shall have the meaning set forth in Section 3.11(b) hereof.

         "Permits" shall have the meaning set forth in Section 3.8(b) hereof.

         "Person" shall mean an individual, a corporation, a partnership, a trust, a limited liability company, an unincorporated organization or a governmental organization or any agency or political subdivision thereof.

         "Plans" shall have the meaning set forth in Section 3.11(a) hereof.

         "Preferred Stock" shall mean the Series A Stock and the Series B Stock.

         "Qualifying Offering" shall mean that (i) the Company shall have consummated a firm commitment underwritten public offering of its Common Stock by a nationally recognized investment banking firm pursuant to an effective registration under the Securities Act covering the offering and sale of both primary and secondary shares of Common Stock which results in gross proceeds of at least $20,000,000, (ii) the Common Stock is listed on either NASDAQ, the New York Stock Exchange or the American Stock Exchange, and (iii) the price at which the Common Stock is sold in such offering is at least equal to an amount which
(x) is 200% of the then effective conversion price or (y) would represent, on an as converted basis, a compound annual rate of return of 35% on investment by the Investors in the Series B Stock.

         "Registrable Securities" shall mean any securities which constitute Registrable Securities pursuant to the Registration Rights Agreement.

         "Registration Rights Agreement" shall have the meaning set forth in
Section 5.14 hereof.

         "Registration Statement" shall mean any registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act, together with all amendments or supplements thereto.

         "Related Documents" shall mean the Certificate of Designation, the Charter Amendment, the Series A Amendment, the Securities Restriction Agreement, the Registration Rights Agreement and the Amended Securityholders' Agreement and Exchange Agreement.

         "Related Entities" shall mean with respect to any Person:

                  (a) if such Person is a limited or general partnership, any general partner of such partnership;

                  (b) if such Person is a corporation, any Person holding, directly or indirectly and alone or in the aggregate, not less than a majority in voting power of the voting securities in such corporation;

                  (c) if such Person is limited liability company, any managing members of such limited liability company;

                  (d) any corporation in which such Person and/or any of the Persons included as Related Entities pursuant to clause (a) of this definition hold, directly or indirectly and alone or in the aggregate, not less than a majority in voting power of the then outstanding voting securities; and

                  (e) any limited or general partnership or limited liability company in which such Person and/or any of the Persons included as Related Entities pursuant to clauses (a) to (d) of this definition is a general partner, and any other partnership or limited liability company in which any partnership or limited liability company included as a Related Entity pursuant to this clause (e) is a general partner.

         "Related Party" shall have the meaning set forth in Section 3.19 hereof.

         "Rule 144" shall have the meaning set forth in Section 8.3 hereof.

         "Rule 144A" shall have the meaning set forth in Section 8.2 hereof.

         "Securities" shall mean any debt or equity securities of the Company whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security.

         "Securities Act" shall mean the Securities Act of 1933, as amended, prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

         "Securities and Exchange Commission" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

         "Securities Restriction Agreement" shall have the meaning set forth in
Section 5.13 hereof.

         "Series A Amendment" shall have the meaning set forth in Section 3.2 hereof.

         "Series A Exchange" shall have the meaning set forth in Section 2.2(b) hereof.

         "Series A Stock" shall mean the Series A Preferred Stock, $.01 par value.

         "Series B Exchange" shall have the meaning set forth in Section 2.2(b) hereof.

         "Series B Stock" shall mean the Series B 7% Cumulative Convertible Preferred Stock, $.01 par value.

         "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participation in, corporate stock.

         "Subordinated Notes" shall mean those certain subordinated promissory notes currently outstanding and held by certain of the Existing Investors.

         "Subsidiary" shall mean any corporation more than 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

         "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, or local or domestic or foreign.

         "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

         "Truck Stop Agreements" shall have the meaning set forth in Section 3.6(b) hereof.

         "Voting Stock" as applied to the Stock of any corporation, shall mean Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Stock having such power only by reason of the happening of a contingency.

         2.       AUTHORIZATION AND FORM OF SERIES B STOCK; CLOSING

         2.1 Authorization of Series B Stock. The Company proposes to designate, authorize and create a series of its preferred stock, designated the Series B 7% Cumulative Convertible Preferred Stock, having a par value of $.01 per share (the "Series B Stock"), consisting of 1,372,370 shares and having the designation, powers, preferences and rights and the qualifications, limitations or restrictions thereof set forth in the certificate of designation with respect to such series (the "Certificate of Designation") in the form of Exhibit A attached hereto and made a part hereof.

         2.2      Closing; Payment.

                  (a) Series B Stock Investment. Subject to the terms and conditions of this Agreement, including without limitation the valid adoption by the Company of the Certificate of Designation and the filing thereof with the Secretary of State of Delaware, and upon the basis of the representations and warranties herein contained, the Company hereby agrees to sell to the Investors and issue to the Investors (or nominees thereof), and each of the Investors agrees to purchase from the Company, for the amount set forth to the right of such Investor's name under the heading "Series B Stock Investment" on Schedule 2.2(a) which is attached hereto and made a part hereof, the number of shares of Series B Stock set forth under the heading "Shares Purchased" at a purchase price of $10.93 per share. The Closing of the purchase and sale of shares of Series B Stock (the "Closing") shall take place at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022 at 10:00 a.m. (New York City time), following the satisfaction of the conditions set forth in Articles 5 and 6, on November 7, 1996 or at such other place, date and time as the parties may agree in writing (the "Closing Date"). Each Investor's investment (each, an "Investment"; collectively, the "Investment") shall be paid to the Company by wire transfer of funds against delivery of shares of Series B Stock to be purchased by such Investor at the Closing registered in such Investor's name or that of a nominee, as such Investor may direct.

                  (b) Stock Exchange; Aggregate Shares Received. In addition, simultaneously with the consummation of the Investment, certain of the Existing Investors shall exchange an aggregate of $3,000,000 principal amount of Subordinated Notes, plus all accrued but unpaid interest, for an aggregate of 318,065 shares of Series A Stock (the "Series A Exchange"), as set forth under the heading "Series A Shares - Exchange" on Schedule 2.2(b) attached hereto, pursuant to the Amended Securityholders' Agreement and Exchange Agreement attached hereto as Exhibit F. Pursuant to such Amended Securityholders' Agreement and Exchange Agreement, such Existing Investors also shall exchange an aggregate of $1,500,000 principal amount of Subordinated Notes and warrants to purchase 239,250 shares of Common Stock for an aggregate of 137,237 shares of Series B Stock (the "Series B Exchange"; together with the Series A Exchange, the "Exchange"), as set forth under the heading "Series B Shares - Exchange" on such
Schedule 2.2(b). The aggregate amount of shares of Series A Stock and Series B Stock to be received by each Investor as a result of the Investment and the Exchange is set forth to the right of each such Investor's name under the headings "Series A Shares - Exchange" and "Aggregate Series B Shares Received", respectively, on such Schedule 2.2(b).

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each of the Investors that, except as otherwise provided in this Article 3 or as set forth on the Schedules annexed hereto, as of the date hereof and for the period from the date hereof to and including the Closing Date:

         3.1 Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its Assets and to carry on its business as presently conducted and as currently contemplated, and to carry out the transactions contemplated by this Agreement and the Related Documents. The Company is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which the character of its Assets or the nature of its activities makes such qualification in such jurisdictions necessary. The Company has no Subsidiaries and does not own of record or beneficially any securities of any corporation or any instrument or investment in any partnership, association, joint venture, corporation, fund or business entity.

         3.2 Capital Stock. Subject to the valid filing of the Certificate of Designation with the Secretary of State of Delaware, the authorized capital stock of the Company immediately following the completion of the Investment will consist of 7,000,000 shares of Common Stock, 627,630 shares of Series A Stock and 1,372,370 shares of Series B Stock. Immediately following the completion of the Investment, there will be:

                  (a) 4,318,182 fully paid and non-assessable shares of Common Stock duly issued and outstanding, registered to the Existing Investors as set forth in Schedule 3.2(a) annexed hereto, and 1,624,260 shares of Common Stock duly authorized and reserved for issuance (i) in accordance with the provisions of this Agreement and (ii) upon exercise of the Options (as defined in clause (b) below);

                  (b) options (the "Options") to purchase 251,890 shares of Common Stock issued to employees of the Company pursuant to the Company's stock option plan as set forth on Schedule 3.2(b) annexed hereto.

                  (c) 388,065 fully paid and non assessable shares of Series A Stock duly issued and outstanding, registered to the Existing Investors as set forth on Schedule 3.2(c) annexed hereto.

                  (d) 1,372,370 fully paid and non-assessable shares of Series B Stock duly issued and outstanding, registered to Investors as set forth under the heading "Aggregate Series B Shares Received" on Schedule 2.2(b) annexed hereto.

                  Upon completion of the Investment no other Stock of the Company will be outstanding or authorized for issuance. The Series B Stock will have the designation, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, set forth in the Certificate of Designation, the form of which is attached hereto as Exhibit A, which will be filed with the Secretary of State of the State of Delaware on or prior to the Closing. The Company has duly reserved for issuance the shares of Common Stock initially issuable upon conversion of the Series B Stock. When paid for by, and issued to, the Investors, the Series B Stock will be duly and validly issued, fully paid and non assessable, and will be free and clear of any encumbrances, and except as set forth in this Agreement or the Related Documents, will not be subject to any restriction on use, voting or transfer; and the shares of Common Stock issuable to the Investors upon conversion of the Series B Stock, when issued in accordance with the Certificate of Designation, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any encumbrances and except as set forth in this Agreement or the Related Documents, will not be subject to any restriction on use, voting or transfer. No further approval or authorization of the stockholders or the directors of the Company, of any governmental body or of any other Person is required for the issuance and sale of the Series B Stock or the shares of Common Stock issuable on conversion thereof.

                  Except as disclosed herein or contemplated hereby or in the Related Documents, or as set forth on Schedule 3.2(b) annexed hereto, there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale, purchase, redemption, voting or transfer of any Security of the Company or any rights outstanding which permit or allow the holder thereof to cause the Company to file a registration statement or which permit or allow the holder thereof to include securities of the Company in a registration statement filed by the Company. Except as disclosed herein or contemplated hereby or in the Related Documents, or as set forth on Schedule 3.2(b) annexed hereto, there are no preemptive or other similar rights with respect to any Security. None of the outstanding Securities of the Company were issued in violation of the Securities Act, or the securities or blue sky laws of any state or other jurisdiction. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company has delivered to the Investors copies of the Company's Certificate of Incorporation, as amended (the "Charter") and By-laws (the "By-Laws"), as currently in effect.

                  In addition, (i) prior to the consummation of the Investment, the Company shall have filed (A) a Certificate of Amendment to the Charter increasing the authorized shares of

Common Stock (the "Charter Amendment"), the form of which is attached hereto as Exhibit B, and (B) a Certificate of Amendment to the Certificate of Designation relating to the Series A Stock modifying the terms of the Series A Stock so as to make it pari passu in right of payment with the Series B Stock (the "Series A Amendment"), the form of which is attached hereto as Exhibit C, and (ii) simultaneously with the consummation of the Investment, certain of the Existing Investors shall consummate the Exchange.

         3.3      Title to Assets; Encumbrances. Except as set forth on Schedule
3.3 annexed hereto, (a) the Company has good and valid title to all Assets that it purports to own and a valid leasehold interest in all properties that it has leased, and is in compliance with any such leases, (b) all Assets owned by the Company are owned free and clear of all encumbrances, except for security interests incurred in connection with the purchase of Assets (such security being limited to the Assets so acquired and securing the purchase price therefor) or which are listed on Schedule 3.3 annexed hereto, and (c) the Company is not a real property holding company within the meaning of Section 897 of the Code. All of the Assets owned or leased by the Company are in good operating condition and repair, subject to normal wear and tear; none of such Assets is in need of maintenance or repairs except for ordinary, routine maintenance and such Assets are suitable for and operating according to their intended use in accordance with industry standards.

         3.4 Outstanding Debt. Except as set forth on Schedule 3.4 annexed hereto, the Company is not a party to any indenture, agreement with respect to Indebtedness or other instrument with respect to Indebtedness, and has not issued any outstanding Indebtedness other than the Subordinated Notes; and immediately after the Closing, the Company will not have any Indebtedness.

         3.5 Litigation, Etc. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company which relate to the Company before any court or before any administrative agency or administrative officer, nor is there any litigation pending or, to the knowledge of the Company, threatened against the Company or against the principal executive management of the Company by reason of employment agreements, confidentiality agreements, noncompetition agreements or other agreements or arrangements. Neither the Company nor any of its Assets is subject to any judicial or administrative order, judgment or decree. The Company has no knowledge of any existing violations by the Company or the principal executive management of the Company of federal, state or local laws, regulations or orders.

         3.6      Contracts and Commitments.

                  (a) Contracts. Schedule 3.6(a) annexed hereto contains a true and complete and accurate list and a brief description of all contracts, agreements, understandings or other obligations (whether written or oral), other than the Truck Stop Agreements (which are set forth in subsection (b) below) and including the Company's form of membership contract and its contracts with telephone and cable systems, to which the Company is a party or by which any of its Assets and, with respect to the business of the Company, its employees or key consultants (including members of key personnel) are bound under which or pursuant to which the Company is obligated to make cash payments of, or to deliver products or render services with a value greater than $25,000 or receive cash payments of or receive products or services with a value greater than $25,000 or which are otherwise material to the Company. True, complete and correct copies of the same have been delivered by the Company to the Investors. All contracts, agreements, commitments, obligations and licenses to which the Company is a party are valid and binding agreements and are in full force and effect and enforceable in accordance with their terms; there are no existing defaults (or events which, with notice or lapse of time or both, would constitute a default) by the Company, or to the best of the Company's knowledge any other party, thereunder.

                  (b) Truck Stop Agreements. Schedule 3.6(b) annexed hereto contains a true and complete and accurate list and a brief description of all of the Company's truck stop agreements (the "Truck Stop Agreements"). All of the Truck Stop Agreements are valid and binding agreements and are in full force and effect; there are no existing defaults (or events which, with notice or lapse of time or both, would constitute a default) by the Company, or to the best of the Company's knowledge any other party, thereunder.

                  (c) General. Except as set forth on Schedule 3.6(a) or 3.6(b), (i) the Company is not a party to or bound by any agreement which limits the freedom of the Company to compete in any line of business and (ii) no consent of any Person to the contracts listed on Schedule 3.6(a) or 3.6(b) is required in connection with the execution, delivery and performance of this Agreement by the Company.

         3.7 Company Authorizations. This Agreement and the Related Documents have been duly authorized by the Company, and each such document constitutes or, when executed by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by equitable principles in any action (legal or equitable) or by public policy.

         3.8      Compliance with Law; Permits.

                  (a) Except for the filing with the Secretary of State of Delaware of the Certificate of Designation, the Charter Amendment and the Series A Amendment and filings pursuant to federal and state securities and blue sky laws (none of which securities or blue sky law filings are required to be made prior to the Closing), no approval or authorization of, or registration, qualification or filing with, any state regulatory body or any federal, state or municipal governmental authority in the United States or in any foreign country is required in connection with the execution, delivery or performance by the Company of this Agreement or the Related Documents or the issuance of the shares of Series B Stock or the performance by the

Company of its obligations under the Certificate of Designation, the Charter Amendment or the Series A Amendment.

                  (b) Except as set forth on Schedule 3.8(b) annexed hereto, the operations of the Company have been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all governmental bodies having jurisdiction over the Company. The Company has not received any notification of any asserted present or past failure to comply with any such laws, rules or regulations. The Company has all franchises, consents, licenses, permits, registrations, orders or approvals (collectively, "Permits") from governmental bodies required for the conduct of its business as currently conducted and as proposed to be conducted. All of the foregoing Permits are in full force and effect, and there exist no violations or breaches of any such Permits.

         3.9 Full Disclosure. Neither the representations and warranties of the Company contained in this Article 3, nor any other written statement, furnished by or on behalf of the Company to the Investors in connection with the negotiation of the issuance of the Series B Stock and the other transactions contemplated by this Agreement and the Related Documents, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained therein or herein, taken as a whole, not misleading; provided, however, that plans, projections, estimates and other information with respect to future results, activities and events, contained in any written document furnished by or on behalf of the Company are not facts and as to such matters the Company represents and warrants only that such information represents the Company's best efforts to plan, project and estimate, based upon current circumstances, such future results, activities and events and the good faith belief that such activities and events can be accomplished. There is no fact known to the Company which the Company has not disclosed to the Investors which materially adversely affects or, to the knowledge of the Company, could reasonably be expected to materially adversely affect the business, Assets, prospects, profits or condition, financial or otherwise, of the Company, or the ability of the Company to perform its obligations under this Agreement or the Related Documents.

         3.10 Required Approvals; No Conflict. Other than (i) the valid adoption by the Board of the resolutions embodied in the Certificate of Designation, the Charter Amendment and the Series A Amendment, (ii) the valid adoption by the Board of resolutions authorizing the execution and delivery by the Company of this Agreement and the Related Documents, (iii) the valid adoption by the stockholders of the Company of the Charter Amendment and the Amended By-Laws, (iv) the valid adoption by the holders of Series A Stock of the Series A Amendment and (v) the consent by holders of 66K% of the Series A Stock to the issuance of the Series B Stock, the consummation of the transactions contemplated hereby and thereby and the performance by the Company of its obligations hereunder and thereunder, no approval or consent is required by law or by the Charter or By-Laws or by any indenture, agreement or other instrument to which the Company is a party or otherwise bound or to which its Assets is subject, or by any Indebtedness of the Company, in connection with the issuance and sale or transfer of the Series B Stock to the Investors pursuant to this Agreement and the Related Documents, and the performance by the Company of its obligations under this Agreement and the Related Documents. The execution and delivery of this Agreement and the Related Documents by the Company and consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of law, any order of any court or other agency of government in a proceeding to which the Company is a party or by which it is bound, (b) conflict with any provision of the Charter, the Series A Amendment, the Certificate of Designation or the By-Laws or (c) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any Assets of the Company under, any material agreement or commitment to which the Company is a party or by which any of its Assets is bound, or to which any of the Assets of the Company is subject.

         3.11     Benefit Plans.

                  (a) Attached hereto as Schedule 3.11 is a complete and accurate list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and other benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements, which are currently maintained and/or sponsored by the Company, or to which the Company currently contributes, or has an obligation to contribute in the future (collectively, the "Plans"). No Plan is an employee welfare benefit plan, employee pension benefit plan, multi-employer plan or multi-employer welfare arrangement (as defined in Sections 3(1), (2), (37) and (40), respectively, of ERISA), and no Plan is intended to qualify under Section 401(a) of the Code. Except for the Plans, the Company does not maintain or sponsor, nor is a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other arrangement with its employees whether or not subject to ERISA.

                  (b) All Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents. Neither any Plan nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. Further:

                           (i) with respect to Plans which qualified as "group health plans" under Section 4980B of the Code and
                  Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the Company has complied (and on the Closing Date will have complied) in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the Company has not incurred (and will not incur) any direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect to any direct or indirect failure by the Company, at any time prior to the Closing Date to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or is asserted before or after the Closing Date directly or indirectly against the Company with respect to such group health plans;

                           (ii) the Company is not now nor has it been within the past five years a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

                           (iii) there is no pending litigation, arbitration or disputed claim, settlement or adjudication proceeding, and, to the best of the Company's knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party in interest thereof; and

                           (iv) the Balance Sheet reflects the approximate total pension, medical and other benefit expense for all Plans, and no material funding changes or irregularities are reflected thereon which would cause such Balance Sheet to be not representative of prior periods.

         3.12 Labor Relations. Except as set forth on Schedule 3.12: (i) the Company has paid and performed all material obligations with respect to its employees, agents, officers and directors, including without limitation all wages, salaries, commissions, bonuses, severance pay, vacation pay, benefits and other direct compensation for all services performed by such Persons to the date hereof and all amounts required to be reimbursed to such persons; (ii) the Company is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours; (iii) there is no pending, or to the Company's knowledge threatened, charge, complaint, allegation, application or other process against the Company before the National Labor Relations Board or any comparable state, local or foreign agency, governmental or administrative; (iv) there is no labor strike, dispute, slowdown or work stoppage or other job action pending, or to the Company's knowledge, threatened against or otherwise affecting or involving the Company; and (v) no employees of the Company are covered by any collective bargaining agreements and to the best knowledge of the Company no effort is being made by any union to organize any of the Company's employees.

         3.13 No Broker or Finder. Except as set forth on Schedule 3.13 annexed hereto, the Company has engaged no broker or finder in connection with this Agreement and the Related Documents or the transactions contemplated hereby and thereby.

         3.14 Dividends. The Company has taken no action which would require or permit it to treat the Series A Stock and Series B Stock as other than equity or dividends on the Series A Stock and Series B Stock as other than dividends on its books or federal, state or local income tax returns.

         3.15 No Obligation to Purchase. As of the Closing Date, except as set forth on Schedule 3.15 annexed hereto and for rights provided pursuant to the Related Documents, the Company will not be a party to any agreement with any Holder of any Securities which requires the Company to purchase any of such Securities from such Holder under any circumstances.

         3.16 Other Offerings: Registration Exemptions. Assuming the truth of the Investors' representations and warranties contained in Article 4, the offer, sale and issuance of the Series B Stock (and any shares of Common Stock issuable on conversion thereof) are exempt from the registration requirements of the Securities Act and state securities laws. The Options and all of the other Securities issued and outstanding immediately after the Closing will have been offered and sold or will be offered and sold pursuant to valid exemptions from the registration requirements of the Securities Act and any applicable state securities and blue sky laws. As of the Closing Date, no agreements or instruments providing for the issuance or sale of shares of Series B Stock by the Company, other than this Agreement and the Related Documents, will be in existence.

         3.17 Illegal Payments. The Company has never made any illegal payment of any kind, directly or indirectly, including, without limitation, payments, gifts or gratuities, to United States or foreign national, state or local government officials, employees or agents.

         3.18     Related Party Transactions.

                  (a) No Existing Investor, employee, officer or director of the Company, no Affiliate of any Existing Investor, employee, officer or director of the Company, and no member of the immediate family of any Existing Investor, employee, officer or director of the Company (any of the foregoing, a "Related Party") is indebted to the Company.

                  (b) Other than with respect to the Subordinated Notes, the Company is not indebted and is not committed to make loans or extend or guarantee credit, to any Related Party.

                  (c) No Related Party is interested, directly or indirectly, in any contract with the Company except by reason of their ownership interest in the Company and/or their membership on the Board.

                  (d) No Existing Investor or party to this Agreement or the Related Documents is presently, directly or indirectly through such party's affiliation with any other Person, a party to any transaction with the Company providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to, any such Person pursuant to an agreement that is material.

         3.19     Financial Statements; Liabilities.

                  (a) The Company has delivered to the Investors a balance sheet of the Company as of August 31, 1996 (such balance sheet shall hereafter be referred to as the "Balance Sheet"), and the related income statements for the period ended August 31, 1996 (together with the Balance Sheet, the "Financial Statements"), which is attached hereto as Exhibit I. Except as set forth on Schedule 3.19 annexed hereto, the Financial Statements (i) present fairly the financial condition of the Company as of August 31, 1996 and the results of operations for the period ended August 31, 1996, (ii) were prepared in accordance with the books and records of the Company and U.S. generally accepted accounting principles, (iii) are true and correct and complete and (iv) present fairly the financial position of the Company as of the time and for the periods referred to therein. Furthermore, except as set forth in Schedule 3.19, the Company hereby specifically confirms that there have been no material adverse changes during the period covered in the Financial Statements in the Company's accounting principles and practices.

                  (b)      As of the date hereof, except as set forth on
Schedule 3.19 annexed hereto, (i) the Company has no indebtedness or liabilities of any nature (matured or unmatured, fixed or contingent, direct or indirect, as guarantor or in any other capacity) which is not set forth on the Balance Sheet and (ii) all reserves established by the Company and set forth on the Balance Sheet are adequate for the purposes for which they were established.

         3.20 Absence of Specified Changes. Except as disclosed on Schedule 3.20, since the date of the Balance Sheet, there has not been with respect to the Company any:

                  (a) action which would result in a material adverse change, whether direct or indirect, in the business, operations, condition (financial or otherwise), prospects, liabilities or assets of the Company whether or not insured;

                  (b) transaction not in the ordinary course of business, including without limitation any sale of all or substantially all of the assets of the Company or any merger of the Company and any other entity;

                  (c) unfulfilled commitment as of the date of this Agreement requiring expenditures by the Company exceeding $10,000 (excluding commitments expressly described elsewhere in this Agreement or the Schedules hereto);

                  (d) material damage, destruction or loss, whether or not insured;

                  (e) failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on the date of the Balance Sheet or destruction, damage to, or loss of any asset of the Company (whether or not covered by insurance) that materially and adversely affects the business, operations, condition (financial or otherwise), prospects, liabilities or assets of the Company;

                  (f) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

                  (g) revaluation of any assets or material write down of the value of any inventory;

                  (h) any declaration, setting aside, or payment of a dividend or other distribution in respect of its Stock, or any direct or indirect redemption, purchase or other acquisition of any shares of its Stock;

                  (i) issuance or sale of any shares of any equity security or of any Security convertible into or exchangeable for equity securities;

                  (j)      amendment to the Charter or By-Laws;

                  (k) sale, assignment or transfer of any tangible or intangible asset, including any rights to intellectual property, except in the ordinary course of business;

                  (l) disposition of or lapse of any patent, trademark, trade name, service mark or copyright or any application for the foregoing, or disposition of any technology, software or know-how, or any license, permit or authorization to use any of the foregoing;

                  (m) mortgage, pledge or other encumbrance, including liens and security interests, of any tangible or intangible asset;

                  (n) discharge or satisfaction of any lien or encumbrance or payment or cancellation of any liability other than payment of current liabilities in the ordinary course of business;

                  (o) cancellation of any debt or waiver or release of any material contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business which do not exceed $10,000 in the aggregate;

                  (p) indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, by the Company, other than customary transactions in the ordinary course of business not in excess of $10,000 in the aggregate;

                  (q) amendment, termination or revocation of, or a failure to perform obligations or the occurrence of any default under, any contract or agreement to which the Company, is, or as of the date of the Balance Sheet was, a party or of any license, permit or franchise required for the continued operation of any business conducted by the Company on the date of the Balance Sheet;

                  (r) increase or commitment to the increase of the salary or other compensation payable or to become payable to any of its officers, directors or employees, agents or independent contractors, or the payment of any bonus to the foregoing Persons except in the ordinary course of business and consistent with past practice and applicable policies and procedures of the Company; or

                  (s) agreement or understanding to take any of the actions described above in this Section 3.20.

         3.21     Taxes.

                  (a) All Tax Returns for all periods that are or were required to be filed by the Company have been or shall be filed on a timely basis in accordance with the applicable laws of each governmental authority. All such Tax Returns that have been filed were, when filed, and continue to be, true, correct and complete in all material respects. All such franchise, income or other Tax Returns that will be filed shall be true, correct and complete in all material respects when filed.

                  (b) Schedule 3.21 annexed hereto lists all United States federal, state, local and foreign income Tax Returns that have been filed since January 1, 1990 by the Company that have been audited by any governmental authority. There are no outstanding waivers or extensions of any statute of limitations relating to the payment of Taxes by the Company for which the Company may be liable, and no governmental authority has either formally or informally requested such a waiver or extension. There is no action, suit, proceeding or claim currently pending or threatened regarding Taxes with respect to the Company.

                  (c) Except as set forth on Schedule 3.21 annexed hereto, the Company has paid, or made adequate provision in the Financial Statements for the payment of, all of its Taxes that have or may become due for all periods which end prior to or which include the Closing Date, including all Taxes reflected on the Tax Returns referred to in this Section 3.21, or in any assessment, proposed assessment or notice, either formal or informal, received by the Company except such Taxes, if any, as are set forth on Schedule 3.21 annexed hereto that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate governmental authorities. There are no liens with respect to Taxes on any Assets of the Company other than permitted liens for certain Taxes not yet due.

                  (d) None of the Assets of the Company are assets that the Company is or shall be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code.

                  (e) The Company has not agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of or change in accounting method or otherwise.

                  (f) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (g) The Company has not been included, or considered to be included or required to be included, in any federal, state, local or foreign consolidated, combined or unitary Tax Return with any other Person, nor has it become a party to any Tax allocation or Tax sharing agreement.

                  (h) The Company has not made, and will not make on or prior to the Closing Date, an election under Section 341(f) of the Code.

         3.22     Proprietary Rights.

                  (a) The Company owns or possesses, or has adequate and enforceable licenses or other rights to use and license for all purposes, all proprietary rights necessary for its business (as now conducted and as proposed to be conducted) without any conflict with or infringement of the rights of others. Schedule 3.22 annexed hereto contains an accurate and complete list of all proprietary rights which the Company owns or is licensed or authorized to use by others. The Company has the rights to use and/or own and/or develop and license the proprietary rights as such rights are set forth on such Schedule 3.22, and, except as set forth on such Schedule 3.22, (i) no other Person has been granted, by the Company or otherwise, any rights, or has any interest, in such proprietary rights and (ii) to the knowledge of the Company, with respect to any proprietary rights which have been assigned to the Company, the assigning party is fully authorized to assign such rights to the Company without thereby creating an obligation of the Company to any Person. All proprietary rights held by the Company under licenses have been duly licensed to the Company, and, except as set forth in such Schedule 3.22, the Company has rights to its proprietary rights free and clear of any liens or other encumbrances. No claim has been asserted or, to the knowledge of the Company, threatened, by any Person regarding the use or licensing of any of the Company's proprietary rights by the Company or challenging or questioning the validity, enforceability or effectiveness of any licenses or agreements (including, without limitation, assignments) relating to proprietary rights or asserting any rights in such proprietary rights. The use of its proprietary rights by the Company does not violate or infringe, and has not in the past violated or infringed, the rights of any Person. No claims have been asserted by the Company against any other Person claiming infringement of the Company's proprietary rights. The Company has not granted any licenses to the Company's proprietary rights (other than those granted as a result of the sales of any proprietary product of the Company in the ordinary course of business), and is not aware of any third parties who are infringing or violating any of such proprietary rights. Neither the Company nor, to the knowledge of the Company, any other Person is in default under any license or other agreement relating to the Company's proprietary rights (including without limitation, assignments), and all such licenses and agreements are valid, enforceable and in full force and effect.

                  (b) Except as set forth on Schedule 3.22 annexed hereto, the Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other Person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products. No supplier of components to the Company is a sole source of such components, except for those components that can be obtained from another supplier at substantially the same cost and quantities in a similar time frame.

         3.23 Insurance. Schedule 3.23 contains a complete and accurate list of all insurance policies currently providing coverage in favor of the Company specifying the insurer and type of insurance under each, together with the policy limits thereon. Each current policy is in full force and effect and in adequate and customary amounts for similarly situated companies in similar businesses, and all premiums are currently paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies have been sufficient for compliance with all material requirements of law. The Company has not been refused any insurance with respect to its assets and operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The insurance specified on Schedule 3.23 has been effective, in full force and effect, without interruption since the date specified on Schedule 3.23 as the initial date of coverage. Furthermore, except as set forth on such Schedule 3.23, there are no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance and, to the knowledge of the Company, no basis for any such material claim, action, suit or proceeding exists.

         3.24 Environmental. The Company has operated its business in compliance with all Environmental Laws in all material respects and the Company has not received any communication (whether from a governmental entity, private party, employee or otherwise) that alleges that the Company is not in such compliance. To the Company's knowledge, no truckstop at which the Company has installed its system is the subject of any environmental proceedings by any state or federal agency. The Company has all Permits required under Environmental Laws in connection with the operations of its business including any Permits relating to disposal or emissions.

         3.25 Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.


            4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTORS

         4.1 Investment Intent, Etc. Each Investor represents and warrants that it is acquiring the Series B Stock for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same, subject, nevertheless, to any requirement of law that the disposition of its assets shall at all times be within its control.

         4.2 Sophistication, Financial Strength, Access, Etc. Each Investor represents, warrants and acknowledges that it is an Accredited Investor (as that term is defined in Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act), that it has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment contemplated to be made hereunder, and that it was not formed or organized for the specific purpose of investing in the Company; that it understands that such investment bears a high degree of risk and could result in a total loss of its investment; that its principal place of business is the address set forth on Schedule 2.2; and that it has sufficient financial strength to hold its investment for an indefinite period and to bear the economic risks of its Investment (including possible loss of its Investment) for an indefinite period of time. Each Investor acknowledges that it is fully informed that the Securities being sold to it hereunder are being sold pursuant to a private offering exemption under the Securities Act and are not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction; that such Securities must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder; and that the Company has no obligation to register such Securities except as expressly set forth in the Registration Rights Agreement.

         4.3 No Broker or Finder. Each Investor represents and warrants that, except as set forth on Schedule 4.3 annexed hereto, it has engaged no broker or finder in connection with this Agreement or the transactions contemplated hereby.

         4.4 Authorization. Each Investor represents and warrants that as of the Closing the execution, delivery and performance of this Agreement and the applicable Related Documents and the consummation of the transactions contemplated herein and therein, have been duly authorized by each of the Investors. Subject to and in reliance upon the accuracy of the Company's representations and warranties contained herein, the fulfillment of and compliance with the terms of this Agreement and the applicable Related Documents by such Investor will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or (iii) result in a violation of, breach of or default under (a) its partnership agreement or articles or certificate of incorporation (as applicable) or any other organizational document, (b) any law, statute, rule or regulation to which such Investor is subject, or (c) any agreement, instrument, order, judgment or decree to which such Investor is a party, bound or subject.

         4.5 Binding Effect. Each Investor represents and warrants that this Agreement constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except insofar as (i) such obligation may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally or by equitable principles in any action (legal or equitable), (ii) the availability of equitable relief may be subject to the discretion of the court before which any proceeding thereof may be brought and (iii) the enforceability of the indemnification provisions may be limited by applicable securities law or public policy.


                    5. CONDITIONS TO OBLIGATIONS OF INVESTORS

         Each Investor's obligation to purchase the Series B Stock to be purchased by it at the Closing and to consummate the other transactions contemplated herein, as provided in Section 2.2 hereof, shall be subject to the satisfaction of the following conditions, any of which may be waived by it in writing:

         5.1 Representations and Warranties True at Closing: Non-Occurrence of Default. The representations and warranties contained in Article 3 hereof shall be true upon completion of the Closing, there shall exist no condition, event or fact constituting, or which, with notice or passage of time or both would constitute, a default in the observance of any of the Company's undertakings or covenants hereunder or under the Related Documents, and all conditions precedent to the Closing to be performed by the Company shall have been complied with, and there shall have been no occurrence which has had or is reasonable likely to have a material adverse effect on the Company's business or condition; and the President and the Treasurer of the Company shall deliver to the Investors at the Closing a certificate to such effect, executed by them.

         5.2 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of any or all of the Investments; and the President and the Treasurer of the Company shall deliver to the Investors at the Closing a certificate to such effect, executed by them.

         5.3 Litigation. No action or proceeding shall be pending or threatened by or before any Person, court or other governmental body to restrain or prohibit or to recover damages in respect of the consummation of the contemplated transactions, nor shall there be any other action or proceeding pending or threatened which action, or other proceeding in the reasonable opinion of the Investors, may result in a decision, ruling, or finding that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on (a) the validity or enforceability of this Agreement or the Related Documents, (b) the Company's ability to perform its obligations under this Agreement or the Related Documents, or (c) the business or condition of the Company.

         5.4 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of governmental bodies necessary in the good faith judgment of the Investors for the consummation of the contemplated transactions to be effected at the Closing shall have been obtained on terms satisfactory to the Investors and shall be in full force and effect.

         5.5 Other Consents. Consents or waivers from parties other than governmental bodies that are required in connection with the consummation of any or all of the Investments shall have been obtained on terms satisfactory to the Investors and shall be in full force and effect and signed copies thereof shall have been delivered to the Investors.

         5.6      Good Standing Certificates. The Investors shall have received
(a) a copy of the Certificate of Incorporation, as amended to the Closing Date, certified as of a recent date by the Secretary of State of Delaware, and (b) a Certificate of the Secretary of State of the State of Delaware with respect to the Company as of a recent date showing the Company to be validly existing and in good standing in such state.

         5.7 Secretary's Certificate. The Investors shall have received a Certificate of the Secretary of the Company certifying that (a) no document has been filed relating to or affecting the Charter of the Company after the date of the certificate of the Secretary of State of the State of Delaware furnished pursuant to Section 5.6, (b) attached to the Certificate is a true and complete copy of the Amended By-Laws as in full force and effect at the Closing and (c) the names and true signatures of each officer of the Company who has been authorized to execute and deliver this Agreement and/or any Related Document.

         5.8 Resolutions. The Investors shall have received certified copies of resolutions duly adopted by the Board (and stockholders, if necessary)
(a) authorizing the execution and delivery of this Agreement and each of the other Related Documents, the issuance and sale of the Series B Stock and the issuance and sale of the Common Stock issuable upon conversion thereof, the reservation of the shares of Common Stock issuable upon conversion of the Series B Stock, the adoption of the Amended By-Laws, and the performance of the contemplated transactions, and certifying that such resolutions were duly adopted, are in full force and effect and have not been rescinded or amended as of the date of the Closing, and (b) electing or designating the Board designees as specified in accordance with the Amended Securityholders' Agreement and Exchange Agreement.

         5.9 Compliance Evidence. The Investors shall have received such certificates, documents and information as they may reasonably request in order to establish satisfaction of the conditions set forth in this Article 5.

         5.10 Certificate of Designation. The Board shall have adopted the resolutions embodied in the Certificate of Designation; and the Investors shall have received a copy of the Certificate of Designation, certified as of the Closing by the Secretary of the Company; and the Certificate of Designation shall have been filed with the Secretary of State of Delaware, and its terms shall have become effective, and the Investors shall have received a copy of the Certificate of Designation, certified by the Secretary of State of Delaware.

         5.11 Charter Amendment. The Board shall have adopted the resolutions embodied in the Charter Amendment; and the Investors shall have received a copy of the Charter Amendment, certified as of the Closing by the Secretary of the Company; and the Charter Amendment shall have been filed with the Secretary of State of Delaware, and its terms shall have become effective, and the Investors shall have received a copy of the Charter Amendment, certified by the Secretary of State of Delaware.

         5.12 Series A Amendment. The Board shall have adopted the resolutions embodied in the Series A Amendment; and the Investors shall have received a copy of the Series A Amendment, certified as of the Closing by the Secretary of the Company; and the Series A Amendment shall have been filed with the Secretary of State of Delaware, and its terms shall have become effective, and the Investors shall have received a copy of the Series A Amendment, certified by the Secretary of State of Delaware.

         5.13 Securities Restriction Agreement. The Company, each of the Existing Investors and each of the Investors shall have entered into an Securities Restriction Agreement with the Company in the form attached hereto and made a part hereof as Exhibit D (the "Securities Restriction Agreement"), and a copy of the signed Securities Restriction Agreement shall have been delivered to the Investors.

         5.14 Registration Rights Agreement. The Company, certain of the Existing Investors and each of the Investors shall have entered into the Registration Rights Agreement in the form attached hereto and made a part hereof as Exhibit E (the "Registration Rights Agreement"), and a copy of the signed Registration Rights Agreement shall have been delivered to the Investors.

         5.15 Amended Securityholders' Agreement and Exchange Agreement. The Company and certain of the Existing Investors shall have entered into an Amended and Restated Securityholders' Agreement and Exchange Agreement in the form attached hereto and made a part hereof as Exhibit F (the "Amended Securityholders' Agreement and Exchange Agreement"), pursuant to which such Existing Investors shall simultaneously with the making of the Investments consummate the Exchange; and a copy of the signed Exchange Agreement shall have been delivered to the Existing Investors.

         5.16 By-Laws Amendment. The Board shall have adopted (a) Amended and Restated By-Laws, substantially in the form attached hereto and made a part hereof as Exhibit G (the "Amended By-Laws"), expanding the permitted number of directors on the Board, and (b) the resolutions embodied in such Amended By-Laws; and the Investors shall have received a copy of the amendment to the Amended By-Laws, certified as of the Closing by the Secretary of the Company.

         5.17 Opinion of Counsel. The Investors shall have received from Petree Stockton, L.L.P., counsel to the Company, an opinion of counsel substantially in the form attached hereto and made a part hereof as Exhibit H.

         5.18 Board Composition. Simultaneously with the Closing, the fifth seat on the Board shall be filled by a designee of the Investors owning at least 66K% of the outstanding Series B Stock issued hereunder and under the Amended Securityholders' Agreement and Exchange Agreement.

         5.19 Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by the Company and all other matters to be accomplished prior to or at the Closing shall be satisfactory in the reasonable judgment of the Investors and their counsel.


                   6. CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligations of the Company to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived pursuant to Section 9.4 hereof.

         6.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays the sale of the Series B Stock to the Investors.

         6.2 Representations, Warranties and Agreements. (a) The representations and warranties of the Investors set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at such time, and (b) the Investors shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by them prior to the Closing Date.

         6.3 Purchase Price. Each Investor shall have delivered the purchase price set forth opposite its name on Schedule 2.2 annexed hereto.

                           7. COVENANTS OF THE COMPANY

         The Company covenants and agrees that, except as otherwise provided in this Article 7, from the Closing and thereafter so long as any shares of Series B Stock shall exist:

         7.1 Payment of Taxes: Corporate Existence and Licenses; Maintenance of Properties/Assets. The Company shall, and shall cause each Subsidiary to:

                  (a) (i) Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Assets or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien, charge or encumbrance upon its Assets; (ii) withhold all Taxes required to be withheld by the Company; and (iii) complete and file, on a timely basis, all Tax Returns and reports required to be filed by it; provided, however, that the Company shall not be required to pay, or to cause any subsidiary to pay, any Tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by the Company adequate with respect thereto;

                  (b) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and all of its corporate rights, franchises, licenses and permits; provided, however, that nothing in this subsection (b) shall (i) prevent the abandonment or termination of the Company's authorization to do business in any foreign state or jurisdiction, if, in the opinion of the Board, such abandonment or termination is in the best interest of the Company, (ii) require compliance with any law so long as the validity or applicability thereof shall be disputed or contested in good faith or (iii) prevent the Company from effecting a merger, consolidation or voluntary dissolution upon obtaining the required approval of the Board and/or the Holders of Common Stock of the Company; and

                  (c) Maintain and keep, or cause to be maintained and kept, its Assets in good repair, working order and condition, and from time to time make, or cause to be made, all repairs, renewals and replacements which, in the opinion of the Board, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (c) shall prevent the Company from selling or otherwise disposing of any Assets whenever in the good faith judgment of the Company's management such Assets are obsolete, worn out, without economic value, or unnecessary for the conduct of the business of the Company.

         7.2      Payment of Indebtedness, Etc.  The Company shall:

                  (a) Pay or cause to be paid the principal of, and the interest and premium, if any, on, all material Indebtedness heretofore or hereafter incurred or assumed by the Company, when and as the same shall become due and payable, unless such Indebtedness shall be renewed or extended, in which case such payments shall be made in accordance with the terms of such renewal or extension;

                  (b) Faithfully observe, perform and discharge in all material respects all the material covenants, conditions and obligations which are imposed on it by any and all material indentures, agreements, or other instruments securing or evidencing Indebtedness, if any, or pursuant to which Indebtedness is issued, and not permit the occurrence or continuance of any act or omission which is or under the provisions thereof may be declared to be a material default thereunder, unless such default (other than a default in payment of principal or interest) or the right to declare a default on account of such act or omission is waived pursuant to the provisions thereof; provided, however, that the Company shall not be required to make any payment or to take any other action by reason of this Subsection (b) at any time while it shall be currently contesting in good faith by appropriate proceedings its obligations to make such payment or to take such action, if the Company shall have set aside on its books reserves (segregated or classified to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto;

                  (c) Not violate any provision of its Charter (including the Certificate of Designation, the Charter Amendment, the Series A Amendment, and any other certificates of designation filed by the Company with the Secretary of State of Delaware with respect to any series of the Company's preferred stock) or By-Laws or any material provision of any judgment, writ, decree, order, statute, rule or governmental regulation or approval applicable to the Company, or any material provision of any contract, agreement, indenture, mortgage, lien, lease, sublease or arbitration award to which the Company is a party, by which it is bound or to which any of its Assets is subject;

                  (d) Not redeem, retire, purchase or acquire, directly or indirectly, any shares of any class or series of Stock of the Company except pursuant to the Certificate of Designation relating to the Series A Stock (as amended by the Series A Amendment) or the Certificate of Designation.

         7.3 Financial Statements and Information. The Company shall furnish to each Holder of Series B Stock:

                  (a) Interim Financial Statements and Reports. Within 20 days after the end of each month, a consolidated balance sheet of the Company as of the end of such month, together with related consolidated statements of operations, changes in stockholders' equity and cash flows for such month and year-to-date, prepared in accordance with generally accepted accounting principles consistently applied (with the exception of full footnote disclosures, schedules and precise period cutoffs) and certified by the Treasurer of the Company, subject to usual year-end audit adjustments, together with a written comparison of the results as reported on such financial statements with the projections thereof contained in the applicable Annual Budget.

                  (b) Annual Financial Statements and Reports. Within 90 days after the last day of each fiscal year of the Company, a copy of its audit report containing a consolidated balance sheet of the Company at the end of the fiscal year, together with related consolidated statements of operations, changes in stockholders' equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, all examined by and accompanied by a certificate of opinion of the Company's independent public accountants, together with consolidating statements, which need not be certified, which set forth the eliminations of intercorporate items. Together with each delivery of annual financial statements of the Company pursuant to this Subsection (b), the Company will deliver a copy of a letter addressed to the Company's independent public accountants informing such accountants that a primary intent of the Company regarding the professional services such accountants provided to the Company in preparing their audit report was to benefit or influence the Holders of Series B Stock, and identifying such Holders as parties that the Company has indicated intend to rely on such professional services provided to the Company by such accountants.

                  (c) Reports of Auditors. Promptly upon receipt thereof, a copy of each report or management letter, if any, submitted to the Company by independent public accountants in connection with each annual audit (and any other audit which may be performed) of the books of the Company made by such accountants.

                  (d) Annual Budgets and Strategic Plan. Not less than 20 days prior to the commencement of each fiscal year of the Company, an annual operating strategic plan summary and corresponding annual budget (an "Annual Budget") consisting of (i) projected consolidated statements of operations, changes in stockholders' equity and cash flows, each on a monthly basis, for each of the calendar months of such fiscal year; (ii) a projected consolidated balance sheet as of the close of each calendar month; (iii) projected capital expenditures for each month; and (iv) promptly upon making thereof, any revision or updating which may be made of any such Annual Budget. Each such Annual Budget and any revisions thereof shall be submitted for the approval of the Board and be subject to revision or updating by the Board.

                  (e) Additional Information. The Company shall provide the Investors with prompt notice of:

                  (i) any investigation by any federal or state governmental or regulatory agency in connection with which the Company is identified as an object of such investigation;

                  (ii) any complaint or proceeding instituted against the Company by any federal or state governmental or regulatory agency;

                  (iii) any other action at law or suit in equity involving a claim or claims against the Company which, if concluded adversely to the Company or such truckstop, could give rise to damages in excess of $25,000 in the aggregate or could otherwise materially adversely affect the business or Assets of the Company, and

                  (iv) any other event which could reasonably be expected to have a material adverse effect on the business or Assets of the Company.

                  (f) Certificate of Independent Public Accountants. At such times as the statements referred to in subsection (b) of this Section 7.3 are furnished, the Company shall also furnish a certificate of the independent public accountant whose certificate or opinion accompanies such statements stating that nothing has come to his attention which would cause him to believe that any condition, event or fact exists which would constitute, or which with notice or passage of time or both would constitute, a violation which has not previously been disclosed by a prior certificate of the principal financial officer or controller, or their equivalent, of any of the then applicable covenants of the Company contained herein or in the Certificate of Designation; provided, however, that if any such violation exists, such certificate shall specify the nature and period of existence of such violation; and provided, further, that such certificate may state that tests of the accounting records and other auditing procedures conducted with respect to the Company might, but would not necessarily, reveal that such violations exist or that no violations exist. The Company covenants that, upon obtaining knowledge of any such violation, it will promptly deliver a certificate of its principal financial officer or controller, or their equivalent, specifying the nature thereof, the period of existence thereof, and what action the Company proposes to take with respect thereto.

         7.4 Discussion and Inspection Rights; Attendance at Board Meetings. The Company shall permit any Holder who or which, alone or when aggregated with the holdings of its Affiliates, owns not less than 5% of the then existing Registrable Securities or not less than 5% of the then outstanding Series B Stock and any Person designated from time to time by any such Holder, at such Holder's expense, to discuss the affairs, finances and accounts of the Company with the Company's directors, officers, other principal executives and independent accountants, all at such reasonable times and as often as such Holder may reasonably request; all books, documents, financial records and vouchers relating to the business and affairs of the Company shall at all reasonable times be open to inspection either by such Holder or such accountant or other Person as shall from time to time be designated by such Holder, who may make such copies thereof or extracts therefrom as such Holder reasonably deems appropriate; and all facilities of the Company shall at all reasonable times be open to inspection by such Holder or such Person as shall from time to time be designated by such Holder. In addition, the Company shall permit any Investor owning at least 100,000 shares of Series B Stock (or Common Stock into which it is convertible), subject to adjustments for Reclassification Events (as defined in the Certificate of Designation), to have one designee attend, but not vote at, meetings of the Board

(and business discussions immediately prior to such meetings) and to receive information circulated to members of the Board at or prior to any such meetings.

         7.5 Tax Treatment of Dividends. So long as any Series B Stock is outstanding, the Company shall, except as required by law or generally accepted accounting principles:

                  (a) Treat the shares of Series B Stock as Stock and not as Indebtedness, and treat the dividends paid (or accrued) with respect to the shares of Series B Stock as dividends within the meaning of Section 316 of the Code, and not as interest.

                  (b) Not take any action which could reasonably be expected (i) to require the Company to treat the dividends paid with respect to the Series B Stock as interest for any purpose, (ii) to cause the Series B Stock to be treated as indebtedness for purposes of Section 385 of the Code or any successor provision of the Code and the regulations promulgated thereunder, or
(iii) to cause the dividends received deduction under Section 243 of the Code (the "Dividends Received Deduction") to cease to be available, in whole or in part, with respect to dividends on the Series B Stock received by any corporate Holder.

                  (c) Without limiting the generality of the foregoing subsection (b), (i) not claim a deduction for dividends paid on the Series B Stock whether as interest or otherwise, in any federal income tax return, claim for refund of federal income tax or other submission to the IRS, and (ii) unless required to do so by generally accepted accounting principles, not treat the Series B Stock other than as equity capital or the dividends paid thereon other than as dividends paid on capital in any report to stockholders or any governmental body having jurisdiction over the Company or otherwise.

                  (d) Not exercise any option or election that may at any time be available under the Code or otherwise to deduct all or part of any dividend paid with respect to the shares of Series B Stock if so doing would increase the amount of such dividend includable for federal, state or local income tax purposes in the income of any corporate Holder of shares of Series B Stock.

                  (e) At the request of any corporate Holder of Series B Stock, join with such Holder in the submission to the IRS of a request for a ruling that dividends paid on the Series B Stock will be eligible for the Dividends Received Deduction for federal income tax purposes; in addition, the Company shall cooperate with and support any corporate Holder in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination of the IRS that dividends paid on the Series B Stock are to be treated as indebtedness for purposes of the Code or are not eligible for the Dividends Received Deduction. The cooperation and support required of the Company by the preceding sentence shall be at the expense of such corporate Holder, except that the Company will pay all fees and expenses (whether incurred by it or a corporate Holder) in connection with any such submission, litigation, appeal or other proceeding necessitated or caused by a breach by the Company of its covenants contained in this Section 7.5.

         7.6 Notice of Claimed Default or Deficiency. The Company, within ten days after receiving written notice of a default or deficiency in excess of $10,000 from, or being served with a complaint in law or in equity by, the Holder of any Indebtedness or other Security of the Company, or a party to any agreement to which the Company is a party or otherwise bound which calls for payments by or to the Company or such Subsidiary in an aggregate amount in excess of $10,000, with respect to a claimed default or event of default or claimed deficiency thereunder, shall furnish to each Holder of Series B Stock a written notice specifying the notice given or action taken by such Person, as the case may be, and the nature of the claimed default or event of default or claimed deficiency and what action the Company is taking or proposes to take with respect thereto.

         7.7 Blue Sky. The Company shall make any and all filings necessary (whether before or after the Closing) in connection with the offer, issuance and sale and/or transfer of the Series B Stock to be purchased pursuant to this Agreement or the Related Documents under the securities or blue sky laws of any jurisdiction in which such filing is required by law.

         7.8 Compliance with Laws. The Company shall comply in all material respects with all laws of any jurisdiction which are applicable to the Assets, business or operations of the Company.

         7.9 Filing of Commission Reports. If the Company becomes obligated to file reports with the Securities and Exchange Commission under Section 13 or
Section 15(d) of the Exchange Act by reason of its having a class of Securities registered under Section 12 of the Exchange Act, it shall regularly file reports thereunder in a timely manner so long as it is required to do pursuant to the provisions of the Exchange Act. Unless and until required to do so by law or to obtain or retain quotation of the Common Stock by NASDAQ or on any national securities exchange registered under Section 6 of the Exchange Act, and then not without giving 30 days' prior written notice to the Holders of the Registrable Securities, the Company shall not register the Series B Stock under Section 12 of the Exchange Act.

         7.10 Transactions with Affiliates. The Company shall not directly or indirectly engage in any transaction or series of transactions providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments from or to any director, officer or stockholder of the Company, or any of its Affiliates, unless any such transaction is (a) in the ordinary course of the Company's business, (b) upon fair and reasonable terms comparable to that which would obtain in an arm's length transaction with a Person that is not an Affiliate and (c) approved by a majority of disinterested members of the Board.

         7.11 Subsidiaries. Obligations set forth in this Article 7 shall be applicable to Subsidiaries only at such times, if any, that one or more Subsidiaries shall be in existence.

         7.12 Expenditures. The Company shall not make or commit to make aggregate expenditures of any type greater than the aggregate expenditures of such type budgeted of such fiscal year in the then applicable Annual Budget without the prior approval of the majority of the Board, evidenced by a duly adopted resolution.

         7.13 No Registration Rights to Others. So long as any Registrable Securities exist, the Company shall not grant to any Holder of its Securities the right to include such Securities in any Registration Statement filed by the Company, except as provided in the Registration Rights Agreement.

         7.14 Use of Proceeds. The proceeds of the sale of the Series B Stock to be purchased pursuant to this Agreement shall be used solely to fund the capital investment required to build new sites and to fund general corporate needs, working capital and capital expenditures.

         7.15 Restrictions on Employee Stock. So long as the Securities Restriction Agreement is in effect, the Company shall not issue any additional Securities to officers, employees, agents or consultants of the Company unless such Securities are subject to restrictions substantially the same as those contained in Section 2 of the Securities Restriction Agreement.

         7.16 Confidentiality. The Company shall use its best efforts to (a) protect the secrecy, confidentiality and value of all trade secrets useful in the conduct of the Company's business and (b) cause each Person who is or becomes an officer or key employee of the Company, as the case may be, who shall have access to confidential and proprietary information of the Company, to execute a confidentiality agreement, as a condition to such employment, in such form as shall be approved by the Board. Such confidentiality agreements shall not be amended in any material respect without the approval of the Board.

         7.17 Small Business Information. The Company shall provide information, make reports and take such actions as may be required under Section 1202(d)(1)(C) of the Code in order to qualify the Common Stock and Series B Stock as "small business stock" within the meaning of Code Section 1202(c) and shall not take any actions (including without limitation repurchasing or redeeming any Securities) that would disqualify such stock as "small business stock."

         7.18 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon the conversion of all of the Series B Stock (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions contained in the Certificate of Designation).

         7.19 Publicity. The Company shall not identify any of the Investors as a stockholder or affiliate of the Company in any advertising or promotional material without the prior written consent of such Investor.


                            8. TRANSFER OF SECURITIES

         The Series B Stock purchased pursuant to this Agreement shall not be transferable except upon the conditions specified in this Article 8, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any such Securities.

         8.1      Restrictive Legends.

         (a) Unless and until otherwise permitted by this Article, each certificate for Series B Stock issued to each Investor or its nominee, or to any subsequent transferee of such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available. Further, such transfer is subject to the conditions specified in an Agreement dated as of November 13, 1996, pursuant to which such shares were issued and sold or otherwise transferred by Park 'N View, Inc. (the "Company"), a copy of which Agreement is on file and may be inspected at the principal office of the Company. A copy of such Agreement will be furnished by the Company to the holder hereof upon request and without charge. Under certain circumstances specified in such Agreement, the Company has agreed to deliver to the holder hereof a new certificate, not bearing this legend, for all or part of the number of shares evidenced hereby, as the case may be, registered in the name of such holder or designated nominee."

                  (b) Each certificate for Series B Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "A statement of the relative rights and preferences of the Company's Common Stock and its series of Preferred Stock will be furnished by the Company to the holder hereof upon request and without charge."

                  (c) The Company may order its transfer agent(s) for the Series B Stock to stop the transfer of any shares of Series B Stock purchased pursuant to this Agreement bearing the legend set forth in subsection (a) of this Section 8.1 until the conditions of this Article 8 with respect to the transfer of such shares have been satisfied.

         8.2 Notice of Proposed Transfer. If, prior to any transfer or sale of any Series B Stock purchased pursuant to this Agreement, the Holder desiring to effect such transfer or sale shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and a written opinion of counsel (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such Securities under the Securities Act, the Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected; provided, however, that if in such written notice the transferring Holder represents and warrants to the Company that the transfer or sale is to a purchaser or transferee whom the transferring Holder knows or reasonably believes to be a "qualified institutional buyer," as that term is defined in Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144A"), no opinion shall be required.

         8.3 Termination of Restrictions. (a) Notwithstanding the foregoing provisions of this Article 8, the restrictions imposed by this Article 8 upon the transferability of Series B Stock purchased pursuant to this Agreement shall terminate as to any particular share of Series B Stock purchased pursuant to this Agreement when (1) such share of Series B Stock shall have been converted into Common Stock in accordance with the terms of the Certificate of Designation, (2) such Security shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration, (3) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation have been received from counsel for the Holder thereof (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) or counsel for the Company, (4) such Security shall have been sold without registration under the Securities Act in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144"), (5) the Company is reasonably satisfied that the Holder of such Security shall, in accordance with the terms of subsection (k) of Rule 144, be entitled to sell such Security pursuant to such Subsection, or (6) a letter or an order shall have been issued to the Holder thereof by the staff of the Securities and Exchange Commission or such Commission stating that no enforcement action shall be recommended by such staff or taken by such Commission, as the case may be, if such Security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

                  (b) Whenever the restrictions imposed by this Article 8 shall terminate, as hereinabove provided, the Holder of any particular share of Series B Stock purchased pursuant to this Agreement then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to such Holder, one or more new certificates for Series B Stock purchased pursuant to this Agreement not bearing the restrictive legend set forth in Section 8.1(a) hereof.

         8.4 Compliance with Rule 144 and Rule 144A. At the written request of any Holder of Series B Stock who proposes to sell any of such Series B Stock in compliance with Rule 144, the Company shall furnish to such Holder, within ten days after receipt of such request, a written statement as to whether or not the Company is in compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule. For purposes of effecting compliance with Rule 144A, in connection with any resales of any shares of Series B Stock that hereafter may be effected pursuant to the provisions of Rule 144A, any Holder of shares of such Series B Stock desiring to effect such resale and each prospective institutional purchaser of such shares designated by such Holder shall have the right, at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, to obtain from the Company, upon the written request of such Holder and at the Company's expense the documents specified in Section (d)(4)(i) of Rule 144A, as such rule may be amended from time to time.

         8.5 Non-Applicability of Restrictions on Transfer. Notwithstanding the provisions of Section 8.2 hereof, any record owner of Series B Stock may from time to time transfer all or part of such record owner's Series B Stock (i) to a nominee identified in writing to the Company as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of Series B Stock identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer all or part of the Series B Stock registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, (ii) to an Affiliate or related entity of such record owner, (iii) if such record owner is a partnership or the nominee of a partnership, to a partner, retired partner, or estate of a partner or retired partner, of such partnership, so long as such transfer is in accordance with the transferee's interest in such partnership and is without consideration or (iv) in the case of an Investor that is a public pension fund, to a statutory successor to such Investor; provided, however, that each such transferee shall remain subject to all restrictions on the transfer of Stock herein contained.


                                9. MISCELLANEOUS

         9.1 Brokers; Indemnification. The Company will hold each of the Investors free and harmless from any claim, demand, liability for, or expense in connection with, any broker's or finder's fees or commissions from any Person acting on behalf of the Company in connection with this Agreement or the transactions contemplated hereby. Any Person acting on behalf of an officer, director, employee or agent of the Company shall be acting on behalf of the Company for purposes of this Section 9.1.

         9.2 Stamp Tax and Delivery Costs. The Company will pay all stamp and other taxes, if any, which may be payable in respect of the sale or other transfer of Series B Stock (and the Common Stock issuable on conversion thereof) to the Investors and the issuance thereof to the Investors or their nominees, and will save each of the Investors harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The Company will also pay all reasonable costs of delivery to the Investors, or their nominees, of the Series B Stock to be purchased by the Investors or otherwise transferred to the Investors hereunder.

         9.3 Place of Payment. So long as the Investors or their nominees shall be Holders of any share of Series B Stock purchased hereunder, if any, the Company will make, by wire transfer (or equally expeditious delivery) of immediately available funds, all payments with respect to Series B Stock or Common Stock purchased hereunder, if any, owned by the Investors or their nominees at the address set forth next to each Investor's name in Schedule 2.2 hereto or such other place as such Investor may designate to the Company in writing.

         9.4      Amendment and Waiver.

                  (a) Any term, covenant, agreement or condition contained in this Agreement may be amended, or compliance therewith may be waived (either generally or in particular instances and either retroactively or prospectively),
(i) if prior to the Closing Date, by written instruments signed by the Investors and the Company, and (ii) if subsequent to the Closing Date, by written instruments signed by the Company and Investors owning not less than 66K% of the Series B Stock; provided, however, that any provision of this Agreement that would materially adversely affect any particular Investor without similarly affecting all Investors shall not be valid unless consented to in writing by such particular Investor.

                  (b) This Agreement shall not be altered, amended or supplemented except by written instrument. Any waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  (c)      Notwithstanding the foregoing provisions of this
Section 9.4, no amendment to or waiver of any provision of this Section 9.4 shall be effective with respect to this Section 9.4 without the consent of all of the Investors.

         9.5 Lost, Etc. Securities. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any certificate of Series B Stock purchased pursuant to this Agreement and (in case of loss, theft or destruction) receipt of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Series B Stock certificate, if mutilated, the Company will make, and deliver, in lieu of such Series B Stock certificate, a new Series B Stock certificate of like tenor. Any Series B Stock certificate made and delivered in accordance with the provisions of this Section
9.5 shall be dated as of the date of the Series B Stock certificate in lieu of which such new Series B Stock certificate is made and delivered. If an Investor or its Affiliate is the beneficial owner of such lost, stolen or destroyed Series B Stock certificate, then the affidavit of such Investor or its Affiliate (if such Investor or its Affiliate is a natural person), the president (or other chief executive officer) and any vice president or treasurer (if such Investor or its Affiliate is a corporation) of such Investor or its Affiliate or a general partner such Investor or its Affiliate (if such Investor or its Affiliate is a partnership), setting forth the fact of loss, theft or destruction and the beneficial ownership by such Investor or its Affiliates of such Series B Stock certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to execution and delivery of a new Series B Stock certificate other than the written agreement of such Investor or its Affiliate to indemnify the Company and its directors, officers and agents. The term "outstanding" when used in this Agreement with reference to Securities as of any particular time, shall not include other Series B Stock certificate in lieu of which a new Series B Stock certificate has been made and delivered by the Company in accordance with the provisions of this Section 9.5.

         9.6 Representations, Warranties and Covenants to Survive. All representations, warranties and covenants contained herein or made in writing by the Company or by the Investors in connection herewith shall survive the execution and delivery of this Agreement and the issuance and sale or other transfer of Series B Stock purchased hereunder.

         9.7 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

         9.8 Investigation of the Company. The Investors shall have had the right prior to the Closing to make such reasonable investigation of the Company and the assets and business of the Company as the Investors shall deem necessary or advisable, but any such investigation shall not affect the representations, warranties and covenants of the Company contained herein or made pursuant hereto.

         9.9 Successors and Assigns. All representations, warranties, covenants and agreements of the parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective nominees, successors and assigns and, in the case of a natural Person, of his or her heirs and personal representatives.

         9.10 Notices. All communications provided for hereunder shall be in writing and delivered by hand or by first-class or certified mail, postage prepaid, or by telecopier (with telephonic confirmation of receipt), and, if to an Investor or its nominee, addressed to the Investor at the address set forth next to such Investor's name in Schedule 2.2 hereto or at such other address as the Investor may designate to the Company in writing, and if to any Holders of Series B Stock purchased pursuant to this Agreement other than an Investor or its nominee, addressed to such Holders at their addresses as shown on the books of the Company or its transfer agent, and if to the Company, at its offices at 3403 NW 55th Street, Bldg. 10, Ft. Lauderdale, Florida 33309, Attention:
President, or such other place as shall be designated by the Company in writing.

         9.11 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the domestic laws of the State of New York applicable to contracts made and to be performed in that state without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         9.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

         9.13 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Investors at the Closing or thereafter (except stock certificates evidencing any Securities) and (c) financial statements, certificates and other information previously or hereafter furnished to the Investors, may be reproduced by the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         9.14 Affiliates; Transfers. Notwithstanding any other provision of this Agreement, if, after an Investor's purchase of Series B Stock hereunder, the Investor or its nominee transferred Series B Stock to any Affiliate or nominee of the Investor or the nominee of such Affiliate, such transferee shall be entitled to all rights and benefits to which the transferor would be entitled as an original Holder of the Securities so transferred and such transferee shall be deemed an "Investor" hereunder.

         9.15 Table of Contents; Headings. The Table of Contents and the headings used herein are solely for the convenience of the parties and shall not constitute a part hereof or serve to modify or interpret the text.

         9.16 Indemnification. The Company shall indemnify, defend and hold each Investor, its partners and each other Person which controls (within the meaning of the Securities Act) such Investor or any of its partners (collectively, "Covered Persons") harmless against and from any losses, claims, damages, deficiencies, costs, judgments, amounts paid in settlement, interest, penalties, assessments, out of pocket costs, liabilities (whether accrued, contingent or otherwise) or expenses ("Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any breach or alleged breach of any representation, warranty, covenant or agreement of the Company contained herein or in any of the Related Documents, or (ii) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default in the observance of any of the Company's undertakings or covenants hereunder or under the applicable Related Documents. The Company shall also pay all reasonable attorney's and accountant's fees and costs and court costs incurred by any Covered Person in enforcing the indemnification provided for in this Section 9.16. Notwithstanding the foregoing, the Company expressly agrees and acknowledges that the right of indemnification granted herein to each Covered Person purchased pursuant to this Agreement or the applicable Related Documents shall not be deemed to be the exclusive remedy available to such Covered Person for any of the matters described in this Section 9.16.

         9.17 Expenses. The Company agrees, in the event the contemplated transactions are consummated, to pay, and save the Investors harmless against liability for the payment of (a) their reasonable out-of-pocket costs, accounting fees, and legal fees arising in connection with the negotiation, execution and Closing of the Investment, including without limitation (i) expenses relating to the Investors' due diligence investigation with respect to the Investment, and (ii) expenses of Shereff, Friedman, Hoffman & Goodman, LLP, counsel for the Investors; (b) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in respect of the enforcement by the Investors or the holders of the Series B Stock of the rights granted to the Investors or the holders of the Series B Stock under this Agreement or the Related Documents, (c) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with any consent requested to be given by the Investors or the holders of the Series B Stock pursuant to this Agreement or the applicable Related Documents and (d) the fees of PaineWebber Incorporated as set forth on Schedule 3.12 annexed hereto.

         9.18 Entire Agreement; Exhibits and Schedules. This Agreement and the Exhibits and Schedules hereto constitute and encompass the entire agreement and understanding of the parties hereto with regard to the transactions contemplated or provided for herein. This Agreement supersedes, replaces and terminates any prior agreements between the Investors and the Company with respect to the purchase of Series B Stock by the Investors from the Company and neither the Company nor the Investors shall have any liability under any such prior agreement to the other for any reason whatsoever.

                                            Very truly yours,

ATTEST:                                     PARK 'N VIEW, INC.

                                            By:  /s/ Ian Williams
----------------------------------------       --------------------------------
Secretary                                        President



ACCEPTED AND AGREED:

STATE OF MICHIGAN RETIREMENT SYSTEM

By:/s/ Paul Rice
   ------------------------------------
   Name:
   Title:


BENEFIT CAPITAL MANAGEMENT CORPORATION,
 as Investment Manager For The Prudential
 Insurance Co. of America,
 Separate Account No. VCA-GA-5298

By:/s/ Sue DeCarlo
   ------------------------------------
   Name:
   Title:



CSK VENTURE CAPITAL CO., LTD.
as Investment Manager for CSK -1(A) Investment Fund

By:/s/ Fumio Takahashi
   ------------------------------------
   Name:

         Title:
CREDIT SUISSE (GUERNSEY) LIMITED
as Trustee of Dynamic Growth Fund II


By: /s/ K C Wallbridge
   ------------------------------------
         Name:
         Title:


By: /s/ T J Woosley
   ------------------------------------
         Name:
         Title:


APA EXCELSIOR IV, L.P.

By:      APA EXCELSIOR IV PARTNERS, L.P.
         (Its General Partner)

         By:      PATRICOF & CO. MANAGERS, INC.
                  (Its General Partner)

                  By: /s/ Robert Chefitz
                     ------------------------------------
                           Name:
                           Title:


COUTTS & CO. (CAYMAN) LTD., CUSTODIAN FOR
APA EXCELSIOR IV/OFFSHORE, L.P.

By:      PATRICOF & CO. VENTURES, INC.,
         INVESTOR ADVISOR

                  By: /s/ Robert Chefitz
                     ------------------------------------
                  Name:
                  Title:


THE P/A FUND, L.P.

By:      APA PENNSYLVANIA PARTNERS, L.P.
         (Its General Partner)
                  By: /s/ Robert Chefitz
                     ------------------------------------
                  Name:
                  Title:

              /s/ Michael Willner
------------------------------------
         Michael Willner

                                 SCHEDULE 2.2(A)

                            Series B Stock Investment


                                                                            Shares            Purchase Price
                                                                            ------            ---------------
Name of Investor                 Address                                   Purchased
----------------                 -------                                   ---------
State of Michigan Retirement     430 West Allegan Street                       731,930            $8,000,000
System                           Lansing, MI 48922
                                 Attn:  David Turner
                                 Telephone:  517-373-4330
                                 Telecopier: 517-335-3668

Benefit Capital Management       39 Old Ridgebury Road                         274,474            $3,000,000
Corporation, as Investment       Danbury, CT 06817
Manager for The Prudential       Attn: Susan DeCarlo
Insurance Co. of America,        Telephone:  203-794-7348
Separate Account No.             Telecopier: 203-794-2693
VCA-GA-5298

CSK Venture Capital Co., Ltd.    7th Floor, Kenchikukaiken                     137,237            $1,500,000
                                 5-26-20 Shiba, Minato-Ku
                                 Tokyo 108, Japan
                                 Attn: Kenji Suzuki
                                 Telephone:  011-81-3-3457-5588
                                 Telecopier: 011-81-3-3457-7070

Credit Suisse (Guernsey)         Helvetia Court, P.O. Box 368                   45,746            $  500,000
Limited as Trustee of Dynamic    St. Peter Port, Guernsey
Growth Fund II                   Channel Islands  GY1 3YJ
                                 Attn:  Jason LaRoux
                                 Telephone:  011-44-1-481-719-070
                                 Telecopier: 011-44-1-481-724-676

                                 with a copy to:
                                 Yasuda Mutual Life Insurance Co.
                                 Shinjuku Monolith Building, 23rd Flr.
                                 3-1, Nishi-Shinjuku 2-Chrome
                                 Shinjuku-ku, Tokyo 169-92  Japan
                                 Attn:  Hitoshi Takahashi
                                 Telephone:  011-81-3-3349-6410
                                 Telecopier: 011-81-3-3348-4495

APA Excelsior IV, L.P.           c/o Patricof & Co. Ventures, Inc.              33,852            $  370,000
                                 455 Park Avenue
                                 New York, NY  10022
                                 Attn: Thomas Hirschfeld
                                 Telephone:  212-753-6300
                                 Telecopier: 212-319-6155

                                 SCHEDULE 2.2(A)
                                   (continued)

                            Series B Stock Investment



                                                                            Shares            Purchase Price
                                                                            ------            --------------
Name of Investor                 Address                                   Purchased
----------------                 -------                                   ---------
Coutts & Co. (Cayman) Ltd.,      c/o Patricof & Co. Ventures, Inc.             5,947             $    65,000
Custodian for APA Excelsior      455 Park Avenue
IV/Offshore, L.P.                New York, NY  10022
                                 Attn: Thomas Hirschfeld
                                 Telephone:  212-753-6300
                                 Telecopier: 212-319-6155

The P/A Fund, L.P.               c/o Patricof & Co. Ventures, Inc.             5,947             $    65,000
                                 455 Park Avenue
                                 New York, NY  10022
                                 Attn: Thomas Hirschfeld
                                 Telephone:  212-753-6300
                                 Telecopier: 212-319-6155

TOTAL                                                                      1,235,133             $13,500,000 (1)

(1) In addition, an aggregate of $1.5 million of Subordinated Notes are being exchanged by certain Existing Investors for Series B Stock in the exchange.

                                 SCHEDULE 2.2(B)

                            Aggregate Shares Received


                                                                                 Aggregate
                                                                                 ---------
                                                                    Series B      Series B
                                                                    --------      --------
                          Series A Shares -      Series B Shares-   Shares -        Shares          Aggregate
                          -----------------      ----------------   ---------       -------         ---------
Name of Investor          Exchange               Investment         Exchange       Received  Monies   Payable
----------------          --------               ------------       --------       --------  -----------------

State of Michigan                   n/a            731,930           n/a         731,930       $   8,000,000
Retirement System

Benefit Capital                     n/a            274,474           n/a         274,474       $   3,000,000
Management Corporation,
as Investment Manager
for The Prudential
Insurance Co. of
America, Separate
Account No. VCA-GA-5298

CSK Venture Capital                 n/a            137,237           n/a         137,237       $   1,500,000
Co., Ltd.

Credit Suisse                       n/a             45,746           n/a          45,746       $     500,000
(Guernsey) Limited as
Trustee of Dynamic
Growth Fund II

APA Excelsior IV, L.P.          233,778             33,852       100,878         134,730       $     370,000(1)

Coutts & Co. (Cayman)            41,243              5,947        17,722          23,669       $      65,000(2)
Ltd., Custodian for APA
Excelsior IV/Offshore,
L.P.

The P/A Fund, L.P.               40,924              5,947        17,722          23,669       $      65,000(3)

Michael Willner                   2,120                n/a           915             915                 n/a(4)

TOTAL                           318,065             45,746       137,237       1,372,370       $  13,500,000(5)


------------------

(1)      In addition, $1,102,604 of Subordinated Notes and warrants to purchase 175,863 shares of Common Stock are being exchanged for Series B Stock in the exchange.
(2)      In addition, $193,699 of Subordinated Notes and warrants to purchase 30,896 shares of Common Stock are being exchanged for Series B Stock in the exchange.
(3)      In addition, $193,699 of Subordinated Notes and warrants to purchase 30,896 shares of Common Stock are being exchanged for Series B Stock in the exchange.
(4)      In addition, $9,998 of Subordinated Notes and warrants to purchase 1,595 shares of Common Stock are being exchanged for Series B Stock in the exchange.
(5)      In addition, an aggregate of $1.5 million of Subordinated Notes and warrants to purchase 175,863 shares of Common Stock are being exchanged by certain Existing Investors for Series B Stock in the exchange.

                                 SCHEDULE 3.2(A)

                           List of Existing Investors
                                 (Common Stock)


Name of Existing Investor                                                                     Number of Shares Held
-------------------------                                                                     ---------------------
Park 'N View General Partner, Inc.                                                                           22,950

Ian Williams                                                                                                517,906

Sam Hashman                                                                                                 988,610

MPN Partners, Ltd.                                                                                          517,906

Nelgo Investments                                                                                           270,810

APA Excelsior IV, L.P.                                                                                    1,469,367

Coutts & Co., Custodian for APA Excelsior IV/Offshore L.P.                                                  259,300

The P/A Fund, L.P.                                                                                          258,000

Michael Willner                                                                                              13,333
                                                                                                          ----------
TOTAL                                                                                                     4,318,182


                                 SCHEDULE 3.2(B)

                          A. Outstanding Stock Options



Name of Option Holder                                                                                        Shares
---------------------                                                                                        ------
Tony Allen                                                                                                   37,878

Ralph Head                                                                                                   37,878

Bill Buzbee                                                                                                  37,878

Yves Maynard                                                                                                 37,878

Steve Conkling                                                                                               67,878

Gerry Cooksey                                                                                                20,000

Tony Ballerino                                                                                                5,000

Richard Lucas                                                                                                 3,000

Tom Evans                                                                                                     3,000

Terry Glick                                                                                                     500

Barry Spaath                                                                                                    500

Tim Keys                                                                                                        500
                                                                                                            -------
          Total Outstanding Options                                                                         251,890

Remaining Unallocated Options
Available Under Plan                                                                                          5,383
                                                                                                            -------

          Total Options Under Plan                                                                          257,273

                 B. Registration, Preemptive and Similar Rights

         Pursuant to Section 3 of that certain Securityholders' Agreement, dated as of November 2, 1995, by and among the Company and the Existing Investors, the Existing Investors (as defined therein) have a right of first refusal to purchase any Securities (as defined therein) issued by the Company.

                                 SCHEDULE 3.2(C)

                           List of Existing Investors*
                                (Series A Stock)


Name of Existing Investor                                                                     Number of Shares Held
-------------------------                                                                     ---------------------
APA Excelsior IV, L.P.                                                                                      285,205

Coutts & Co., Custodian for APA Excelsior
IV/Offshore, L.P.                                                                                            50,319

The P/A Fund, L.P.                                                                                           49,954

Michael Willner                                                                                               2,587
                                                                                                            -------

TOTAL                                                                                                       388,065




---------------

* Pro forma after exchange of $3,000,000 in Subordinated Notes, plus all accrued but unpaid interest.

                                  SCHEDULE 3.3

                          Title to Assets; Encumbrances


                                      None

                                  SCHEDULE 3.4

                                Outstanding Debt




Company                        Description                  Term                        Monthly Payment
-------                        -----------                  ----                        ---------------
Case Credit                    Construction equipment       2 years                         $ 3,313.13

Ford Motor Credit              Ford Escort                  1 year                          $   469.56

Ryder                          2 trucks                     3 years                         $ 2,802.19

AT&T Capital Lease             Computers                    21 months                       $   508.84

AAA Rental & Sales             Office furniture             3 years                         $   416.17

BSFS Equipment Leasing         Telephone                    20 months                       $   197.46

Mitel Finance                  Truckstop telephone          3 years                         $12,628.37
                               switches


                                 SCHEDULE 3.6(A)

                                    Contracts

1.       Coleman Equipment
         Construction Equipment Altec Planner

2.       Greenlight Technologies
         Software and Services
         Date:  November 15, 1995  Amended:  10/31/96
         Payment:  $3,000 per site plus transaction fees

3. Sprint Telecommunications Services Term Agreement (W. Memphis) Telephone Service - Commission to Park 'N View
         3 year term
         Date:  7/13/94

4.       Mitel Telecommunications Systems
         Master Lease Agreement Telephone Switches
         Term:  3 years on each switch
         Date:  11/22/95

5.       Prevue Networks, Inc.
         Multimedia License Agreement
         Term:  3 years
         Date:  11/28/95
         $450 per site per month

                                 SCHEDULE 3.6(B)

                              Truck Stop Agreements


1. Cable Television and Telephone Services Agreement between Park 'N View and Pilot Corporation dated February, 1996.
2. Amended Cable Television and Telephone Service Agreement between Park 'N View and National Auto/Truckstops, Inc. dated March 28, 1995.
3. Cable Television and Telephone Service Agreement between Park 'N View, AMBEST and Bosselman, Inc. of Iowa dated August 14, 1995.
4. Cable Television and Telephone Service Agreement between Park 'N View and AMBEST dated August 14, 1995.
5. Cable Television and Telephone Service Agreement between Park 'N View and Sapp Bros. Truckstops, Inc. dated April 22, 1996.
6. Cable Television and Telephone Service Agreement between Park 'N View and Travel Ports of America, Inc. dated October 28, 1995.
7. Cable Television and Telephone Service Agreement between Park 'N View and Professional Transportation Partners, LLC dated July 11, 1996.
8. Cable Television and Telephone Service Agreement between Park 'N View and Highway Service Ventures, Inc. dated September 29, 1995.
9. Cable Television and Telephone Service Agreement between Park 'N View, Professional Transportation Partners LLC and Perry Oil Company/ Beaverdam Truck Plaza dated September 4, 1996.
10. Operating Agreement between Park 'N View, National Auto/Truckstops, Inc. and Southeast Interstate Services, Inc. dated December 13, 1995.
11. Operating Agreement between Park 'N View, National Auto/Truckstops, Inc. and Hebron, Ohio truckstop dated May 23, 1996.
12. Operating Agreement between Park 'N View, National Auto/Truckstops, Inc. and Oak Grove Interstate Corp. dated September 1, 1995.
13. Operating Agreement between Park 'N View, National Auto/Truckstops, Inc., Albuquerque, NM dated May 24, 1996.
14. Operating Agreement between Park 'N View, National Auto/Truckstops, Inc. and Ontario Auto/Truck Plaza dated January 29, 1996.
15. Operating Agreement between Park 'N View, National Auto/Truckstops, Inc. and White's Truckstop, Inc. dated May 21, 1996.

                                 SCHEDULE 3.8(B)

                                     Permits


                                      None

                                  SCHEDULE 3.11

                                  Benefit Plans


1.       Park 'N View, Inc. Stock Option Plan.

2.       Group Medical Insurance Plan for Florida Employees.

3.       Group Dental Insurance Plan for Florida Employees.

4.       Group Health Insurance Plan for Tennessee Employees.

5.       Key Man Life Insurance Policy on Ian Williams.

6.       Discretionary Severance Program.

                                  SCHEDULE 3.12

                                 Labor Relations


                                      None

                                  SCHEDULE 3.13

                             Broker/Finder - Company

         The Company has agreed to pay PaineWebber Incorporated a broker's fee of 3.5% of the aggregate gross proceeds realized from the sale of Series B Stock to the Investors (other than those Investors that are Existing Investors) listed on Schedule 2.2, plus reasonable out-of-pocket expenses.

                                  SCHEDULE 3.15

                       Obligations to Purchase Securities


     The Company has certain mandatory obligations and optional rights to redeem the Series A Stock pursuant to the terms of Section 5 of the Certificate of Designation relating to the Series A Stock.

                                  SCHEDULE 3.19

                               Financial Statement


1.       Horizon Capital
                  -        Final payment of $15,000 due on November 1, 1996.

2.       Cancap Investments Limited
                  -        Final payment of $60,000 due on November 1, 1996.

                                  SCHEDULE 3.20

                          Absence of Specified Changes


1.       Dividend on Series A due December 31, 1996.

2.       Salary Increases.
         -        Luis Cairo $4,000 (11%)
         -        Tom Evans $6,000 (20%)

                                  SCHEDULE 3.21

                                      Taxes

                                      None

                                  SCHEDULE 3.22

                               Proprietary Rights


1. Software Development Agreement, dated November 15, 1995, between Green Light, Inc. and Park 'N View, as amended, regarding (i) joint ownership of software to run on computers at truck stops to operate phone and video services; and (ii) joint ownership of software to run on computers at Park 'N View's headquarters to authorize and administer system.

2. Trademark Application pending with the U.S. Patent and Trademark Office, filed April 30, 1996, Serial Number 75/096457, for the mark PNV DRIVE

3. U.S. Trademark Registration, Reg. No. 1,948,428, issued January 16, 1996 for Park 'N View (and Design) for entertainment services; Registrant Park 'N View, Ltd. In process of assigning mark of record to Park 'N View, Inc.

                                  SCHEDULE 3.23

                                    Insurance


Insurance Company                       Type/Date of Policy/                 Policy Limits
                                        Property Covered

American Reliable                       Liab/Cargo/Phy Dam                   $  100,000. BI
CANCELLED 2/6/96                        11/8/95 to 11/8/96                      300,000. BI
                                        Ford Truck #B18407                       50,000. PD
                                        Ford Truck #B20536                       10,000. PIP
                                        Bvr Trailr #                          10/20,000. UM
                                        Bvr Trailr #                             48,000. Phys Dmg
                                                                                 15,000. Cargo

Agricultural Ins. Co.                   Physical Damage                      $   16,400. Phys Dmg
                                        12/8/95 to 12/8/96
                                        Bvr Trailr #011823
                                        Bvr Trailr #044826
                                        Bvr Trailr #044802
                                        Bvr Trailr #044973

Empire Fire & Marine                    Liability Only                       $  100,000. BI
                                        1/12/96 to 1/12/97                      300,000. BI
                                        Ford Escort #394247                      50,000. PD
                                        ADDITION: 2/6/96
                                        Ford Truck #B18407
                                        Ford Truck #B20536

Interstate Fire & Casualty              Physical Damage                      $    Value:  ACV
                                        1/12/96 to 1/12/97
                                        Ford Escort #394247
                                        ADDITION: 2/6/96                         23,600. Phys Dmg
                                        Ford Truck #B18407                       23,600. Phys Dmg
                                        Ford Truck #B20536
                                        DELETE: 9/18/96                          23,600. Phys Dmg
                                        Ford Truck #B18107
                                        ADDITION: 9/18/96                        23,600. Phys Dmg
                                        Ford Truck #B33430

TIG Specialty Ins. Co.                  General Liab/Proprty                 $1,000,000. Gen Liab/Aggr
                                        2/12/96 to 2/12/97                    1,000,000. Ped/Comp Ops
                                                                                 50,000. Pers/Adv Inj
                                                                              1,000,000. Per Occurrance
                                                                                 50,000. Fire Legal
                                                                                  5,000. Med Expense
                                                                                400,000. Property

GRE/Albany Ins. Co.                     Installation Floater                 $  200,000. Property
                                        2/12/96 to 2/12/97
                                        Coverage for Property
                                        on the two (2) Tractor/
                                        Trailers in transit
                                        TEMPORARY ADDITION:                      20,000. per Promo Trailer
                                        6/14/96 to 7/11/96




Insurance Company                       Type/Date of Policy/                 Policy Limits
                                        Property Covered

Clarendon Insurance                     Workers Compensation                    100,000. Each Accident
                                        4/8/96 until cancelled                  500,000. Disease Limit
                                                                                100,000. Dis/Each Emp.

Sphere Drake Ins. Co.                   On-Site Property                     $   30,000. per Site
                                        5/17/96 to 5/17/97
                                        ADDITION: 6/3/96
                                        BROADEN COVERAGE;                      Scheduled by Site
                                         6/14/96
                                        ADDITION: 8/17/96
                                        ADDITION: 8/31/96
                                        ADDITION: 10/31/96








Metropolitan Life          Keyman Term                                 $1,000,000


                               PARK 'N VIEW, INC.

                  ON-SITE COVERAGE SCHEDULE OF VALUES BY SITE



SITE                                              VALUE                         ACTIVATED

201 Vero Beach, FL                             $41,600.00                         5/17/96
202 Knoxville, TN                               48,800.00                         5/17/96
203 West Memphis, AR                            36,000.00                         5/17/96
204 Ontario, CA                                 76,000.00                         5/17/96
205 Buttonwillow, CA                            51,200.00                         5/17/96
206 Albuquerque, NM                             41,600.00                         6/3/96
401 Carnesville, GA                             51,200.00                         5/17/96
601 Madera, CA                                  51,200.00                         5/17/96
680 Eric, PA                                    52,800.00                         6/3/96
701 Denver, CO                                  60,400.00                         5/17/96
683 Baltimore, MD                               60,800.00                         8/17/96
710 Des Moines, IA                              51,240.00                         8/17/96
682 Lake Station, IN                            66,000.00                         8/31/96
    Florence, SC                                48,000.00                         10/31/96

                                  SCHEDULE 4.3

                            Broker/Finder - Investors

                                      None

                                    EXHIBIT A

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                AND RIGHTS OF SERIES B 7% CUMULATIVE CONVERTIBLE

                      PREFERRED STOCK OF PARK 'N VIEW, INC.

         PARK 'N VIEW, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     .   Pursuant to authority conferred upon the Board of Directors by the
Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and pursuant to the provisions of ss. 151 of the Delaware General Corporation Law, the Board of Directors, pursuant to unanimous written consent dated November 11, 1996, adopted the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series B 7% Cumulative Convertible Preferred Stock.

         WHEREAS, the Certificate of Incorporation of the Corporation provides for two classes of shares known as common stock, $.001 par value per share (the "Common Stock"), and preferred stock, $.01 par value per share ("Preferred Stock"); and

         WHEREAS, the Board of Directors of the Corporation is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series and to fix the designations, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable to, and hereby does, designate a Series B 7% Cumulative Convertible Preferred Stock and fixes and determines the rights, preferences, qualifications, limitations and restrictions relating to the Series B 7% Cumulative Convertible Preferred Stock as follows:

     1. Designation. The shares of such series of Preferred Stock shall be designated "Series B 7% Cumulative Convertible Preferred Stock" (referred to herein as the "Series B Stock").

     2. Authorized Number. The number of shares constituting the Series B Stock shall be 1,372,370.

     3. Dividends. The holders of shares of Series B Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of assets legally available for such purpose, dividends at the rate of $0.7651 (i.e., 7%) per share per annum, which shall be payable when and if declared by the Board of Directors or shall accrue quarterly on the last day of January, April, July and October in each year, commencing on January 31, 1997; provided, however, that upon an Event of Default (as hereinafter defined) and so long as it shall continue, such dividend rate shall be $0.9837 (i.e., 9%) per share per annum. Dividends on the Series B Stock shall be cumulative so that if, for any dividend accrual period, cash dividends at the rate hereinabove specified are not declared and paid or set aside for payment, the amount of accrued but unpaid dividends shall accumulate and shall be added to the dividends payable for subsequent dividend accrual periods and upon any redemption or conversion of shares of Series B Stock. If any shares of Series B Stock are issued on a date which does not coincide with a dividend payment date, then the initial dividend accrual period applicable to such shares shall be the period from the date of issuance thereof through whichever of January 31, April 30, July 31, or October 31 next occurs after the date of issuance. If the date fixed for payment of a final liquidating distribution on any shares of Series B Stock, or the date on which any shares of Series B Stock are redeemed or converted into Common Stock does not coincide with a dividend payment date, then subject to the provisions hereof relating to such payment, redemption or conversion, the final dividend accrual period applicable to such shares shall be the period from whichever of February 1, May 1, August 1 or November 1 most recently precedes the date of such payment, conversion or redemption through the effective date of such payment, conversion or redemption. Dividends paid in cash on the shares of Series B Stock (or Series A Stock which shall rank pari passu with the Series B Stock) in an amount less than the total amount of such dividends shall be allocated pro rata so that the total value of dividends paid on the Series B Stock and Series A Stock shall in all cases bear to each other the same ratio that the total value of accrued and unpaid dividends on the Series B Stock and Series A Stock bear to each other. Without the written consent of the holders of at least 66_% of the then outstanding Series B Stock, the Corporation shall not declare or pay any cash dividend on, or redeem or repurchase or make any other cash distribution in respect of any other equity Securities of the Corporation unless at the time of such declaration, payment or distribution all dividends on the Series B Stock accrued for all past dividend accrual periods shall have been paid and the full dividends thereon for the current dividend period shall be paid or declared and set aside for payment.

     4. Liquidation.

        (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Stock shall be entitled, before any distribution or payment is made upon any Common Stock or any other class or series of stock ranking junior to the Series B Stock as to distribution of assets upon liquidation (other than the Series A Preferred Stock of the Corporation which shall rank pari passu with the Series B Stock), to be paid an amount equal to $10.93 per share (as adjusted for Recapitalization Events (as hereinafter defined)) plus all accrued and unpaid dividends to such date (collectively, the "Liquidation Payments"). If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Stock shall be insufficient to permit payment in full to the holders of Series B Stock of the Liquidation Payments, then the entire assets of the Corporation shall be distributed ratably among such holders and the holders of any class of preferred stock ranking on a parity with the Series B Stock in proportion to the full respective distributive amounts to which they are entitled.

        (b) Upon any liquidation, dissolution or winding up of the Corporation, after the holders of Series B Stock shall have been paid in full the Liquidation Payments, the remaining assets of the Corporation may be distributed ratably per share in order of preference to the holders of Common Stock and any other class or series of stock ranking junior to the Series B Stock as to distribution of assets upon liquidation.

        (c) Written notice of a liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to each holder of record of Series B Stock at his post office address as shown by the records of the Corporation.

     5. Conversion.

        The holders of the Series B Stock shall have the following conversion rights:

        (a) Optional Conversion. Each share of Series B Stock shall be convertible at any time, at the option of the holder of record thereof, into fully paid and nonassessable shares of Common Stock at the "conversion rate" (as defined in paragraph (c) below) then in effect upon surrender to the Corporation or its transfer agent of the certificate or certificates representing the Series B Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith.

        (b) Conversion on Qualifying Offering. Upon the consummation of a Qualifying Offering (as defined below), upon not less than ten (10) days prior written notice by the Corporation of the anticipated consummation of such offering, each share of Series B Stock shall be converted into fully paid and nonassessable shares of Common Stock at the conversion rate. A "Qualifying Offering" means (i) the Corporation shall have consummated a firm commitment underwritten public offering of its Common Stock by a nationally recognized investment banking firm pursuant to an effective registration under the Securities Act of 1933, as amended, covering the offering and sale of both primary and secondary shares of Common Stock which results in gross proceeds of at least $20,000,000, (ii) the Common Stock is listed on either NASDAQ, the New York Stock Exchange or the American Stock Exchange, and (iii) the price at which the Common Stock is sold in such offering is at least equal to an amount which
(x) is 200% of the then effective conversion price or (y) would represent, on an as converted basis, a compound annual rate of return of 35% based upon the original issuance price of the Series B Stock. Upon the achievement of (i), (ii) and (iii) above and the giving of the mandatory conversion notice by the Corporation, the outstanding shares of Series B Stock to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

        (c) Basis For Conversion; Converted Shares. The basis for any conversion under this Section 5 shall be the "conversion rate" in effect at the time of conversion, which for the purposes hereof shall mean the number of shares of Common Stock issuable for each share of Series B Stock surrendered for conversion under this Section 5. Initially, the conversion rate shall be 1.0, i.e., 1.0 shares of Common Stock for each share of Series B Stock being converted. Such conversion rate shall be subject to adjustment as provided in
Section 7 below. As used herein, the term "conversion price" shall be an amount computed by dividing $10.93 by the conversion rate then in effect. Initially, the conversion price shall be $10.93 per share of Common Stock. If any fractional interest in a share of Common Stock would be deliverable upon conversion of Series B Stock, the Corporation shall pay in lieu of such fractional share an amount in cash equal to the conversion price of such fractional share (computed to the nearest one hundredth of a share) in effect at the close of business on the date of conversion. Any shares of Series B Stock which have been converted shall be cancelled and all dividends on converted shares shall cease to accrue and the certificates representing shares of Series B Stock so converted shall represent the right to receive (i) such number of shares of Common Stock into which such shares of Series B Stock are convertible, plus (ii) cash payable for any fractional share plus (iii) all accrued but unpaid dividends relating to such shares through the immediately preceding dividend payment date. Upon the conversion of shares of Series B Stock as provided in this Section 5, the Corporation shall promptly pay all then accrued but unpaid dividends to the holder of the Series B Stock being converted. The Board of Directors of the Corporation shall at all times reserve a sufficient number of authorized but unissued shares of Common Stock to be issued in satisfaction of the conversion rights and privileges aforesaid.

        (d) Mechanics of Conversion. In the case of an optional conversion, before any holder of Series B Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or its transfer agent for the Series B Stock, and shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificate of certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. A certificate or certificates will be issued for the remaining shares of Series B Stock in any case in which fewer than all of the shares of Series B Stock represented by a certificate are converted.

        (e) Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series B Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

     6. Adjustment of Conversion Price and Conversion Rate. The number and kind of securities issuable upon the conversion of the Series B Stock, the conversion price and the conversion rate shall be subject to adjustment from time to time in accordance with the following provisions:

        (a) Certain Definitions. For purposes of this Certificate:

            (i) The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued, or deemed to be issued by the Corporation pursuant to paragraph (g) of this Section 6, after the Original Issue Date except:


                  (A) shares of Common Stock issuable upon conversion of, or distributions with respect to, the Series B Stock now or hereafter issued by the Corporation; and

                  (B) up to 400,000 shares of Common Stock issuable upon the exercise of options issued to officers, directors and employees of the Corporation under stock option plans maintained from time to time by the Corporation and approved by the Board of Directors.

            (ii) The term "Common Stock" shall be deemed to mean (i) the Common Stock, $.001 par value, and (ii) the stock of the Corporation of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage.

            (iii) The term "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Series B Stock) or other securities convertible into or exchangeable for Common Stock.

            (iv) The term "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

            (v) The term "Original Issue Date" shall mean the date of the initial issuance of the Series B Stock.

            (vi) The term "Fair Market Price" shall mean with respect to a share of Common Stock (i) prior to the first anniversary of the Original Issue Date, the conversion price in effect on the Original Issue Date, and (ii) subsequent to the first anniversary of the Original Issue Date, the average closing bid price of the Common Stock as reported by NASDAQ (or the last sale price if the Common Stock is traded on an exchange) for a period of thirty (30) consecutive trading days ending on the third day prior to the date of determination, or, if the Common Stock is not listed on NASDAQ or an exchange, the fair market value as determined by the vote of 66_% of the Corporation's Board of Directors or if the Board of Directors cannot reach such agreement, as determined by a qualified independent investment banker appointed by the vote of 66_% of the Corporation's Board of Directors.

        (b) Reorganization, Reclassification. In the event of a reorganization, share exchange, or reclassification, other than a change in par value, or from par value to no par value, or from no par value to par value or a transaction described in subsection (c) or (d) below, each share of Series B Stock shall, after such reorganization, share exchange or reclassification (a "Reclassification Event"), be convertible at the option of the holder into the kind and number of shares of stock or other securities or other property of the Corporation which the holder of Series B Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of his Series B Stock immediately prior to such reorganization, share exchange, or reclassification.

        (c) Consolidation, Merger. In the event of a merger or consolidation to which the Corporation is a party each share of Series B Stock shall, after such merger or consolidation, be convertible at the option of the holder into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Series B Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series B Stock immediately prior to such consolidation or merger.

        (d) Subdivision or Combination of Shares. In case outstanding shares of Common Stock shall be subdivided, the conversion price shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common Stock shall be combined, the conversion price shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

        (e) Stock Dividends. In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), then the conversion price shall be adjusted, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to that price determined by multiplying the conversion price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Corporation shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

        (f) Issuance of Additional Shares of Common Stock. If the Corporation shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph (g) below) after the Original Issue Date (other than as provided in the foregoing subsections (b) through (e)), for no consideration or for a consideration per share less than the greater of (i) the Fair Market Price in effect on the date of and immediately prior to such issue or (ii) the conversion price in effect on the date of and immediately prior to such issue, then in such event, the conversion price shall be reduced, concurrently with such issue, to a price equal to the quotient obtained by dividing:

            (i) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the conversion price in effect immediately prior to such issuance or sale, plus (y) the aggregate consideration received or deemed to be received by the Corporation upon such issuance or sale, by

            (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

        For purposes of the formulas expressed in paragraph 6(e) and 6(f), all shares of Common Stock issuable upon the exercise of outstanding Options or issuable upon the conversion of the Series B Stock or outstanding Convertible Securities (including Convertible Securities issued upon the exercise of outstanding Options), shall be deemed outstanding shares of Common Stock both immediately before and after such issuance or sale.

        (g) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:


            (i) no further adjustments in the conversion price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities;

            (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the conversion price computed upon the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, upon any such increase or decrease becoming effective, shall be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the conversion price shall affect Common Stock previously issued upon conversion of the Series B Stock);

            (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the conversion price computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                  (A) in the case of Options or Convertible Securities, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation (x) for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon exercise of the Options or (y) for the issue of all such Convertible Securities which were actually converted or exchanged plus the additional consideration, if any, actually received by the Corporation upon the conversion or exchange of the Convertible Securities; and

                  (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

             (iv) No readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the conversion price to an amount which exceeds the lower of (x) the conversion price on the original adjustment date or (y) the conversion price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

             (v) In the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the conversion price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above.

        (h) Determination of Consideration. For purposes of this Section 6, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

            (i) Cash and Property. Such consideration shall:

                (A) insofar as it consists of cash, be the aggregate amount of cash received by the Corporation; and

                (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of the issue, as determined by the vote of 66_% of the Corporation's Board of Directors or if the Board of Directors cannot reach such agreement, by a qualified independent public accounting firm, other than the accounting firm then engaged as the Corporation's independent auditors, agreed upon by the Corporation on the one hand and the holders of 66 2/3% of the outstanding shares of Series B Stock on the other hand.

           (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph (g) above, relating to Options and Convertible Securities shall be determined by dividing:

                (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

        (i) Adjustment of Conversion Rate. Upon each adjustment of the conversion price under the provisions of this Section 6, the conversion rate shall be adjusted to an amount determined by dividing (x) the conversion price in effect immediately prior to the event causing such adjustment by (y) such adjusted conversion price.

        (j) Other Provisions Applicable to Adjustment Under this Section. The following provisions will be applicable to the adjustments in conversion price and conversion rate as provided in this Section 6:

            (i) Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation.

            (ii) Other Action Affecting Common Stock. In case the Corporation shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections 6(b) to 6(g) hereof, inclusive, which would have an inequitable effect on the holders of Series B Stock, the conversion price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation on the advice of the Corporation's independent public accountants may in good faith determine to be equitable in the circumstances.

            (iii) Minimum Adjustment. No adjustment of the conversion price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the conversion price then in effect, but any such amount shall be carried forward and an adjustment with respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

            (iv) Certain Adjustments. The conversion price shall not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the conversion price pursuant to Section 6(g)(ii) or (iii).

        (k) Notices of Adjustments. Whenever the conversion rate and conversion price is adjusted as herein provided, an officer of the Corporation shall compute the adjusted conversion rate and conversion price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted conversion rate and conversion price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the recordholders of the Series B Stock.

7.      Redemption.

        (a) Mandatory Redemption. On each of the sixth and seventh anniversaries of the date of issuance of the Series B Stock (each such anniversary date being referred to herein as the "Anniversary Redemption Date") the Corporation shall redeem one half (50%) of the number of shares of Series B Stock originally issued hereunder (or such lesser amount as shall then be outstanding) at the "Redemption Price" per share defined in paragraph (c) below, payable in each case in cash on the Anniversary Redemption Date.

        (b) Redemption on Change of Control. Upon a "Change of Control" of the Corporation, each holder of the then outstanding shares of Series B Stock may elect to have the Corporation redeem all (but not less than all) outstanding shares of Series B Stock owned by such holder at the "Redemption Price" per share defined in paragraph (c) below, payable in cash on any date within 100 days of the effective date of the Change of Control (such date being herein referred to as the "Change of Control Redemption Date"). The election shall be made by delivering written notice to the Corporation at least thirty (30) but no more than sixty (60) days prior to the Change of Control Redemption Date. The Corporation will then be required to redeem all the shares of Series B Stock owned by such holder on the Change of Control Redemption Date. For purposes of this Section 7, "Change of Control" means any one or more of the following events:

            (i) The Corporation shall consolidate with or merge into any another person or any person shall consolidate with or merge into the Corporation (other than a consolidation or merger of the Corporation and a wholly-owned subsidiary of the Corporation in which all shares of the Corporation's Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration), in either event pursuant to a transaction in which any of the Corporation's common stock outstanding immediately prior to the effectiveness thereof is changed into or exchanged for cash, securities or other property; or

            (ii) the Corporation shall directly or indirectly convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any person or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act") (other than to a wholly-owned subsidiary of the Corporation); or

            (iii) there shall be a reorganization, share exchange, or reclassification, other than a change in par value, or from par value to no par value, or from no par value to par value; or

            (iv) any person (other than the Corporation, any subsidiary of the Corporation or an Existing Investor (as defined in the Purchase Agreement (as hereinafter defined))), including a "group" (within the meaning of Section 13(d) and 14(D)(2) of the 1934 Act) that includes such person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of securities of the Corporation and, as a result of such purchase or acquisition, such person (together with its associates and affiliates) shall directly or indirectly beneficially own in the aggregate (1) more than 50% of the Common Stock, or (2) securities representing more than 50% of the combined voting power of the Corporation's voting securities, in each case under subclause (1) or (2), outstanding on the date immediately prior to the date of such purchase or acquisition (or, if there be more than one, the last such purchase or acquisition).

        (c) The Redemption Price per share of Series B Stock shall equal the sum of (x) $10.93 (as adjusted for Recapitalization Events) plus (y) all accrued and unpaid dividends on such share of Series B Stock to the Anniversary Redemption Date or Change of Control Redemption Date, as the case may be.

        (d) The term "Redemption Date" as used in this paragraph (d) shall refer to whichever of the Anniversary Redemption Date or the Change of Control Redemption Date is applicable in a particular circumstance. On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Series B Stock to be redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the holders of the shares of Series B Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of the certificate or certificates of the shares of Series B Stock to be redeemed. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Stock as holders of Series B Stock (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease as to those shares of Series B Stock redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If on the Redemption Date the funds of the Corporation legally available for redemption of shares of Series B Stock (or Series A Stock which shall rank pari passu with the Series B Stock) are insufficient to redeem the total number of shares of Series B Stock or Series A Stock to be redeemed on such date, the Corporation will use those funds which are legally available therefor to redeem the maximum possible number of shares of Series B Stock and Series A Stock ratably among the holders of such shares to be redeemed based upon their holdings of Series B Stock and Series A Stock. Payments shall first be applied against accrued and unpaid dividends and thereafter against the remainder of the Redemption Price. The shares of Series B Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Stock such funds will immediately be used to redeem the balance of the shares of Series B Stock to be redeemed. No dividends or other distributions shall be declared or paid on, nor shall the Corporation redeem, purchase or acquire any shares of, the Common Stock or any other class or series of stock of the Corporation unless the Redemption Price of all shares elected to be redeemed shall have been paid in full. Until the Redemption Price for a share of Series B Stock elected to be redeemed shall have been paid in full, such share of Series B Stock shall remain outstanding for all purposes and entitle the holder thereof to all the rights and privileges provided herein, including, without limitation, that dividends and interest thereon shall continue to accrue and, if unpaid prior to the date such shares are redeemed, shall be included as part of the Redemption Price as provided in paragraph (c) above. Notwithstanding anything in this Section 7 to the contrary, even if a notice of redemption was delivered under paragraph (a) or (b) of this Section 7, all shares of Series B Stock shall be convertible pursuant to Section 5 at all times prior to the Redemption Date.

        8. Notices of Record Dates and Effective Dates. In case: (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock; or (b) the Corporation shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or any other rights; or (c) of any reorganization, share exchange or reclassification of the capital stock of the Corporation (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is party or of the sale, lease or exchange of all or substantially all of the property of the Corporation; or (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or (e) of a Change of Control, then the Corporation shall cause to be mailed to the recordholders of the Series B Stock at least 20 days prior to the applicable record date or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution or rights are to be determined or (ii) the date on which such reclassification, reorganization, share exchange, consolidation, merger, sale, lease, exchange, dissolution, liquidation, winding up or Change of Control is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization share exchange, consolidation, liquidation, merger, sale, lease, exchange, dissolution, liquidation, winding up or Change of Control.

        9. Voting Rights.

           (a) Holders of Series B Stock shall be entitled to notice of any stockholder's meeting. Except as otherwise required by law or provided herein, at any annual or special meeting of the Corporation's stockholders, or in connection with any written consent in lieu of any such meeting, each outstanding share of Series B Stock shall be entitled to the number of votes equal to the number of full shares of Common Stock into which such share of Series B Stock is then convertible. Except as otherwise required by law or provided herein, the Series B Stock and the Common Stock shall vote together on each matter submitted to stockholders, and not by class or series.

           (b) Prior to the consummation of a Qualifying Offering by the Corporation of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the holders of the Series B Stock, voting together as a class, shall be entitled to elect one (1) director to the Corporation's Board of Directors. Subsequent to such Qualifying Offering, the holders of a majority of the Common Stock issuable upon conversion of the Series B Stock shall be entitled to nominate one (1) director for election to the Corporation's Board of Directors which the Corporation shall nominate to management's slate for election; provided, however, that the right provided for in this last sentence of subsection 9(b) shall be effective only for so long as at least 50% of the shares of Common Stock issuable upon conversion of the Series B Stock originally issued remain outstanding.

        Notwithstanding the foregoing, upon an Event of Default and so long as it shall continue, the holders of the Series B Stock, voting together as a class, shall be entitled at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Stock called as hereinafter provided, to elect a majority of the Board of Directors and such right to elect a majority of the Board of Directors shall be in lieu of the aforesaid right of the holders of Series B Stock to elect one director. Such right of the holders of the Series B Stock to elect a majority of the Board of Directors may be exercised until an Event of Default shall be cured, if curable, or waived, and when so cured or waived, the right of the holders of Series B Stock to elect such number of directors shall cease and their right to elect one director shall resume, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future Event of Default. At any time when such special voting rights shall have so vested in the holders of Series B Stock, the Secretary of the Corporation may, and upon the written request of the holders of 10% or more of the number of shares of the Series B Stock then outstanding addressed to him at the principal office of the Corporation, shall, call a special meeting of the holders of the Series B Stock for the election of a majority of the Board of Directors to be elected by them as provided herein, to be held in the case of such written request as soon as practicable after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the by-laws for the holding of meetings of stockholders. If at any such annual or special meeting or adjournment thereof the holders of at least a majority of the Series B Stock then outstanding shall be present or represented at such meeting, the then authorized number of directors of the Corporation shall be increased to the extent necessary to provide a majority of new directors to be elected and the holders of the Series B Stock shall be entitled to elect the additional directors so provided for. The directors so elected shall serve until the next annual meeting or until their successors shall be elected and qualified, provided, however, that whenever the holders of the Preferred Stock shall be divested of the special rights to elect a majority of the Board of Directors as above provided, the term of office of the persons so elected as directors by the holders of the Series B Stock as a class, or elected to fill any vacancies resulting from the death, resignation or removal of the directors so elected by the holders of Series B Stock, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

        If during any interval between any special meeting of the holders of the Series B Stock for the election of directors to be elected by them as provided above and the next ensuing annual meeting of stockholders, or between annual meetings of stockholders for the election of directors, and while the holders of the Series B Stock shall be entitled to elect a majority of the Board of Directors, the directors who have been elected by the holders of the Series B Stock shall, by reason of resignation, death or removal, have departed from the Board, (i) the vacancies with respect to the directors elected by the holders of the Series B Stock may be filled by a majority vote of the remaining directors then in office, although less than a quorum, and (ii) if such vacancy or vacancies be not so filled within twenty (20) days after the creation thereof, the Secretary of the Corporation shall call a special meeting of the holders of the Series B Stock and such vacancy or vacancies shall be filled at such special meeting.

        No director elected by the holders of Series B Stock as a class, or elected by other directors to fill a vacancy resulting from the death, resignation or removal of a director elected by such class vote, may be removed from office by the vote or written consent of stockholders unless such vote or written consent includes that of the holders of a majority of the outstanding shares of Series B Stock.

        (c) In addition to any other vote or consent of stockholders provided by law or by the Corporation's Certificate of Incorporation, the Corporation shall not, without the approval by vote or written consent of the holders of not less than 66_% of the then outstanding shares of Series B Stock:

            (i) amend, waive or repeal any provisions of, or add any provision to, (i) this Certificate of Designation or (ii) any provision of the Corporation's Certificate of Incorporation or any other certificate of designation filed with the Secretary of State of Delaware by the Corporation with respect to its preferred stock;

            (ii) amend, waive or repeal any provisions of, or add any provision to, the Corporation's By-Laws;

            (iii) authorize, create, issue or sell any shares of Equivalent Stock or Superior Stock (other than Series A Stock); except as authorized in this Certificate of Designation;

            (iv) issue any shares of Series B Stock other than pursuant to the Purchase Agreements (as hereinafter defined) or upon transfers of outstanding shares of Series B Stock;

            (v) enter into any agreement, indenture or other instrument which contains any provisions restricting the Corporation's obligation to pay dividends on or make redemptions of the Series B Stock in accordance herewith;or

            (vi)  dissolve the Corporation.

        "Assets" shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

        "Equivalent Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or Assets on a parity with any such preference or priority of the Series B Stock and no preference or priority as to dividends or Assets superior to any such preference or priority of the Series B Stock and any instrument or Security convertible into or exchangeable for Equivalent Stock. Without limiting the generality of the foregoing, a dividend rate, mandatory or optional sinking fund payment amounts or schedules or optional redemption provisions, the existence of a conversion right or the existence of a liquidation preference of up to 100% of the original issue price plus unpaid accrued dividends plus a premium of up to the dividend rate or up to the percentage of the equity of the Corporation represented by such Stock, with respect to any class or series of Stock, differing from that of the Series B Stock, shall not prevent such class of Stock from being Equivalent Stock.

        "Securities" shall mean any debt or equity securities of the Corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or Security. The term "Security" shall mean one of the Securities.

        "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock.

        "Superior Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or Assets superior to any such preference or priority of the Series B Stock and any instrument or security convertible into or exchangeable for Superior Stock.

        (d) Notwithstanding anything else contained herein, the affirmative vote or written consent of each holder of the outstanding shares of Series B Stock shall be necessary to amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation or the Certificate of Designation creating this Series B Stock which would alter or change (i) the dividend rate,
(ii) redemption provisions, (iii) anti-dilution provisions, (iv) the place or currency of payments hereunder, (v) the right to institute suit for the enforcement of any payment hereunder, (vi) the conversion provisions, or (vii) provisions of this Section 9, so as to affect any of the foregoing adversely.

        10. Preemptive Rights.

            (a) The Corporation shall not issue or sell any shares of Common Stock, Preferred Stock or other securities convertible into or exchangeable for shares of Common Stock, other than any such issuance or sale (i) pursuant to a Qualifying Offering, (ii) pursuant to a stock option plan approved by the Board of Directors, (iii) as a form of consideration in connection with mergers or acquisitions where the Corporation is the surviving entity or (iv) where the aggregate gross proceeds are less than $500,000 in any single transaction, provided that the sale price per share is not less than the then applicable conversion price and, provided further, that the aggregate gross proceeds of all such transactions shall not exceed $1,500,000 (the securities issued in such transactions being referred to as the "Newly Issued Securities"), unless prior to the issuance or sale of such Newly Issued Securities each holder of Series B Stock shall have been given the opportunity (such opportunity being herein referred to as the "Preemptive Right") to purchase (on the same terms as such Newly Issued Securities are proposed to be sold) the same proportion of such Newly Issued Securities being issued or offered for sale by the Corporation as
(x) the number of shares of Common Stock (calculated solely on account of outstanding shares of Series B Stock on an as converted basis) held by such holder on the day preceding the date of the Preemptive Notice (as defined herein), as the case may be, bears to (y) the total number of shares of Common Stock (calculated on a fully diluted basis) outstanding on that day.

            (b) Prior to the issuance or sale by the Corporation of any Newly Issued Securities, the Corporation shall give written notice thereof (the "Preemptive Notice") to each holder of Series B Stock. The Preemptive Notice shall specify (i) the name and address of the bona fide investor to whom the Corporation proposes to issue or sell Newly Issued Securities, (ii) the total amount of capital to be raised by the Corporation pursuant to the issuance or sale of Newly Issued Securities, (iii) the number of Securities of such Newly Issued Securities proposed to be issued or sold, (iv) the price and other terms of their proposed issuance or sale, (v) the number of such Newly Issued Securities which such holder is entitled to purchase (determined as provided in subsection (a) above), and (vi) the period during which such holder may elect to purchase such Newly Issued Securities, which period shall extend for at least thirty (30) days following the receipt by such holder of the Preemptive Notice (the "Preemptive Acceptance Period"). Each holder of Series B Stock who desires to purchase Newly Issued Securities shall notify the Corporation within the Preemptive Acceptance Period of the number of Newly Issued Securities he wishes to purchase, as well as the number, if any, of additional Newly Issued Securities he would be willing to purchase in the event that all of the Newly Issued Securities subject to the Preemptive Right are not subscribed for by the other holders of Series B Stock.

            (c) In the event a holder of Series B Stock declines to subscribe for all or any part of its pro rata portion of any Newly Issued Securities which are subject to the Preemptive Right (the "Declining Preemptive Purchaser") during the Preemptive Acceptance Period, then the other holders of Series B Stock shall have the right to subscribe for all (or any declined part) of the Declining Preemptive Purchaser's pro rata portion of such Newly Issued Securities (to be divided among the other holders of Series B Stock desiring to exercise such right on a ratable basis).

            (d) Any such Newly Issued Securities which none of the holders elect to purchase in accordance with the provisions of this Section 10, may be sold by the Corporation, within a period of three (3) months after the expiration of the Preemptive Acceptance Period, to any other person or persons at not less than the price and upon other terms and conditions not less favorable to the Corporation than those set forth in the Preemptive Notice.

        11. Events of Default. An Event of Default shall mean any of the following:

            (i) Any failure by the Corporation to pay in cash any dividend, if and when declared by the Board of Directors, on the payment due dates and in the amounts provided pursuant to Section 3 hereof, if such failure shall continue for any two quarterly periods;

            (ii) Any failure by the Corporation to satisfy its redemption obligations pursuant to Section 7 hereof if any such failure shall continue for a period of five days from the appropriate redemption date;

            (iii) Any failure by the Corporation to comply with the provisions of Sections 4, 5, 6, 8, 9 or 10 hereof;

            (iv) If any representation or warranty made by the Corporation in the Stock Purchase Agreement dated as of November 13, 1996 or the exhibits or schedules thereto (the "Purchase Agreements") is or shall be untrue in any material respect at the time it was made, if such representation or warranty remains untrue after 10 days' written notice, with such notice delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, from any holder of Series B Stock, unless waived in writing by holders of not less than 66_% of the outstanding shares of Series B Stock;

            (v) Any failure by the Corporation to comply with, or any breach by the Corporation of, any of the covenants, agreements or obligations of the Corporation contained in the Purchase Agreements which continues for a period of 10 days after written notice, with such notice delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, from any holder of Series B Stock, unless waived in writing by holders of not less than 66_% of the outstanding shares of Series B Stock;

            (vi) Default by the Corporation in the performance or observance of any obligation or condition with respect to any Indebtedness of the Corporation that is not cured or waived within 90 days or if the effect of such default is to accelerate the maturity of such Indebtedness or cause such Indebtedness to be prepaid, purchased or redeemed or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or to cause such Indebtedness to be prepaid, purchased or redeemed or to realize upon any collateral or security for such Indebtedness, unless such default shall have been waived by the appropriate person. Indebtedness of any corporation shall mean the principal of (and premium, if any) and unpaid interest on (i) indebtedness which is for money borrowed from others; (ii) indebtedness guaranteed, directly or indirectly, in any manner by such corporation, or in effect guaranteed, directly or indirectly, by such corporation through an agreement, contingent or otherwise, to supply funds to or in any manner invest in the debtor or to purchase indebtedness, or to purchase assets or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring the owner of the indebtedness against loss; (iii) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon assets owned by such corporation, even if such corporation has not in any manner become liable for the payment of such indebtedness;

            (vii) All indebtedness of such corporation created or arising under any conditional sale, lease or other title retention agreement with respect to assets acquired by such corporation even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default are limited to repossession or sale of such assets and provided that obligations for the payment of rent under a lease of premises from which the business of such corporation will be conducted shall not constitute indebtedness; and (v) renewals, extensions and refunding of any such indebtedness;

            (viii) If the Corporation shall:

                   (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

                   (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Corporation or any property thereof, or make a general assignment for the benefit of creditors (any of which shall be referred to herein as a "Receiver");

                   (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a Receiver, and such Receiver shall not be discharged within 60 calendar days;

                   (d) commit any act of bankruptcy, permit or suffer to exist the commencement of any bankruptcy reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding in respect of the Corporation, and, if any such case or proceeding is not commenced by the Corporation, such case or proceeding shall be consented to or acquiesced in by the Corporation, or shall result in the entry of an order for relief and shall remain for 30 calendar days undismissed; or

                   (e) take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

        B. The recitals and resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate this 12th day of November, 1996.



                                          PARK 'N VIEW, INC.



                                          By:
                                             ----------------------------------
                                             Name:  Ian Williams
                                             Title: Chief Executive Officer

Attest:



----------------------------
Anthony Allen
Secretary

                                    EXHIBIT B


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PARK `N VIEW, INC.

        (Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

         It is hereby certified that:

         1. The name of the corporation is Park `N View, Inc. (the "Corporation") The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on October 30, 1995.

         2. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring it advisable that Section 1 of Article FOURTH of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

                  "Section 1. Authorized Capitalization. The aggregate number of shares of stock which the Corporation shall have authority to issue is nine million (9,000,000), of which seven million (7,000,000) shares hall be common stock par value $.001 per share ("Common Stock"), and two million (2,000,000) shares shall be preferred stock, par value $.01 per share ("Preferred Stock")."

         3. This amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

         4. This amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name by its President and attested to by its Secretary this 6th day of November, 1996 and the statements contained herein are affirmed as true under penalties of perjury.

                                    PARK `N VIEW, INC.

                                    By
                                        --------------------------------------
                                        Ian Williams, President

ATTEST:

By:
     -----------------------------
     Anthony Allen, Secretary

                                    EXHIBIT C


                               PARK `N VIEW, INC.
                       AMENDED CERTIFICATE OF DESIGNATION
                    RELATING TO THE SERIES A PREFERRED STOCK
                       WITH A PAR VALUE OF $.01 PER SHARE
                              OF PARK `N VIEW, INC.



                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware


        Park `N View, Inc., a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in Article Fourth of the Corporation's Certificate of Incorporation, and in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolution was duly adopted by the Board of Directors of the Corporation, amending a series of its Preferred Stock designated as Series A Preferred Stock:

        WHEREAS, the amendment of the designations herein certified has been duly adopted by the Corporation's Board of Directors and Holders of the Series A Preferred Stock in accordance with Section 242 of the DGCL;

        RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue 627,630 shares of a series of its Preferred Stock designated Series A Preferred Stock (the "Series A Stock") to have the powers, preferences and rights and the qualifications, limitations or restrictions thereof hereinafter set forth in this resolution:

        Preference. The preferences of each share of Series A Stock with respect to distributions of the Corporation's assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation shall be equal to the preferences of every other share of Series A Stock and Series B 7% Cumulative Convertible Preferred Stock of the Corporation (the "Series B Stock") from time to time outstanding in every respect and prior in right to such preferences of all other equity Securities of the Corporation, whether now or hereafter authorized.

        Voting Rights. Upon the failure of the Corporation to redeem the Series A Stock in accordance with Section 5(a) hereof, except as otherwise expressly provided herein, in the

Certificate of Incorporation or the By-laws of the corporation or by law, the Holders of Series A Stock, by virtue of their ownership thereof, shall be entitled to one vote for each share of Series A Stock and shall be entitled to vote as a separate class only in respect of any merger, consolidation, sale of assets or creation of any class or series, other than Series B Stock, equal to or superior to the Series A Stock. The Holders of at least 66.6% of the shares of the then outstanding Series A Stock voting as a separate class shall be entitled to elect two members of the Board of Directors.

        3. Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any Series A Stock shall be outstanding, each then outstanding share of Series A Stock shall entitle the Holder thereof to a preference against the Assets of the corporation available for distribution to the Holders of the Corporation's equity securities equal to the Series A Stock Value plus an amount equal to all unpaid dividends (including, without limitation, all accrued and unpaid interest thereon and the Deferred Dividends, calculated in accordance with Section 4(B) hereof) accrued on such share to the date of payment. If, upon any such liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributed among the Holders of Series A Stock shall be insufficient to pay in full the aggregate preferential amounts on all of the then outstanding shares of the Series A Stock, then such assets, or the proceeds thereof, shall be distributed among such Holders equally and ratably in proportion to the full liquidation preferences to which each such Holder is entitled. After such payment shall have been made in full to the Holders of the outstanding Series A Stock, or funds necessary for such payment shall have been set aside in trust for the account of the Holders of Series A Stock so as to be, and continue to be, available therefor, the Holders of Series A Stock shall be entitled to no further participation in such distribution of assets of the Corporation.

        All of the preferential amounts to be paid to the Holders of Series A Stock as provided in this Section 3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Assets of the Corporation to, the Holders of any other equity securities of the Corporation (other than the Series B Stock which shall rank pari passu with the Series A Stock), whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

        4.   Dividends.

             (a) Accrual of Dividends. Commencing with the first anniversary of the Initial Closing pursuant to and as defined in the Purchase Agreements, the Holders of Series A Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends payable quarterly on March 15, June 15, September 15 and December 15 of each year (each of such date being a "Dividend Payment

Date") in cash or in kind at a rate of 7% per annum, computed on the basis of the Series A Stock Value. Such dividends shall be Series A Stock with respect to each share of Series A Stock, from the later of the first anniversary of the Initial Closing pursuant to and as defined in the Purchase Agreements and the date of issuance of such share, and shall accrue until paid, whether or not earned, whether or not declared by the Board and whether or not there are funds legally available therefor on the date such dividends are payable. Dividends not declared and paid in cash on any Dividend Payment Date has paid in kind shall accrue dividends thereon at the rate of 7% per annum until such dividends are declared and paid in full in cash.

        (b) Payment of Dividends. Dividends shall be payable at the Corporation's option in cash or in kind to each Holder of Series A Stock in quarterly installments on March 31, June 30, September 30, and December 31, in each year commencing on March 31, 1996 (each a "Regular Dividend Payment Date"), as declared by the Board out of funds legally available therefor. Dividends paid in cash on the shares of Series A Stock (or Series B Stock which shall rank pari passu with the Series A Stock) in an amount less than the total amount of such dividends shall be allocated pro rata so that the total value of dividends paid on the Series A Stock and Series B Stock shall in all cases bear to each other the same ratio that the total value of accrued and unpaid dividends on the Series A Stock and Series B Stock bear to each other. The Board may fix a record date for the determination of a dividend or distribution declared thereon, which record date shall not be more than 30 days prior to the date fixed for the payment thereof.

        (c) Limitation on Certain Distributions. Without the written consent of the Holders of at least 66.6% of the then outstanding Series A Stock, the Corporation shall not declare or pay any cash dividend on, or redeem or repurchase or make any other cash distribution in respect of any other equity Securities of the Corporation, unless at the time of such declaration, payment or distribution the Corporation shall have paid all dividends on the Series A Stock accrued through the most recent Regular Dividend Payment Date preceding the date of such payment or distribution.

    5.  Redemption.

        (a) Mandatory Redemption. On each of November 13, 2002 and November 13, 2003 (each such anniversary date being referred to herein as the "Anniversary Redemption Date") the Corporation shall redeem one half (50%) of the number of shares of Series A Stock originally issued hereunder (or such lesser amount as shall then be outstanding) at the "Redemption Price" per share defined in paragraph (e) below, payable in each case in cash on the Anniversary Redemption Date.

        (b) Redemption Upon an Initial Public Offering. Upon the consummation of a Qualifying Offering (as defined below) (the date of such consummation being referred to herein as a "Qualifying Offering Redemption Date"), upon not less than ten (10) days prior written notice by the Corporation of the anticipated consummation of such offering, each share of Series B Stock shall be redeemed for cash at the Redemption Price. A "Qualifying Offering" means (i) the Corporation shall have consummated a firm commitment underwritten public offering of its Common Stock by a nationally recognized investment banking firm pursuant to an effective registration under the Securities Act covering the offering and sale of both primary and secondary shares of Common Stock which results in gross proceeds of at least $20,000,000, (ii) the Common Stock is listed on either NASDAQ, the New York Stock Exchange or the American Stock Exchange, and (iii) the price at which the Common Stock is sold in such offering is at least equal to an amount which
(x) is 200% of the Redemption Price or (y) would represent a compound annual rate of return of 35% based upon the original issuance price of the Series B Stock.

        (c) Redemption on Change of Control. Upon a "Change of Control" of the Corporation, each holder of the then outstanding shares of Series A Stock may elect to have the Corporation redeem all (but not less than all) outstanding shares of Series A Stock owned by such holder at the Redemption Price per share, payable in cash on any date within 100 days of the effective date of the Change of Control (such date being herein referred to as the "Change of Control Redemption Date"). The election shall be made by delivering written notice to the Corporation at least thirty (30) but no more than sixty (60) days prior to the Change of Control Redemption Date. The Corporation will then be required to redeem all the shares of Series A Stock owned by such holder on the Change of Control Redemption Date. For purposes of this Section, "Change of Control" means any one or more of the following events:

            (i) The Corporation shall consolidate with or merge into any another person or any person shall consolidate with or merge into the Corporation (other than a consolidation or merger of the Corporation and a wholly-owned subsidiary of the Corporation in which all shares of the Corporation's Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration), in either event pursuant to a transaction in which any of the Corporation's common stock outstanding immediately prior to the effectiveness thereof is changed into or exchanged for cash, securities or other property; or

            (ii) the Corporation shall directly or indirectly convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any person or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act") (other than to a wholly-owned subsidiary of the Corporation); or

            (iii) there shall be a reorganization, share exchange, or reclassification, other than a change in par value, or from par value to no par value, or from no par value to par value; or

            (iv) any person (other than the Corporation, any subsidiary of the Corporation or an Existing Investor, including a "group" (within the meaning of Section 13(d) and 14(D)(2) of the 1934 Act) that includes such person), shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of securities of the Corporation and, as a result of such purchase or acquisition, such person (together with its associates and affiliates) shall directly or indirectly beneficially own in the aggregate (1) more than 50% of the Common Stock, or (2) securities representing more than 50% of the combined voting power of the Corporation's voting securities, in each case under subclause (1) or (2), outstanding on the date immediately prior to the date of such purchase or acquisition (or, if there be more than one, the last such purchase or acquisition).

        (b) Optional Redemption.

            (i)   Intentionally omitted.

            (ii) The Corporation shall have the option of redeeming shares of Series A Stock at any time after the date of issuance of such Series A Stock at a redemption price per share equal to the Series A Stock Value plus an amount equal to all unpaid dividends (and interest thereon) accrued thereon to the date of redemption.

        (c) Redemption Price. The Redemption Price per share of Series A Stock shall equal $10.00 plus all accrued and unpaid dividends (and interest thereon) on such share of Series A Stock to the Anniversary Redemption Date, Qualifying Offering Redemption Date or Change of Control Redemption Date, as the case may be.

        (d) Procedure. The term "Redemption Date" as used in this paragraph (f) shall refer to whichever of the Anniversary Redemption Date, Qualifying Offering Redemption Date or Change of Control Redemption Date is applicable in a particular circumstance. On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Series A Stock to be redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the holders of the shares of Series A Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of the certificate or certificates of the shares of Series A Stock to be redeemed. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Stock as holders of Series A Stock (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease as to those shares of Series A Stock redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If on the Redemption Date the funds of the Corporation legally available for redemption of shares of Series A Stock (or Series B Stock which shall rank pari passu with the Series

A Stock) are insufficient to redeem the total number of shares of Series A Stock or Series B Stock to be redeemed on such date, the Corporation will use those funds which are legally available therefor to redeem the maximum possible number of shares of Series A Stock and Series B Stock ratably among the holders of such shares to be redeemed based upon their holdings of Series A Stock and Series B Stock. Payments shall first be applied against accrued and unpaid dividends and thereafter against the remainder of the Redemption Price. The shares of Series A Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Stock such funds will immediately be used to redeem the balance of the shares of Series A Stock to be redeemed. No dividends or other distributions shall be declared or paid on, nor shall the Corporation redeem, purchase or acquire any shares of, the Common Stock or any other class or series of stock of the Corporation (other than the Series B Stock which shall rank pari passu with the Series A Stock) unless the Redemption Price of all shares elected to be redeemed shall have been paid in full. Until the Redemption Price for a share of Series A Stock elected to be redeemed shall have been paid in full, such share of Series A Stock shall remain outstanding for all purposes and entitle the holder thereof to all the rights and privileges provided herein, including, without limitation, that dividends (and interest thereon) shall continue to accrue and, if unpaid prior to the date such shares are redeemed, shall be included as part of the Redemption Price as provided in paragraph (e) above.

    6. Protective Provisions. So long as any shares of Series A Stock shall be outstanding, the Corporation shall not, without the approval by the vote or written consent of the Holders of at least 66.6% (or more if required by law) of the then outstanding shares of Series A Stock:

        (a) Amend, waive or repeal any provisions of, or add any provision to,
(i) this Certificate of Designation or (ii) any provision of the Corporation's Certificate of Incorporation or any other certificate of designation filed with the Secretary of State of Delaware by the Corporation with respect to its preferred stock;

        (b) Amend, waive or repeal any provisions of, or add any provision to, the Corporations By-Laws;

        (c) Authorize, create, issue or sell any shares of Equivalent Stock or Superior Stock (other than Series B Stock); except as authorized in this Certificate of Designation;

        (d) Issue any shares of Series A Stock other than pursuant to the Purchase Agreements or upon transfers of outstanding shares of Series A Stock;

        (e) Enter into any agreement, indenture or other instrument which contains any provisions restricting the Corporation's obligation to pay dividends on or make redemptions of the Series A Stock in accordance with Sections 4 and 5 hereof;

        (f) Dissolve the Corporation.

     7. Definitions. As used in this Certificate of Designation, the following terms have the following meanings:

     "Affiliate" shall mean any entity controlling, controlled by or under common control with another entity. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act.

     "Assets" shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

     "Board" shall mean the Board of Directors of the Corporation.

     "Common Stock" shall mean the Corporation's Common Stock, par value $.001 per share, and any stock into which such stock may hereafter be changed.

     "Equivalent Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or Assets on a parity with any such preference or priority of the Series A Stock and no preference or priority as to dividends or Assets superior to any such preference or priority of the Series A Stock and any instrument or Security convertible into or exchangeable for Equivalent Stock. Without limiting the generality of the foregoing, a dividend rate, mandatory or optional sinking fund payment amounts or schedules or optional redemption provisions, the existence of a conversion right or the existence of a liquidation preference of up to 100% of the original issue price plus unpaid accrued dividends plus a premium of up to the dividend rate or up to the percentage of the equity of the Corporation represented by such Stock, with respect to any class or series of Stock, differing from that of the Series A Stock, shall not prevent such class of Stock from being Equivalent Stock.

     "Existing Investors" shall mean Ian Williams, Nelgo Investments, Samuel Hashman, MPN Partners, Ltd., Park 'N View General Partner, Inc. and the Investors (as defined in the Purchase Agreements).

     "Holders" shall mean the Persons who shall, from time to time, own of record, or beneficially, any Security. The term "Holder" shall mean one of the Holders. "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

     "Purchase Agreements" shall mean those certain purchase agreements, dated as of October 31, 1995, between the Corporation and each of the Investors, as defined therein, providing for the purchase and sale of Subordinated Notes, Series A Stock and Common Stock.

     "Securities" shall mean any debt or equity securities of the Corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean one of the Securities.

     "Securities Act" shall mean the Securities Act of 1933, as amended prior to or after the date hereof, or any federal statute or statutes which shall be enacted to take the place of such Act together with all rules and regulations promulgated thereunder.

     "Securities and Exchange Commission" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

     "Series A Stock Value" shall mean $10.00 per share of Series A Stock.

     "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock.

     "Subordinated Notes" shall mean the $1,000 subordinated promissory with an 8% coupon purchasable pursuant to the Purchase Agreements.

     "Superior Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or Asset superior to any such preference or priority of the Series A Stock and any instrument or security convertible into or exchangeable for Superior Stock.

     IN WITNESS WHEREOF, Park `N View, Inc. has caused this Amended Certificate to be duly executed this 12th day of November, 1996.

                                     PARK `N VIEW, INC.

                                     By:
                                        ---------------------------------------
                                        Name:   Ian Williams
                                        Title:  President

Attest:

          ---------------------------
          Anthony Allen, Secretary


















                                    EXHIBIT D

                        SECURITIES RESTRICTION AGREEMENT


         SECURITIES RESTRICTION AGREEMENT ("Agreement") dated as of November 13, 1996, by and among PARK 'N VIEW, INC. a Delaware corporation (the "Company"), the Existing Investors set forth on Exhibit A attached hereto and made a part hereof (the "Existing Investors") and the Investors set forth on Exhibit B attached hereto and made a part hereof (the "Investors"). The Existing Investors and the Investors are referred to herein collectively as the "Securityholders" and each individually as a "Securityholder."

         Definitions. Terms initially capitalized but not otherwise defined herein shall have the meanings given such terms in the Securities Purchase Agreement (as hereinafter defined), except for the following:

         "Qualified Sale" means a Sale or exchange of the Securities for cash or other securities which is (a) approved by at least (x) 70% of the directors and
(y) two of the directors designated by the holders of the Preferred Stock and
(b) the stated consideration is at least equal to an amount which (i) would represent, on an as converted basis, a compound annual rate of return of 35% to the Investors based upon the original issuance price of the Series B Stock, or
(ii) is 200% of the then conversion price of the Series B Stock.

         "Original Investors" shall mean Ian Williams, Nelgo Investments, Samuel Hashman, MPN Partners, Ltd. and Park 'N View General Partner, Inc.

         "Patricof Investors" shall mean the Existing Investors other than the Original Investors.

         "Prospective Purchase" shall mean any person to whom a holder shall desire to sell shares of Common Stock and who shall be identified by such Securityholder to the Company and the Holders of Securities under the terms of
Section 1 hereof.

         "Sale" means (a) the consolidation or merger of the Company into or with any corporation or corporations (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of the Company's Stock of any class or series, whether now or hereafter authorized, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) the sale, lease or transfer by the Company of all or substantially all of its assets, (c) the capital reorganization of the Company or (d) a reclassification or change of outstanding shares of the Company's Common Stock.

         "Securities" shall mean at any time, the shares of then outstanding Common Stock and Series B Stock; provided, however, that Securities shall not be deemed to include any shares of Common Stock sold pursuant to an effective registration or any shares sold without registration under the Securities Act in compliance with Rule 144, or pursuant to any other exemption from registration under the Securities Act to a person who is free to resell such shares without registration under the Securities Act, and provided, further, that at any time subsequent to the closing of an initial public offering, Securities shall not include any shares which are eligible to be sold without registration under the Securities Act in compliance with subsection (k) of Rule 144.

         "Securities Purchase Agreement" shall mean that certain Stock Purchase Agreement, dated as of the date hereof, by and between the Company and each of the Investors.

         1. Right of Co-Sale

            (A) Right of Co-Sale. (1) Prior to a Qualifying Offering and for so long as the Investors and their Affiliates own 50% or more of the Securities purchased pursuant to the Securities Purchase Agreement, in the event that an Existing Investor desires to sell any or all of the shares of Common Stock (excluding shares of Common Stock issuable upon conversion of Series B Stock) owned by such Securityholder and receives a bona fide offer therefor (the "Selling Securityholder"), such Selling Securityholder shall so notify the Investors in writing. The notice to the Investors shall be delivered by hand, or by first-class, certified or overnight mail or courier, postage prepaid, or by telecopier (with telephonic confirmation of receipt), to their respective addresses as shown on the books of the Company, which addresses shall be provided to the Selling Securityholder by the Company. Each notice shall set forth the identity and mailing address of the prospective purchaser ("Prospective Purchaser"), the quantity and description of the Common Stock proposed to be sold, the price per share to be received therefor, the number of shares which may be sold by each Investor as determined in accordance herewith and the address of the Selling Securityholder to which the Investors may send notices to such Selling Securityholder required hereunder.

         Such notice shall state the maximum number of shares of Common Stock which may be sold to the Prospective Purchaser by each Investor as determined in accordance herewith. Each Investor shall thereupon be entitled for a period of 20 days after the date of such notice to offer to sell to the Prospective Purchaser, for such price and upon such terms, the proportion (rounded to the nearest whole share) of the number of shares of Common Stock proposed to be sold as such Holder's aggregate holding of Securities then bears to the aggregate amount of Securities then held by all Investors exercising their rights of co-sale under this subsection (A). The rights granted to the Investors in this subsection (A) may be exercised in whole or in part and shall be exercised by the tender, conditioned upon receipt of the consideration for the Common Stock sold hereunder of the maximum number of shares of Common Stock (or Series B Stock convertible into such number of shares of Common Stock) the Holder thereof desires to sell, endorsed and in transferable form, free and clear of liens, claims, security interests and other encumbrances, to the Company, which shall act as agent for purposes of such sale. On the first business day following the date 20 days following the date of the first notice given to the Investors, the Company shall notify the Selling Securityholder, the Investors, and the Prospective Purchaser of the amount of Securities to be sold under this subsection (A), the price to be paid for any shares of Common Stock and the price therefor. In such notice to the Prospective Purchaser, the Company shall direct the Prospective Purchaser to furnish to the Company, as agent, within 10 days of the date of such notice, the price of such tendered shares of Common Stock in the form of an official bank or certified check or checks in specified amounts. Promptly upon receipt of such check or checks, the Company shall (i) transmit each check (duly endorsed, if necessary) to the respective tendering Holder or Holder of Securities (ii) transfer the shares so purchased on the books of the Company into the name of the purchaser thereof,
(iii) transmit certificates for such shares to the Prospective Purchaser thereof by first class or certified mail, (iv) transmit tendered shares not so purchased to the Holder thereof by first class or certified mail, (v) notify the Investors in writing, delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, of such sale within 5 days following the completion thereof. In the event that, as to any shares of Common Stock duly tendered and eligible for sale under this subsection (A) is not received from the Prospective Purchaser within the aforesaid 10-day period, the Company shall promptly (i) return to the Investors all the shares of Common Stock tendered by such Investors, delivered by hand or by first class, certified or overnight mail, postage prepaid, and (ii) notifying the Selling Securityholder of the return of such shares of Common Stock. Any shares of Common Stock tendered by an Investor as aforesaid received by the Company more than 20 days following the date of the first notice given to the Investors pursuant to this subsection (A) shall be ineligible for sale in accordance with such notice and the Company shall promptly return such shares of Common Stock to the tendering Holder, delivered by hand or by first class, certified or overnight mail. The balance of the number of shares of Common Stock to be sold to the Prospective Purchaser, after deduction of the number of shares of Common Stock properly tendered, if any, by one or more Investors in accordance herewith, except in the event of a public offering, merger, consolidation, or exchange of securities of the Company approved by the stockholders of the Company, may be sold by the Selling Securityholder to the Prospective Purchaser, at a price and upon the terms set forth in the first notice given to the Investors pursuant to this subsection
(A), not less than 20 days nor more than 60 days following the expiration of the 20-day period during which Investors have timely paid the purchase price for all shares properly tendered by such Holders and eligible for sale under this subsection (A).

         (B) Transfers to Affiliates. Notwithstanding anything in this Section 1 to the contrary, each of the Patricof Investors may from time to time transfer all or part of such record owner's Common Stock (i) to a nominee identified in writing to the Company as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of Common Stock identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer all or part of the Common Stock held in the name of such nominee but held as nominee on behalf of such Securityholder, to such Securityholder, (ii) to an Affiliate of such Securityholder, or (iii) if such Securityholder is a partnership or the nominee of a partnership, to a partner, retired partner, or estate of a partner or retired partner, of such partnership, so long as such transfer is in accordance with the transferee's interest in such partnership and is without consideration; provided, however, that each such transferee shall remain subject to all restrictions on the transfer of Securities herein contained.

         (C) De Minimis Transfers. Notwithstanding anything in this Section 1 to the contrary, each of the Original Investors may transfer in the aggregate up to 50,000 shares of

Common Stock owned by him or it free of the restrictions set forth in subsection
(A) of this Section 1.

         (D) Termination of Provisions of this Section 1. The rights granted and obligations imposed in this Section 1 shall terminate on the first date on which shares of Common Stock are sold in a Qualifying Offering or the date of consummation of Sale.

         (E) Remedies. In the event that any Existing Investor should sell any Securities in contravention of the participation rights of the Investors under this Section 1 (a "Prohibited Transfer"), the Investors may, upon the determination of holders of 66 2/3% in interest of the Securities held by such Investors, proceed to protect and enforce their rights by suit in equity or by action at law, whether for the specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Section 1, or to enforce any other legal or equitable right of the Investor or to take one or more of such actions. In addition to any other remedy at law or in equity available to the Investors, the Investors shall have the option to sell to such Existing Investor a number of shares of Securities equal to the number of shares of Securities sold by the Existing Investor in contravention of such rights on the following terms and conditions:

             (a) The price per share at which the shares are to be sold to such Existing Investor shall be equal to the price per share paid to such Existing Investor by the third party purchaser or purchasers of such Existing Investor's Securities;

             (b) The Investors shall deliver to such Existing Investor, within ninety (90) days after it has received notice from such Existing Investor or otherwise became aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer; and

             (c) Such Existing Investor shall, upon receipt of the certificates for the repurchased shares, pay the aggregate purchase price therefor, by certified check or bank draft made payable to the order of the Investor and shall reimburse the investor for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and resale.

         1. Sale of the Company-Obligation to Sell. Upon a Qualified Sale, each Securityholder shall sell, exchange or otherwise transfer his, her of its Securities in accordance with the terms and conditions of the Qualified Sale. Each Securityholder shall execute such documents and perform such acts, including, without limitation, voting his, her or its Securities, as may be reasonably necessary to consummate the Qualified Sale including a transfer of his, her or its Securities; provided, however, that no Securityholder who is not an officer or director of the Company shall be required to make any representations or warranties in any such document, other than with respect to the status of such Securityholder's title to his, her or its shares of Common Stock and whether or not he, she or it is an accredited investor (as that term is defined in Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act).

         2. Legend. All certificates representing shares of Common Stock of the Company which are subject to Section 1(A) hereof shall bear a legend in substantially the following form:

            "This certificate and the shares represented hereby may not be sold, assigned, bequeathed, transferred (including by will or pursuant to the laws of descent and distribution or otherwise), pledged, encumbered or otherwise disposed of or be made the subject of a security interest except as provided in that certain Securities Restriction Agreement dated as of November 13, 1996."

         3. Miscellaneous.

            (A) Amendments. This Agreement may not be altered, amended or supplemented except in a written instrument executed by (i) the Company, (ii) Securityholders owning a majority of the Common Stock, (iii) Securityholders owning a majority of the Series A Stock and (iv) Securityholders owning 66_% of the Series B Stock.

            (B) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the successors and assigns of the Company and the Investors. The rights and obligations of the Securityholders under this Agreement may only be assigned with the prior written consent of the Company and the Holders of at least a majority of each class of the then outstanding Securities, other than an assignment permitted under
Section 1(B) which shall not require any consent hereunder. This Agreement shall be binding upon the Company and its successors and assigns and each Securityholder and his heirs, personal representatives, successors and permitted assigns.

            (C) Further Execution. The parties hereto agree to execute any additional documents or instruments necessary to carry out the purposes of this Agreement.

            (D) Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the domestic laws of the State of New York applicable to contracts made and to be performed in that state without giving any effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            (E) Headings. The headings herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the Sections at the beginning of which they appear.

            (F) Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

            (G) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall together constitute one and the same document.

            (H) Entire Agreement. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

ATTEST:                                      PARK 'N VIEW, INC.


                                             By:
                                                -------------------------------


                                             Existing Investors whose signatures
appear on Exhibit A hereto, and the Investors whose signatures appear on Exhibit B hereto

                                    EXHIBIT A



                                   Park 'N View General Partner, Inc.


                                   By:
                                      -----------------------------------------
                                            Name:
                                            Title:


                                   --------------------------------------------
                                   Ian Williams



                                   --------------------------------------------
                                   Sam Hashman


                                   --------------------------------------------
                                   MPN Partners


                                   Nelgo Investments


                                   By:
                                      -----------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A
                                   (continued)


APA EXCELSIOR IV, L.P.

By:     APA EXCELSIOR IV PARTNERS, L.P.
        (Its General Partner)

        By:     PATRICOF & CO. MANAGERS, INC.
        (Its General Partner)


                By:
                   ---------------------------
                      Name:
                      Title:


COUTTS & CO. (CAYMAN) LTD., CUSTODIAN FOR
APA EXCELSIOR IV/ OFFSHORE, L.P.

By:     PATRICOF & CO. VENTURES, INC., INVESTMENT ADVISOR

         By:
            ----------------------------------
                      Name:
                      Title:

THE PA FUND, L.P.

By:     APA PENNSYLVANIA PARTNERS, L.P.
         (Its General Partner)

         By:
            ----------------------------------
                      Name:
                      Title:



-----------------------------
Michael Willner

                                    EXHIBIT B


STATE OF MICHIGAN RETIREMENT SYSTEM


By:
   ----------------------------------
             Name:
             Title:


BENEFIT CAPITAL MANAGEMENT CORPORATION,
as Investment Manager for The Prudential Insurance Co.
of America, Separate Account No. VCA-GA-5298


By:
   ----------------------------------
             Name:
             Title:


CSK VENTURE CAPITAL CO., LTD.
as Investment Manager for CSK -1(A) Investment Fund


By:
   ----------------------------------
             Name:
             Title:


CREDIT SUISSE (GUERNSEY) LIMITED as Trustee of Dynamic Growth Fund II


By:
   ----------------------------------
             Name:
             Title:


By:
   ----------------------------------
             Name:
             Title:

APA EXCELSIOR IV, L.P.

By:     APA EXCELSIOR IV PARTNERS, L.P.
        (Its General Partner)

        By:     PATRICOF & CO. MANAGERS, INC.(Its General Partner)

                 By:
                    -------------------------------
                           Name:
                           Title:

COUTTS & CO. (CAYMAN) LTD., CUSTODIAN FOR
APA EXCELSIOR IV/OFFSHORE, L.P.

By:     PATRICOF & CO. VENTURES, INC.,
        INVESTOR ADVISOR

        By:
           ----------------------------------------
                  Name:
                  Title:


THE P/A FUND, L.P.

By:     APA PENNSYLVANIA PARTNERS, L.P.
         (Its General Partner)

                 By:
                    -------------------------------
                           Name:
                           Title:


----------------------
Michael Willner

                                    EXHIBIT E

                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of November 13, 1996, by and among PARK 'N VIEW, INC. a Delaware corporation (the "Company"), the Patricof Investors set forth on Exhibit A attached hereto and made a part hereof (the "Patricof Investors") and the New Investors set forth on Exhibit B attached hereto and made a part hereof (the "New Investors"; together with the Patricof Investors, the "Investors").

                  WHEREAS, the New Investors and the Company have entered into that certain Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), whereby the New Investors have purchased 1,372,370 shares of Series B 7% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Stock").

                  WHEREAS, the Company desires to (a) amend the registration rights previously granted to the Patricof Investors with respect to the Common Stock held thereby and (b) grant registration rights to the New Investors with respect to (i) the Series B Stock to be issued to the New Investors pursuant to the Purchase Agreement and that certain Amended Securityholders' Agreement and Exchange Agreement, dated as of the date hereof, by and among the Company, the Existing Investors (as defined in the Purchase Agreement) and the New Investors, and (ii) the shares of Common Stock into which the Series B Stock is convertible.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

            Section 1.1 Definitions. All terms not defined below shall have the meaning set forth in the Purchase Agreement.

                 "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                 "Company Covered Persons" shall have the meaning set forth in
Section 4.2 hereof.

                 "Damages" shall have the meaning set forth in Section 4.1 hereof.

                 "Demand Registration" means a Demand Registration as defined in
Section 2.1.

                 "Holder" means any person who now holds or shall hereafter acquire and hold Registrable Securities.

                 "Holder Covered Persons" shall have the meaning set forth in
Section 4.1 hereof.

                 "Indemnified Party" shall have the meaning set forth in Section
4.3 hereof.

                 "Indemnifying Party" shall have the meaning set forth in
Section 4.3 hereof.

                 "Inspectors" shall have the meaning set forth in Section 3.1(h) hereof.

                 "Minimum Offering Price" shall have the meaning set forth in
Section 2.1(a) hereof.

                 "NASD" shall mean the National Association of Securities Dealers, Inc.

                 "Notices" shall have the meaning set forth in Section 6.4 hereof.

                 "Original Investors" shall mean Ian Williams, Nelgo Investments, Sam Hashman, MPN Partners, Ltd. and Park 'N View General Partner, Inc.

                 "Piggy-Back Registration" means a Piggy-Back Registration as defined in Section 2.2.

                 "Priority Registration" shall mean one Demand Registration pursuant to Section 2.1(a) hereof as to which the Original Investors shall not be entitled to exercise any registration rights they may have except in accordance with Section 2.1(d) hereof.

                 "Records" shall have the meaning set forth in Section 3.1(h) hereof.

                 "Registrable Securities" means (a) the shares of Common Stock into which the Series B Stock is convertible, (b) any additional shares of Common Stock acquired by the Holders by way of a dividend, stock split or other distribution in respect of the Series B Stock and (c) any shares of Common Stock currently held or hereafter acquired by any Patricof Investor. As to any particular Registrable Securities, such securities shall cease to be Registrable

Securities at such time as (i) a registration statement with respect to the sale of such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been distributed to the public pursuant to the provisions of Rule 144, or (iii) such securities have ceased to be outstanding.

                 "Registration Expenses" shall have the meaning set forth in
Section 3.2.

                 "Restricted Stock" means the Stock which may at the time be sold pursuant to Rule 144(k) under the Securities Act or which may be otherwise sold without registration under the Securities Act.

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Selling Holder" means an Investor who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

                 "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

                 "Withdrawal Election" shall have the meaning set forth in
Section 2.3(c) hereof.


                                    ARTICLE 2
                               REGISTRATION RIGHTS

                 SECTION 2.1 Demand Registration. (a) Request for Registration. At any time and from time to time after January 1, 1999, Holders of the lesser of (i) at least 25% of the Registrable Securities or (ii) Registrable Securities having a minimum anticipated aggregate offering price of $7,500,000 (the "Minimum Offering Price") may make written requests on the Company for the registration of the Registrable Securities under the Securities Act, such requests hereinafter referred to as a Demand Registration ("Demand Registration"). Subject to the penultimate sentence of Section 2.1(b), the Company be obligated to file at least three (3) registration statements under the Securities Act with respect to Demand Registrations, one of which may be a Priority Registration (as described in subsection (d) below); provided, however, that if the Registrable Securities may be registered on Form S-3 (or any successor form with similar "short form" disclosure requirements), the Investors shall have the right to request registration of their shares on Form S-3, or such successor form, without limit on the aggregate number of such registrations, once per year without regard to the Minimum Offering Price. Any such request will specify the number of Registrable Securities proposed to be sold, the intended method of disposition thereof and whether the Demand Registration constitutes the Priority Registration. The Company shall give written notice of such registration request within 10 days after the receipt thereof to all other Holders of Registrable Securities and shall use its reasonable best efforts to effect the Demand Registration within 30 days after the giving of such written notice. Within 20 days after receipt of such notice by any such Holder, such Holder may request in writing that Registrable Securities be included in such Demand Registration and the Company shall include in the registration statement for such Demand Registration the Registrable Securities of all Holders requested to be so included. Each such request by such other Holders shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition thereof.

                 (b) Effective Registration. A registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, that if, after it has become effective, the offering of shares of Common Stock pursuant to such Demand Registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the shares of Common Stock pursuant to the Demand Registration at any time within 180 days after the effective date of the registration statement, such Demand Registration will be deemed not to have been effected. If (i) a requested Demand Registration is deemed not to have been effected or (ii) the requested Demand Registration does not remain effective (A) for a period of at least 180 days beyond the effective date thereof or (B) with respect to an underwritten offering of Registrable Securities, until 45 days after the commencement of the distribution by the Selling Holders (or, in either event, until the Registrable Securities included in such Demand Registration have been disposed of pursuant thereto), then the Company shall continue to be obligated to effect such Demand Registration pursuant to this Section 2.1. Selling Holders shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration; provided, that in the event of such withdrawal, such Selling Holders shall be responsible for all fees and expenses (including counsel fees and expenses) incurred by them prior to such withdrawal; and provided, further, that if all of the Selling Holders withdraw the Registrable Securities from any Demand Registration prior to the effective date of such Demand Registration and do not reimburse the Company for expenses payable by the Company pursuant to Section 3.2 hereof and incurred by the Company in connection with such Demand Registration, such Demand Registration shall be deemed to have been effected pursuant to this Section 2.1, unless such withdrawal is as a result of (i) a stop order (or notice from the Commission of the possibility of a stop order) received by the

Company, or (ii) any breach by the Company of its obligations hereunder, in which case no reimbursement shall be made or required to be made by the Selling Holders.

                 (c) Selection of Underwriter. If a majority of the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Selling Holders owning a majority of Common Stock to be sold shall select one or more nationally recognized firms of investment bankers who are reasonably satisfactory to the Company to act as the lead managing Underwriter or Underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

                 (d) Other Securities. With respect to the Priority Registration, no securities of the Original Investors shall be included among the securities covered by such Priority Registration unless the managing Underwriter or Underwriters of such offering shall have advised in writing the Holders of Registrable Securities to be covered by such registration that the inclusion of such other securities would not adversely affect such offering.

                 SECTION 2.2 Piggy-Back Registration. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective Security holders (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), or a Demand Registration pursuant to Section 2.1), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (which request shall be made within 18 days of such notice and shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other Security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw, provided, that in the event of such withdrawal, such Holder shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by such Holder prior to such withdrawal. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided, that all expenses set forth in Section 3.2 hereof shall be the sole responsibility of the Company in such case.

                 No Piggy-Back Registration, and no failure to effect a Piggy-Back Registration, shall relieve the Company of its obligation to effect a Demand Registration, and no failure to effect a Piggy-Back Registration and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company's obligations under Sections 3.2 and 4.1).

                 SECTION 2.3 Reduction of Offering.

                 (a) Demand Registration. Except as otherwise provided in
Section 2.1(d) hereof in connection with the Priority Registration, the Company may include in a Demand Registration Securities for the account of the Company and any other Persons who hold Securities on the same terms and conditions as the Registrable Securities to be included therein; provided, however, that (i) if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.1 have informed the Company in writing that it is their opinion that the amount of Securities which Holders of Registrable Securities, the Company and any other Persons desiring to participate in such Demand Registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of Securities to be offered for the account of the Company and for the account of all such other Persons (other than the Holders) participating in such Demand Registration shall be reduced or limited pro rata in proportion to the respective number of Securities requested to be registered to the extent necessary to reduce the total number of Securities requested to be included in such offering to the number of shares, if any, recommended by such managing Underwriters, and (ii) if the offering is not underwritten, no other Person, including the Company, shall be permitted to offer Securities under any such Demand Registration unless all Selling Holders consent in writing to the inclusion of such Securities therein.

                 (b) Piggy-Back Registration. Notwithstanding anything to the contrary contained herein, if the managing Underwriter or Underwriters of any underwritten offering in connection with a Piggy-Back Registration described in
Section 2.2 have informed, in writing, the Holders of the Registrable Securities requesting inclusion in such offering that it is their opinion that the total number of Securities which the Company, Holders of Registrable Securities and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of Securities to be offered shall be reduced or limited in the following order of priority: first, the number of Securities to be offered by all holders of Securities of the Company other than the Holders of Registrable Securities shall be reduced to the extent necessary to reduce the total number of Securities to such number recommended by such managing Underwriters; and second, if further reduction or limitation is required, the number of Securities to be offered for the account of the Holders shall be reduced or limited on a pro rata basis in proportion to the relative number of Registrable Securities of the Holders participating in such registration.

                 (c) Withdrawal Election. If, as a result of the proration provisions of this Section 2.3, any Holder shall not be entitled to include at least 50% of the Registrable Securities in a Demand Registration or Piggy-Back Registration that such Holder has requested to be included, such Holder may elect to withdraw his, her or its request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal

Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.


                                   ARTICLE 3.
                             REGISTRATION PROCEDURES

                 SECTION 3.1 Filings; Information. In connection with any Demand Registration or Piggy-Back Registration, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                 (a) Registration Statements. The Company will prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering, shall be on Form S-3 (unless the Company does not qualify for use of Form S-3 in a registration involving only a secondary offering as provided in the General Instructions to Form S-3 in such registration, in which case such registration statement shall be a Form S-1) or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its reasonable best efforts to cause such registration statement to become effective and remain effective (i) until the completion of the distribution in the case of a registration statement on Form S-3 or (ii) for no longer than 180 days in the case of a registration statement on Form S-1; provided, however, that the Company shall be required to keep each registration statement pursuant to a Demand Registration effective for not less than 180 days (or until the Registrable Securities included in such Demand Registration have been disposed of pursuant thereto).

                 (b) Amendments and Supplements. The Company will prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in subsection (a) above and as to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period.

                 (c) Copies for Review. The Company will, as far in advance as practicable, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish copies of such registration statement as proposed to be filed, together with exhibits thereto if requested, to (i) each Selling Holder, (ii) not more than one counsel representing all Selling Holders, to be selected by a majority-in-interest of such Selling Holders, and
(iii) each

Underwriter, if any, of the Registrable Securities covered by such registration statement which documents will be subject to review and approval by the foregoing within three (3) business days after delivery, and thereafter as far in advance as practicable, furnish to such Selling Holders, counsel and Underwriters, if any, for their review and comment such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein if requested), the Prospectus included in such registration statement (inducing each preliminary prospectus) and such other documents or information as such Selling Holders, counsel or Underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holders.

                 (d) Stop Orders. After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                 (e) Blue Sky. The Company will use its reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (e), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

                 (f) Certain Events. The Company will immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the Holders of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment. The Company will promptly prepare and if required, cause to become effective, such supplement or amendment and deliver sufficient copies thereof to each Selling Holder.

                 (g) Agreements. The Company and the Selling Holders will enter into customary agreements (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and the Selling Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company or to or for the benefit of such Underwriters also be made to and for the benefit of such Selling Holders.

                 (h) Other. The Company will use its reasonable best efforts to
(i) obtain an opinion of counsel for the Company covering such matters as the Selling Holders or the Underwriter(s), if any, shall reasonably request; (ii) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily contained in cold comfort letters as the Selling Holders or the Underwriter(s), if any, shall reasonably request; and (iii) if reasonably requested by the Selling Holders, cause the Registrable Securities included in such registration statement to be
(A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (B) authorized to be quoted on the NASD's Automated Quotation System ("Nasdaq") or the National Market System of Nasdaq if the Registrable Securities so qualify.

                 (i) Due Diligence. The Company will make reasonably available to each Selling Holder (and its counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available for inspection by any Selling Holder, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided, that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public (other than by the Selling Holders). Each Selling Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                 (j) Sales Efforts. In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing Underwriter for the offering or the Selling Holders, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows"; provided, that the Company shall not be obligated to participate in more than one such offering in any 12-month period.

                 The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD. Notwithstanding anything contained herein to the contrary, the Company may exclude from such registration any Holder who fails to provide such information within a reasonable period of time in advance of the filing of any registration statement hereunder or an amendment thereto.

                 Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in subsection (a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to subsection (f) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of subsection (f) hereof.

                 SECTION 3.2 Registration Expenses. In connection with any Demand Registration or Piggy-Back Registration, the Company shall pay the following registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"): (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) processing, duplicating and printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested but not the cost of any audit other than a year end audit), (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one firm of counsel for the Holders to be selected by the Holders of at least a majority of the Registrable Securities to be included in such registration, and
(ix) any other fees and disbursements of underwriters customarily paid by issuers of securities.

                 SECTION 3.3 Advice by Company. The Company will keep each Holder advised as to the completion of any registration contemplated in this Agreement. At its expense, the Company will furnish promptly to each Holder such number or copies of prospectuses (including preliminary prospectuses), and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as any such Holder from time to time may reasonably request.

                 SECTION 3.4 Rule 144 and 144A. The Company covenants that it will timely file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                                    ARTICLE 4
                        INDEMNIFICATION AND CONTRIBUTION

                 SECTION 4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, its partners, officers, directors, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling Person (collectively, the "Holder Covered Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, cost or expense, costs and expenses of investigating and defending any such claim, joint or several, and any action in respect thereof (collectively, the "Damages"), to which such Selling Holder, its partners, officers, directors, employees and agents, and any such Holder Covered Person may become subject under the Securities Act or otherwise, insofar as such Damages (or actions or proceedings, whether commenced or threatened, or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any federal or state securities law or any rule or regulation thereof, except insofar as the same are based upon information furnished in writing to the Company by a Selling Holder expressly for use therein, and shall reimburse each Holder Covered Person for any legal and other expenses reasonably incurred by that Holder Covered Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to any Selling Holder to the extent that any such Damages (or action or proceeding in respect thereof) arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) a copy of the final prospectus was not sent or delivered to the Person asserting the claim from which such Damages arise on or prior to the time such delivery is required by the Securities Act, and (ii) the final prospectus would have corrected such untrue statement or such omission; provided further, that the Company shall not be liable to any Selling Holder in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or omission in any prospectus if (x) such untrue statement or omission is corrected in an amendment or supplement to such prospectus, and (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, such Selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Damages arise. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

                 SECTION 4.2 Indemnification by Selling Holders. Each Selling Holder shall, severally but not jointly, indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling Person (collectively, "Company Covered Persons"), to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder, or its plan of distribution, furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus and the aggregate amount which may be recovered from any Selling Holder pursuant to the indemnification provided for in this Section 4.2 in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such Holder from the sale of such Registrable Securities. In case any action or proceeding shall be brought against any Company Covered Person in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company Covered Persons shall have the rights and duties given to such Selling Holder, by Section 4.1. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2.

                 SECTION 4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.


                 SECTION 4.4 Contribution. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the

Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.4 is several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

                                   ARTICLE 5.
                    LIMITATIONS OF THE COMPANY'S OBLIGATIONS


                 SECTION 5.1 Other Registration Rights; Holdback. The Company represents and warrants to the Holders that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of Securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict in any material respect with any provision of this Agreement. The Company shall not in the future grant to any owner or purchaser of Securities of the Company any demand registration rights, or any piggyback registration rights unless (a) such piggyback registration rights are made subordinate to the rights granted hereunder, including without limitation, so that each Holder shall have priority to participate in any piggy-back registration with respect to such other shares of Stock of the Company and (b) if the offering by the Holders is underwritten, such owner or purchaser agrees not to sell any shares of Stock of the Company during the period commencing ten
(10) days prior to any such underwritten offering and ending ninety (90) days following any such underwritten offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of any managing Underwriter(s)). If requested by managing Underwriter(s) in any such registration, the Company shall cause the directors and executive officers of the Company to execute and deliver similar holdback agreements.

                 SECTION 5.2 Participation in Underwritten Registrations. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to register the Registrable Securities of any Holder in an offering to which the Company is also offering securities for sale for its own account, unless the Holder (other than Benefit Capital Management Corporation in the case of clause (b) below) enters into (a) an underwriting agreement in customary form with the Underwriter(s) selected for the offering by the Company (which shall not require the Holder to indemnify the Underwriter with respect to misstatements or omissions in the registration statement other than such misstatements or omissions in written material supplied by such Holder expressly for inclusion in the registration statement) and (b) if requested by the Underwriter(s), an agreement appointing one or more (but not more than three) persons approved by a majority-in-interest of the Holders whose Registrable Securities are to be included in the registration, to act as attorney-in-fact for the Holder and as escrow agent for the Registrable Securities to be included in the offering in customary form. In addition, each such Holder shall, if requested by the Company, complete and execute any questionnaires and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

                 SECTION 5.3 Holdback Agreement. For so long as the Holder has the right to have Registrable Securities included in any registration pursuant to this Agreement, the Holder agrees in connection with any underwritten registration of the Company's securities, upon the request of the Underwriters managing any underwritten offering of the Company's securities, not to effect any public sale or distribution (including any sale pursuant to Rule 144 of the Securities Act) of any Registrable Securities without the prior written consent of the Company or such underwriters, as the case may be, within such periods of time prior to or after the effective date of such registration, as the Company or the Underwriters may reasonably specify, but in no event in excess of 180 days. This provision shall apply whether or not any Registrable Securities of the Holder are included in the offering.

                 SECTION 5.4 Suspension of Obligation to File. Notwithstanding the provisions of Section 3.1(a), the Company's obligations to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days if there exists at the time material non-public information relating to the Company that, in the reasonable opinion of the Company, should not be disclosed.

                 SECTION 5.5 Satisfaction of Demand Registration Obligation. The Company shall be deemed to have satisfied its obligations hereunder with regard to a Demand Registration (including any obligation with regard to a request of Selling Holders to register their Registrable Securities on Form S-3 as provided in Section 2.1(a) hereof) if, at the time of a Demand Registration request (including a request of Selling Holders to have their Registrable Securities registered on Form S-3) under Section 2.1(a) hereof, the requesting Selling Holders may sell their Registrable Securities in accordance with the method of disposition elected by such Selling Holders pursuant to an effective registration statement of the Company or pursuant to such registration statement subject to the Company amending the same or supplementing the prospectus included therein; provided, however, that the Company must effect such amendment or file such supplement; and provided, further, that the Company must agree thereafter to keep the registration statement effective, subject to the limitations set forth herein, for at least 180 days following such request, amendment effective date or supplement filing date, as the case may be.

                                   ARTICLE 6.
                                  MISCELLANEOUS

                 SECTION 6.1 Amendment and Modification. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by holders of a majority of the Registrable Securities; provided, however, that without the consent of the

Holders, no amendment or modification which materially and adversely affects the ability of such Holders to have securities registered hereunder may be effected. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

                 SECTION 6.1 No Waiver. No failure on the part of the Company or the Investors in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof or of any other right, power or privilege, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege.

                 SECTION 6.2 Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, oral and written agreements (including without limitation that certain Registration Rights Agreement, dated as of November 2, 1995, by and among the Company and the Existing Investors) and understandings of any and every nature among them.

                 SECTION 6.3 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

                 SECTION 6.4 Notices. All notices, demands, requests, consents or approvals (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address as such party shall have specified most recently by written notice:

                 (1) If to the Company:

                           Park `N View, Inc.
                           3403 NW 55th Street, Building 10

                           Fort Lauderdale, FL   33309
                           Attention:  President
                           Telephone: (954) 730-0565
                           Telecopy: (954) 730-2298


                 with a copy to:

                           James O'Connell, Esq.
                           Petree Stockton, LLP
                           4101 Lake Boone Trail, Suite 400
                           Raleigh, North Carolina 27607
                           Telephone: (919) 420-1700
                           Telecopy: (919) 420-1800

                 (2) If to the Holder, at the most current address, and with a copy to be sent to each additional address, given by such Holder to the Company in writing, and copies sent to:

                            Shereff, Friedman, Hoffman & Goodman, LLP
                            919 Third Avenue
                            New York, NY 10022
                            Attention: Morris Orens, Esq.
                            Telephone: (212) 758-9500
                            Telecopy: (212) 758-9526

Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile (with telephonic confirmation of receipt). Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable overnight courier service.

                 SECTION 6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                 SECTION 6.7 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

                 SECTION 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

                 SECTION 6.9 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                 SECTION 6.10 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, inducing monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

                 SECTION 6.11 Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       PARK `N VIEW, INC.



                                       By:
                                          ------------------------------------
                                               Name:
                                               Title:


                                       INVESTORS

                                            Existing Investors whose signatures
appear on Exhibit A hereto, and the Investors whose signatures appear on Exhibit B hereto

                                    EXHIBIT A


APA EXCELSIOR IV, L.P.

By:     APA EXCELSIOR IV PARTNERS, L.P.
        (Its General Partner)

        By:     PATRICOF & CO. MANAGERS, INC.
        (Its General Partner)


                By:
                   --------------------------
                       Name:
                       Title:


COUTTS & CO. (CAYMAN) LTD., CUSTODIAN FOR
APA EXCELSIOR IV/ OFFSHORE, L.P.

By:     PATRICOF & CO. VENTURES, INC., INVESTMENT ADVISOR

        By:
           ----------------------------------
                 Name:
                 Title:

THE P/A FUND, L.P.

By:     APA PENNSYLVANIA PARTNERS, L.P.
           (Its General Partner)

        By:
           ----------------------------------
                 Name:
                 Title:

---------------------------------------------
  Michael Willner


                                    EXHIBIT B


STATE OF MICHIGAN RETIREMENT SYSTEM

By:
   ------------------------------------------
           Name:
           Title:


BENEFIT CAPITAL MANAGEMENT CORPORATION,
as Investment Manager for The Prudential Insurance Co.
of America, Separate Account No. VCA-GA-5298


By:
   ------------------------------------------
           Name:
           Title:



CSK VENTURE CAPITAL CO., LTD.
as Investment Manager for CSK -1(A) Investment Fund


By:
   ------------------------------------------
           Name:
           Title:


CREDIT SUISSE (GUERNSEY) LIMITED as
Trustee of Dynamic Growth Fund II


By:
   ------------------------------------------
           Name:
           Title:


By:
   ------------------------------------------
           Name:
           Title:

                                    EXHIBIT B
                                   (continued)

APA EXCELSIOR IV, L.P.

By:     APA EXCELSIOR IV PARTNERS, L.P.
         (Its General Partner)

         By:     PATRICOF & CO. MANAGERS, INC.(Its General Partner)

                  By:
                      ------------------------------
                           Name:
                           Title:

COUTTS & CO. (CAYMAN) LTD., CUSTODIAN FOR
APA EXCELSIOR IV/OFFSHORE, L.P.

By:     PATRICOF & CO. VENTURES, INC.,
        INVESTOR ADVISOR

        By:
           --------------------------------------
                  Name:
                  Title:


THE P/A FUND, L.P.

By:     APA PENNSYLVANIA PARTNERS, L.P.
        (Its General Partner)


        By:
           --------------------------------------
                  Name:
                  Title:


----------------------------------
     Michael Willner

                                    EXHIBIT F

                              AMENDED AND RESTATED
                SECURITYHOLDERS' AGREEMENT AND EXCHANGE AGREEMENT


         AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT AND EXCHANGE AGREEMENT, dated as of November 13, 1996 (this "Agreement"), by and among Park `N View, Inc. a Delaware corporation (the "Corporation"), the Existing Investors set forth on Exhibit A attached hereto and the New Investors set forth on Exhibit B attached hereto.

                                 R E C I T A L S

         I.    WHEREAS, pursuant to those certain Securities Purchase
Agreements by and between the Corporation and certain of the Existing Investors (the "Patricof Investors") dated as of November 2, 1995 (collectively, the "1995 Securities Purchase Agreements"), the Corporation agreed to sell to the Patricof Investors an aggregate of $6 million of Subordinated Notes, an aggregate of 140,000 shares of the Corporation's Series A Preferred Stock and an aggregate of 2,000,000 shares of the Corporation's Common Stock.

         II. WHEREAS, pursuant to that certain Stock Purchase Agreement by and between the Corporation and the New Investors dated as of November 13, 1996 (the "1996 Securities Purchase Agreement"), the Corporation agreed to sell to the New Investors an aggregate of 1,372,370 shares of the Corporation's Series B 7% Cumulative Convertible Preferred Stock (the "Series B Stock").

         III. WHEREAS, the Patricof Investors desire to exchange (i) $3,000,000 aggregate principal amount of Subordinated Notes, plus all accrued but unpaid interest, for 318,065 shares of Series A Preferred Stock and (ii) $1,500,000 aggregate principal amount of Subordinated Notes and warrants to purchase 239,250 shares of Common Stock for 137,237 shares of Series B Stock.

         IV. WHEREAS, the parties hereto desire to amend and restate that certain Security- holders' Agreement, dated as of November 2, 1995, for the purposes set forth below.

         V. WHEREAS, as a condition to the consummation of the transactions contemplated by the 1996 Securities Purchase Agreement, the Corporation, the Existing Investors and the New Investors (collectively referred to herein as the "Investors") have entered into this Agreement to, among other things, grant certain rights of first refusal regarding securities of the Corporation to the Investors, effect the exchange referenced above, grant certain additional rights and impose certain obligations and restrictions.

                               A G R E E M E N T S

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         I. Defined Terms. Terms initially capitalized but not otherwise defined herein shall have the meanings given such terms in the 1995 Securities Purchase Agreements, except for the following:

         "Existing Investors" shall mean those persons listed on Exhibit A attached hereto and made a part hereof.

         "Original Investors" shall mean Ian Williams, Nelgo Investments, Samuel Hashman, MPN Partners, Ltd. and Park 'N View General Partner, Inc.

         "Subordinated Notes" shall mean the subordinated promissory notes, 8% coupon sold pursuant to the 1995 Securities Purchase Agreements.

         "Sale" shall have the meaning given such term in the Securities Restriction Agreement, dated as of the date hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Series A Stock" shall mean the Preferred Stock of the Corporation designated as Series A Preferred Stock pursuant to the Certificate of Designation described in the 1995 Securities Purchase Agreements.

         II. Entire Agreement. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof.

         III.  Exchange

             Upon consummation of the transactions contemplated by the 1996 Securities Purchase Agreement, the Patricof Investors shall exchange with the Corporation, pro rata, (i) $3,000,000 aggregate principal amount of Subordinated Notes, plus all accrued but unpaid interest, for 318,065 fully paid and nonassessable shares of Series A Stock and (ii) $1,500,000 aggregate principal amount of Subordinated Notes and warrants to purchase 239,250 shares of Common Stock for 137,237 fully paid and nonassessable shares of Series B Stock.

         IV.   Rights of First Refusal

           (a) The Corporation shall not issue or sell any shares of Common Stock, Preferred Stock or other securities convertible into or exchangeable for shares of Common Stock, other than any such issuance or sale (i) pursuant to a Qualifying Offering, (ii) pursuant to a stock option plan approved by the Board of Directors, (iii) as a form of consideration in connection with mergers or acquisitions where the Corporation is the surviving entity or (iv) where the aggregate gross proceeds are less than $500,000 in any single transaction, provided that the sale price per share is not less than the then applicable conversion price of the Series B Stock and, provided further, that the aggregate gross proceeds of all such transactions shall not exceed $1,500,000 (the securities issued in such transactions being referred to as the "Newly Issued Securities"), unless prior to the issuance or sale of such Newly Issued Securities each Investor shall have been given the opportunity (such opportunity being herein referred to as the "Preemptive Right") to purchase (on the same terms as such Newly Issued Securities are proposed to be sold) the same proportion of such Newly Issued Securities being issued or offered for sale by the Corporation as (x) the number of shares of Common Stock (calculated on a fully diluted basis) held by such Investor on the day preceding the date of the Preemptive Notice (as defined herein) bears to (y) the total number of shares of Common Stock (calculated on a fully diluted basis) outstanding on that day. A "Qualifying Offering" means (i) the Corporation shall have consummated a firm commitment underwritten public offering of its Common Stock by a nationally recognized investment banking firm pursuant to an effective registration under the Securities Act covering the offering and sale of both primary and secondary shares of Common Stock which results in gross proceeds of at least $20,000,000,
(ii) the Common Stock is listed on either NASDAQ, the New York Stock Exchange or the American Stock Exchange, and (iii) the price at which the Common Stock is sold in such offering is at least equal to an amount which (x) is 200% of the then effective conversion price of the Series B Stock or (y) would represent, on an as converted basis, a compound annual rate of return of 35% based upon the original issuance price of the Series B Stock.

           (b) Prior to the issuance or sale by the Corporation of any Newly Issued Securities, the Corporation shall give written notice thereof (the "Preemptive Notice") to each Investor. The Preemptive Notice shall specify (i) the name and address of the bona fide investor to whom the Corporation proposed to issue or sell Newly Issued Securities, (ii) the total amount of capital to be raised by the Corporation pursuant to the issuance or sale of Newly Issued Securities, (iii) the number of such Newly Issued Securities proposed to be issued or sold, (iv) the price and other terms of their proposed issuance or sale, (v) the number of such Newly Issued Securities which such holder is entitled to purchase (determined as provided in subsection (a) above), and (vi) the period during which such Investor may elect to purchase such Newly Issued Securities, which period shall extend for at least thirty (30) days following the receipt by such holder of the Preemptive Notice (the "Preemptive Acceptance Period"). Each Investor who desires to purchase Newly Issued Securities shall notify the Corporation within the Preemptive Acceptance Period as to the number of Newly Issued Securities he, she or it wishes to purchase, as well as the number, if any, of additional Newly Issued Securities he, she or it would be willing to purchase in the event that all of the Newly Issued Securities subject to the Preemptive Right are not subscribed for by the other Investors.

           (c) In the event an Investor declines to subscribe for all or any part of his, her or its pro rata portion of any Newly Issued Securities which are subject to the Preemptive Right (the "Declining Preemptive Purchasers") during the Preemptive Acceptance Period, then the other Investors shall have the right to subscribe for all (or any declined part) of the Declining Preemptive Purchaser's pro rata portion of such Newly Issued Securities (to be divided among the other Investors desiring to exercise such right on a ratable basis).

           (d) Any such Newly Issued Securities which none of the Investors elect to purchase in accordance with the provisions of this Section 4, may be sold by the Corporation, within a period of three (3) months after the expiration of the Preemptive Acceptance Period, to any other Person or Persons at not less than the price and upon other terms and conditions not less favorable to the Corporation than those set forth in the Preemptive Notice.

     V.    Board Designees.

        A. Investors' Designee. The Board shall consist of not more than seven
(7) members of which two members shall be designated by the Patricof Investors as provided herein, one member shall be designated by the New Investors and two members shall be designated by the Original Investors. It is contemplated that an additional two directors shall be designated by the mutual agreement of the Board of Directors and the New Investors. So long as the Series A Stock has not been redeemed and paid in full, at each of the Corporation's annual or special meetings of stockholders at which directors are to be elected, the Patricof Investors shall have the right to designate in writing two nominees for election to the Board (each referred to herein as a "Patricof Investor Designee" and collectively as the "Patricof Investor Designees") unless the term of office of either Patricof Investor Designee does not expire at such meeting, in which case the Patricof Investors may not designate any nominees. The Patricof Investor Designees shall initially be Robert Chefitz and Thomas Hirschfeld. At such time as Robert Chefitz and/or Thomas Hirschfeld is unwilling or unable to serve, any new Patricof Investor Designee(s) may be any person(s) designated by the Patricof Investors. At each of the Corporation's annual or special meetings of stockholders at which directors are to be elected, the Original Investors shall have the right to designate in writing two nominees for election to the Board (each referred to herein as an "Original Investor Designee" and collectively as the "Original Investor Designees") unless the term of office of either Original Investor Designee does not expire at such meeting; in which case the Original Investors may not designate any nominees. The Original Investor Designees shall initially be Ian Williams and Daniel K. O'Connell. At such time as Ian Williams and/or Daniel K. O'Connell is unwilling or unable to serve, any new Original Investor Designee(s) may be any person(s) designated by the Original Investors. In all cases, all holders of voting securities shall vote in favor of election of all nominees of the Patricof Investors and the Original Investors.

        The New Investors shall have such rights to designate one member of the Board of Directors as are provided in the Certificate of Designation of the Series B Stock.

B. Best Efforts to Elect Designees. In the event that any nominee or nominees are designated pursuant to Section 5(a) hereof, the Corporation shall use its best efforts to cause such nominee(s) to be elected to the Board, and the holders of voting securities shall vote, together as one class, such securities owned by them to elect those directors nominated in accordance with this Section. The foregoing right shall also apply to elections of Board members effected by written consents of holders of securities rather than by meetings.

C. Rmoval of Designees. At any special or annual meeting of the Corporation's stockholders at which it is proposed to remove directors from office or in connection with a solicitation of consents through which directors are to be removed from office, for gross negligence, willful misconduct, conviction of a felony or acts of fraud, each holder of voting securities, voting together as one class, shall vote (or give a written consent with respect to) all of its shares of securities. In all other situations, directors may only be removed with the majority vote of the group that elected them in accordance with Section 5(a) hereof.

D. Vacancies. Should a vacancy on the Board arise for any reason with respect to one or both of the Patricof Investor Designees, such vacancy may be filled only by another Patricof Investor Designee. If the Patricof Investors desire that such vacancy be filled, the holders of voting securities shall vote each class of securities together as a single class to elect such Patricof Investor Designee. Should a vacancy on the Board arise for any reason with respect to one or both of the Original Investors Designees, such vacancy may be filled only by another Original Investor Designee. If the Original Investors desire that such vacancy be filled, the holders of voting securities shall vote each class of securities together as a single class to elect such Original Investors Designee.

E. Expenses. The Corporation shall reimburse all members of the Board for all reasonable out-of-pocket travel and relate expenses incurred by such Board members in attending Board meetings and meetings of committees of the Board on which they serve.

     VI.       Confidentiality.  The Corporation shall use its best efforts to
(a) protect the secrecy, confidentiality and value of all trade secrets useful to the conduct of the Corporation's businesses and (b) cause each Person who is or becomes an officer or key employee of the Corporation who shall have access to confidential and proprietary information of the Corporation to execute a confidentiality agreement as a condition to such employment, in such form as shall be approved by the Board of Directors of the Corporation. Such confidentiality agreements shall not be amended in any material respect without the approval of the Board of Directors of the Corporation.

     VII. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute on and the same document.

     VIII. Amendments and Governing Law. This Agreement may be amended, modified and supplemented, and compliance with any term, covenant, agreement, or condition contained herein may be waived either generally or in particular instances, and either retroactively or prospectively, only by a written instrument executed by the Corporation and Investors who hold 66_% of each class of the Securities; provided, however, that any provision of this Agreement that would materially adversely affect any particular Investors without similarly affecting all Investors shall not be valid unless consented to in writing by such particular Investors. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York applicable to contracts made and to be performed in that state without giving any effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     IX. Application to Subsequent Investors. This Agreement shall inure to the benefit of and be binding upon (i) the parties hereto and their heirs, legal representatives successors and assigns and (ii) any Person who, after the date hereof, shall become a holder of any shares of any Common Stock, Series A Stock and/or Series B Stock (such Person's acceptance of such shares to be deemed to constitute his, her or its agreement to be bound hereby) and such Person's heirs, legal representatives, successors and assigns.

     X. Termination. This Agreement shall terminate upon the date of consummation of a Sale or the written consent of all the parties hereto.

     XI. Headings. The headings herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the Sections at the beginning of which they appear.

     XII. Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

     XIII. Entire Agreement. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof.

     XIV. Further Execution. The parties hereto agree to execute any additional documents or instruments necessary to carry out the purposes of this Agreement.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.


                                          PARK `N VIEW, INC.


                                          By:
                                             ---------------------------
                                                Name:
                                                Title:

ATTEST:


By:
    -----------------------------
    Secretary



                                         Existing Investors whose signatures
                                         appear on Exhibit A hereto and
                                         Investors whose signatures appear on
                                         Exhibit B hereto.

                                    EXHIBIT A


PARK 'N VIEW GENERAL PARTNER, INC.


By:
   -------------------------------
Name:
Title:


----------------------------------
Ian Williams


----------------------------------
Sam Hashman





By:
   -------------------------------
   MPN Partners, Ltd.




NELGO INVESTMENTS


By:
   -------------------------------
     Name:
     Title:

                                    EXHIBIT A
                                   (continued)


APA EXCELSIOR IV, L.P.

    By:     APA EXCELSIOR IV PARTNERS, L.P.
            (Its General Partner)

            By:     PATRICOF & CO. MANAGERS, INC.
                    (Its General Partner)

                    By:
                       ---------------------------
                         Name:
                         Title:


COUTTS & CO. (CAYMAN) LTD., CUSTODIAN FOR
APA EXCELSIOR IV/OFFSHORE, L.P.

By:     PATRICOF & CO. VENTURES, INC., INVESTOR ADVISOR

        By:
            -------------------------------------------

             Name:
             Title:


THE P/A FUND, L.P.

By:     APA PENNSYLVANIA PARTNERS, L.P.
        (Its General Partner)

        By:
           ----------------------------

             Name:
             Title:


--------------------------------
Michael Willner

                                    EXHIBIT B



STATE OF MICHIGAN RETIREMENT SYSTEM

By:
   --------------------------------
         Name:
         Title:


BENEFIT CAPITAL MANAGEMENT CORPORATION,
as Investment Manager for The Prudential Insurance Co.
of America, Separate Account No.
VCA-GA-5298


By:
   --------------------------------
         Name:
         Title:




CSK VENTURE CAPITAL CO., LTD.
as Investment Manager for CSK -1(A) Investment Fund


By:
   --------------------------------
         Name:
         Title:


CREDIT SUISSE (GUERNSEY) LIMITED as Trustee of Dynamic Growth Fund II


By:
   --------------------------------
         Name:
         Title:


By:
   --------------------------------
         Name:
         Title:

                                    EXHIBIT B
                                   (continued)


APA EXCELSIOR IV, L.P.

By:     APA EXCELSIOR IV PARTNERS, L.P.
         (Its General Partner)

         By:     PATRICOF & CO. MANAGERS, INC. (Its General Partner)

                  By:
                     ------------------------------
                          Name:
                          Title:

COUTTS & CO., (CAYMAN) LTD. CUSTODIAN FOR
APA EXCELSIOR IV/OFFSHORE, L.P.

By:     PATRICOF & CO. VENTURES, INC.,
        INVESTOR ADVISOR

        By:
           -----------------------------
                  Name:
                  Title:


THE P/A FUND, L.P.

By:     APA PENNSYLVANIA PARTNERS, L.P.
        (Its General Partner)

        By:
           -----------------------------
                  Name:
                  Title:


-----------------------------
      Michael Willner

                                    EXHIBIT G

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                               PARK `N VIEW, INC.


                                    ARTICLE I

                                     OFFICES

          Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the Corporation's registered agent in Delaware.

          Section 1.2. Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 2.1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held at such time on such day, other than a legal holiday, as the Board of Directors in each such year determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect a Board of Directors and transact such other business as may properly come before the meeting.

         Section 2.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by a member of the Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

         Section 2.4. Notice of Meetings. Written notice of every meeting of stockholders, stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Nothing herein contained shall preclude the stockholders from waiving notice as provided in Section 4.1 hereof.

         Section 2.5. Quorum. The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in Section 4.1 hereof.

         Section 2.6. Voting. At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation.

         Section 2.7. Proxies. Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.

         Section 2.8. Consents. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of statute, the Certificate of Incorporation or these By-Laws, the meeting, prior notice thereof and vote of stockholders may be dispensed with if the holders of all outstanding shares shall consent in writing to the taking of such action.

         Section 2.9. Stock Records. The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.1. Number. The number of directors of the Corporation which shall constitute the entire Board of Directors shall initially be fixed by the Incorporator and thereafter from time to time by a vote of a majority of the entire Board and shall be not less than one nor more than seven. The first Board of Directors shall consist of five members. If a certificate of designation of a series of preferred stock provides that the number of directors shall be increased upon the occurrence of certain events, then the provisions of such certificate of designation shall supersede the provisions of these By-Laws.

         Section 3.2. Resignation and Removal. Any director may resign at any time upon notice of resignation to the Corporation. Any director may be removed at any time by vote of the stockholders then entitled to vote for the election of directors at a special meeting called for that purpose, either with or without cause, except that directors elected by a class vote of holders of preferred stock may only be removed by vote of the holders a majority of such preferred stock.

         Section 3.3. Newly Created Directorship and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office. Any director elected to fill a vacancy shall be elected until the next meeting of stockholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified.

         Section 3.4. Powers and Duties. Subject to the applicable provisions of law, these By-Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

         Section 3.5. Place of Meetings. All meetings of the Board of Directors may be held either within or without the State of Delaware.

         Section 3.6. Annual Meetings. An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors.

         Section 3.7. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board.

         Section 3.8. Special Meetings. Special meetings of the Board of Directors may be called by a majority of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.9. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each director at his residence or usual place of business. If notice of less than three (3) days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4.1 hereof.

         Section 3.10. Quorum and Voting. At all meetings of the Board of Directors a majority of the entire Board shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, by these By-Laws, or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

         Section 3.11. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

         Section 3.12. Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

         Section 3.13. Action without a Meeting. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

         Section 3.14. Telephone Participation. Any one or more members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 3.15. Committees of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each consisting of one or more directors. The Board may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters. However, no such committee shall have power or authority to:

                  (a)  amend the Certificate of Incorporation;
                  (b)  adopt an agreement of merger or consolidation;

                  (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                  (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

                  (e) amend these By-Laws; and unless expressly so provided by resolution of the Board, no such committee shall have power or authority to:

                           (1) declare a dividend; or

                           (2) authorize the issuance of shares of the
Corporation of any class.

                                   ARTICLE IV
                                     WAIVER

         Section 4.1. Waiver. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                    ARTICLE V
                                    OFFICERS

         Section 5.1. Executive Officers. The officers of the Corporation shall be a President or Chief Executive Officer, a Treasurer and a Secretary. Any person may hold two or more of such offices. The officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected.

         Section 5.2. Other Officers. The Board of Directors may appoint such other officers and agents, including a Chief Financial Officer, Vice President, Assistant Vice Presidents, Secretaries, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.

         Section 5.3. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

         Section 5.4. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

         Section 5.5. Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

         Section 5.6. Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

         Section 5.7. President. The President shall have general charge of the business and affairs of the Corporation and in the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and the directors. The President shall perform such other duties as are properly required of him by the Board of Directors.

         Section 5.8. Vice President. Each Vice President, if any, shall perform such duties as may from time to time be assigned to him by the Board of Directors.

         Section 5.9. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; he shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be the custodian of the records and of the corporate seal or seals of the Corporation; he shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by his signature; and in general, he shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

         Section 5.10. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the

Board of Directors. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; he shall render to the President and to each member of the Board of Directors, whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and in general, he shall perform all of the duties incident to the office of the Treasurer of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

         Section 5.11. Other Officers. The Board of Directors may also elect or may delegate to the President the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the President, if he shall have appointed them, may from time to time prescribe.

                                   ARTICLE VI
           PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

        Section 6.1. Form and Signature. The shares of the Corporation shall be represented by a certificate signed by the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.

         Section 6.2. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

         Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

         Section 6.4. Lost Certificates, etc. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of the fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 6.5. Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

         Section 6.6. Regulations. Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 7.1. Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.

         Section 7.2. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

         Section 7.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 7.4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 7.5. General and Special Bank Accounts. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                  ARTICLE VIII
            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

        To the extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) the Corporation shall indemnify any person against any and all judgments, fines, and amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or of any other corporation of any type or kind, domestic or foreign, which he served in any capacity at the request of the Corporation. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at his or her request be paid by the Corporation in advance of the final disposition of such action or proceeding.

                                   ARTICLE IX
                             ADOPTION AND AMENDMENTS

Subject to any limitation contained in any certificate of designation, these By-Laws may be amended or repealed and any new By-Laws may be adopted by the Board of Directors; provided that these By-Laws and any other By-Laws amended or adopted by the Board of Directors may be amended, may be reinstated, and new By-Laws may be adopted, by the stockholders of the Corporation entitled to vote at the time for the election of directors.

                                    EXHIBIT H

                     [LETTERHEAD OF PETREE STOCKTON, L.L.P.]

                                November 13, 1996



To each of the Investors
who is a party to the
Stock Purchase Agreement
referred to below

Gentlemen:

     We have acted as counsel to Park 'N View, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), in connection with the sale of Series B 7% Cumulative Convertible Preferred Stock (the "Securities") pursuant to the Stock Purchase Agreement, dated as of November 13, 1996 (the "Stock Purchase Agreement"), by and among the Company and each of the investors who are parties thereto (the "Investors"). Capitalized terms used herein without definition have the meanings ascribed to them in the Stock Purchase Agreement. This opinion is being rendered pursuant to Section 5.17 of the Stock Purchase Agreement.

     In connection with this opinion, we have examined originals or copies of the following documents:

     1.   Stock Purchase Agreement and all schedules and exhibits thereto;

     2. Securities Restriction Agreement, the Amended and Restated Securityholders' Agreement and Exchange Agreement and the Registration Rights Agreement (collectively, the "Ancillary Agreements");

    3.    Certificate of Designation of Series B Stock of the Company
               filed with the Delaware Secretary of State on the date hereof;

    4.    Amended Certificate of Designation of Series A Stock of the
               Company filed with the Delaware Secretary of State on the date hereof;

    5.    Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on the date hereof;

    6.    Unanimous Written Consent of the Board of Directors of the
               Company, dated November 11, 1996, authorizing the execution, delivery and performance of the Stock Purchase Agreement and the Ancillary Agreements; the offer, issuance, sale and delivery of the Securities and all transactions relating thereto; the amendments to the Certificate of Incorporation and Bylaws of the Corporation; the filing of the Certificate of Designation of the Series B Stock; and the filing of the Amended Certificate of Designation of the Series A Stock;

    7.    Uanimous Written Consent of the Shareholders of the Company, dated
               November 11, 1996, authorizing the amendments to the Certificate of Incorporation and Bylaws of the Corporation;

    8.    Written Consent of the Holders of the Series A Preferred Stock
               of the Company, dated as of the date hereof, authorizing: (i) the offer and sale of the Securities and the conversion of subordinated notes and stock purchase warrants, (ii) the amendment to the Certificate of Incorporation, (ii) the amendment to the Certificate of Designation of Series A Stock, and (iv) the Certificate of Designation of Series B Stock;

    9.    Certificate of Incorporation of the Company certified by the
               Secretary of State of Delaware as of November 1, 1996;

    10.   Certificate of Good Standing of the Company issued by the
               Secretary of State of Delaware on November 1, 1996; and

    11.   Amended and Restated Bylaws of the Company.


    In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates and documents as we have deemed necessary or appropriate for the purposes of the opinions rendered below, including a certificate of an officer of the Company (the "Officer's Certificate") upon which we have relied as to certain factual matters in giving our opinion herein.

    During the course of our examinations, with your permission and without independent verification or investigation, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, (iv) that the corporate minute book of the Company is complete and accurately reflects all of the minutes of meetings and consents to actions of the directors and shareholders of the Company, (v) the truth and accuracy of all matters stated in the Officer's Certificate and (vi) the due authorization, valid execution and delivery of all documents except where our opinion expressly addresses authorization, execution and delivery.

    As to the factual matters forming the basis of our opinion, whenever an opinion with respect to the existence or absence of facts is qualified by the phrases "to our knowledge" or "known to us" or "to the best of our knowledge," such phrases indicate only that, based on the actual knowledge (i.e., conscious awareness of facts) of James M. O'Connell, the only attorney in this firm who is actively involved in and responsible for the handling of the Company's legal affairs handled by this firm and a review of our files, we have no reason to believe such opinions are not factually correct, and that no inference as to our knowledge of such facts should be drawn from the fact of our representation of the Company. We have, when relevant facts were not known to us or independently established, relied upon the Officer's Certificate, and we have made no independent investigation of such matters on the public records or otherwise except to discuss them with the President of the Company. We have not reviewed the files and records of the Company generally and have relied on the Company to provide us with documents for review.

    Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

    1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own its properties and assets and carry on its business as now conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location or nature of its property or the character of its business makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect the business, condition, prospects, properties or results of operations of the Company (a "Material Adverse Effect").

    2. The Company has the full corporate power and authority to execute and deliver each of the Stock Purchase Agreement and each of the Ancillary Agreements and to perform fully its obligations thereunder. The execution, delivery and performance of the Stock Purchase Agreement and each of the Ancillary Agreements, the amendments to the Certificate of Incorporation and Bylaws of the Corporation, the execution and filing of the Certificate of Designation of the Series B Stock and the Amended Certificate of Designation for the Series A Stock with the Delaware Secretary of State and the issuance of the Series A Stock and the Series B Stock thereunder have been duly authorized by all necessary action of the Company.

    3. The Stock Purchase Agreement and each of the Ancillary Agreements has been duly executed and delivered by and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms (excluding Article 4 of the Registration Rights Agreement regarding indemnification and contribution as to which no opinion is expressed), except as enforceability may be limited by bankruptcy, insolvency, moratorium and other rights affecting creditors rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or equity).

    4. The authorized capital stock of the Company consists of (a) 7,000,000 shares of Common Stock, $0.001 par value per share, of which 4,318,182 shares are issued as of the date hereof, (b) 2,000,000 shares of Preferred Stock, $0.01 par value per share, of which (i) 627,630 shares have been designated as Series A Preferred Stock and 388,065 shares of which are issued and outstanding on the date hereof (the "Series A Preferred Stock"), and (ii) 1,372,370 shares have been designated Series B 7% Cumulative Convertible Preferred Stock, all of which have been issued and are outstanding on the date hereof (the "Series B Preferred Stock"). The Series A Preferred Stock and the Series B Preferred Stock issued pursuant to the Stock Purchase Agreement have been duly and validly authorized and, when delivered and paid for, will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and, assuming the accuracy of the Investors' representations contained in the Stock Purchase

Agreement, will be issued by the Company in compliance with all applicable federal and state securities laws and all applicable rules and regulations thereunder provided, however, we express no opinion with respect to compliance with the antifraud provisions of the federal and state securities laws. The relative rights, preferences, restrictions and other matters relating to the Series A Preferred Stock and the Series B Preferred Stock are as reflected in the Certificate of Incorporation, as amended, Certificate of Designation of Series B Stock and Amended Certificate of Designation of Series A Stock.

    5. To the best of our knowledge, the Company is not in violation or default of any provision of (i) its Certificate of Incorporation or Bylaws, or (ii) any contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which any of its assets are bound, except for violations with respect to clause (ii) that would not have a Material Adverse Effect. The execution, delivery and performance of the Stock Purchase Agreement and each of the Ancillary Agreements do not and will not conflict with or, with or without the serving and/or receipt of notice or the passage of time or both, result in any default under, termination of, acceleration of the performance required by, excuse of the performance of, or material modification, or result in the creation or imposition of any encumbrance upon any assets of the Company under, (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) to the best of our knowledge, the terms of any material contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which any of its assets are bound. To best of our knowledge, the execution, delivery and performance of the Stock Purchase Agreement and the Ancillary Agreements by the Company will not violate any judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency having jurisdiction over the Company or its assets.

    6. To the best of our knowledge, no action, suit, claim, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or, to our knowledge, threatened which questions the validity or legality of the transactions contemplated by the Stock Purchase Agreement. Except as set forth on the schedules to the Stock Purchase Agreement, there are no actions, suits, claims, proceedings, investigations pending or, to our knowledge, threatened against the Company, except for actions, suits, claims, investigations, inquiries or proceedings that, singly or in the aggregate, could not result in a Material Adverse Effect.

    7. To the best of our knowledge, no consent, approval, waiver or authorization of or designation, declaration or filing with any governmental or regulatory authority or any other person is required in connection with the valid execution, delivery and performance of the Stock Purchase Agreement, the Ancillary Agreements and the other agreements contemplated thereunder, except that compliance by the Company with the terms of the Registration Rights

Agreement will require compliance with Federal and state laws, rules and regulations regarding the registration of securities.

    The opinions expressed above are subject to the following qualifications:

    A.       We are members of the North Carolina bar and we express no opinion as to matters under or involving laws of any other jurisdiction other than the corporate laws of the State of Delaware;

    B.       Our opinions are limited to matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated;

    C.       This opinion letter is furnished to the Purchases solely for their benefit and may not be relied upon by nor copies delivered to any other person or entity or in connection with any other transaction without our prior written consent; and

    D.       Our opinions are rendered as of the date hereof and we do not assume any responsibility to update or modify our opinions based upon new or additional information or facts which arise or come to our attention subsequent to delivery of this opinion.

                                               Very truly yours,

                                               PETREE STOCKTON, L.L.P.

                                    EXHIBIT I

                              Financial Statements

                               PARK 'N VIEW, INC.
                                  Balance Sheet
                              As of August 31, 1996

                                                                              -------------
                                                                              31 - Aug - 96
                                                                              -------------

Assets:
    Current assets:
         Cash                                                                 $    363,205
         Accounts receivable                                                        42,228
         Reserve for uncollectable                                                  (5,411)
         Inventory                                                                 355,976
         Deferred expenses                                                          32,973
         Prepaids and other                                                         98,488
                                                                              ------------
                  Total current assets                                             887,458


    Property and equipment, at cost
         Site equipment and improvements                                         1,821,860
         Construction Equipment                                                    117,860
         Vehicles                                                                   41,740
         Furniture and Fixtures                                                     22,260
         Computer equipment                                                        112,636
                                                                              ------------
                                                                                 2,116,468
         Less accumulated depreciation and amortization                            155,483
                                                                              ------------
                                                                                 1,960,985


    Intangible assets

         Other                                                                     202,781


                                                                              ------------
                                                                              $  3,051,224




UNAUDITED FOR MANAGEMENT DISCUSSION ONLY

                               PARK 'N VIEW, INC.
                                  Balance Sheet
                              As of August 31, 1996

                                                                            --------------
                                                                            31 - Aug - 96
                                                                            --------------
Liabilities and equity:
    Current liabilities:
         Account payable                                                     $     423,695
         Unearned revenue                                                           57,253
         Accrued liabilities                                                        35,378
         Notes payable                                                              10,873
         Current portion of capital lease obligations                              102,385
                                                                             -------------
                  Total current liabilities                                        629,585


    Long-term liabilities:
         Notes payable
         Subordinated notes payable                                              3,797,200
         Accrued interest subordinated notes                                       132,660
                                                                             -------------
                  Total long-term liabilities                                    3,929,860
                                                                             -------------
                  Total liabilities                                              4,559,445


    Obligations Under Capital Leases                                               392,103

    Redeemable Preferred Stock & Accrued Dividends                                 721,370

Shareholders' equity
     Common Stock, $.001 par value, authorized
     5,000,000 shares, issued and outstanding
     4,318,182 at August 31, 1996                                                    4,318


     Additional paid-in capital                                                      8,764
     Retained earnings                                                          (1,982,607)
     Current earnings                                                             (652,170)
                                                                             -------------
                  Total shareholders' equity                                    (2,621,694)
                                                                             -------------
                                                                             $   3,051,224
                                                                             -------------

UNAUDITED FOR MANAGEMENT DISCUSSION ONLY

                               PARK 'N VIEW, INC.
                                Income Statement
          For the period ended August 31, 1996 compared to year to date


                                                                                                 YTD
                                                                   31 - Aug - 96            31 - Aug - 96
                                                                  ---------------           -------------

Revenues
     Service Revenue                                                $   47,193              $   83,833
     Equipment Sales                                                     2,297                   7,581
     Advertising                                                         2,500                   5,000
     Other                                                                  71                     737
                                                                    ----------              ----------
     Total revenues                                                     52,061                  97,152


Cost of goods sold
     Service Cost                                                       52,226                 106,047
     Service Depreciation                                               31,496                  61,409
     Equipment Cost                                                     10,969                  20,684
     Advertising Cost                                                    1,250                   2,500

                                                                    ----------              ----------
Total cost of sales                                                     95,941                 190,641
                                                                    ----------              ----------

Gross profit                                                           (43,880)                (93,489)
                                                                    ----------              ----------


Selling, general and administration expenses                           244,473                 509,019
                                                                    ----------              ----------

Net operating profit/(Loss)                                           (288,473)               (602,508)
                                                                    ----------              ----------



     Interest expense                                                   22,205                  50,546
     Interest expense                                                     (501)                   (885)

         Prior month adjustment

Net operating loss before taxes                                       (310,056)                652,169)
                                                                    ----------
UNAUDITED FOR MANAGEMENT DISCUSSION ONLY
